UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a – 101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to R240.14a-12

VMware, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VMWARE, INC.

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 29, 2013

To the Stockholders of VMware, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of VMware, Inc., a Delaware corporation, will be held at VMware’s principal executive offices at 3401 Hillview Avenue, Palo Alto, California 94304, on Wednesday, May 29, 2013, at 9:00 a.m. local time. We will also offer a webcast of the Annual Meeting on the investor relations page of our website at http://ir.vmware.com. The webcast will be available on our website for approximately 60 days following our meeting.

We are holding the meeting for the following purposes:

1.	To elect three members nominated by us to the Board of Directors to serve as Class III, Group I directors to be elected by our sole Class B common stockholder for a three-year term expiring at the 2016 Annual Meeting of Stockholders.

2.	To vote, on an advisory basis, to approve named executive officer compensation.

3.	To ratify the selection by the Audit Committee of our Board of Directors of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2013.

4.	To approve the Amended and Restated 2007 Equity and Incentive Plan.

5.	To approve an amendment to the 2007 Employee Stock Purchase Plan.

6.	To transact any and all other business that may properly come before the meeting or any adjournments thereof.

All stockholders of record of our common stock at the close of business on April 4, 2013, the record date, are entitled to notice of and to vote at this meeting and any adjournments thereof.

Class A common stockholders may cast their votes by completing a proxy. Whether or not you plan to attend the meeting, please cast your vote as instructed in the Notice Regarding the Availability of Proxy Materials and as explained in the answers to “If I wish to vote in person, how do I vote?” and “If I want to vote via the internet or by telephone, how do I vote?” on page 4 of the proxy statement, over the Internet or by telephone, as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer. We encourage you to vote via the Internet. Internet voting is convenient, helps reduce the environmental impact of our Annual Meeting and saves us significant postage and processing costs.

By order of the Board of Directors

/s/ S. DAWN SMITH
S. DAWN SMITH
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Palo Alto, California

April 16, 2013

i

VMWARE, INC.

3401 Hillview Avenue

Palo Alto, California 94304

PROXY STATEMENT

GENERAL INFORMATION

Why am I receiving these materials?

We have made these materials available to you on the Internet or, upon your request, have delivered printed versions of these materials to you by mail, in connection with the Board of Directors’ solicitation of proxies for use at our 2013 Annual Meeting of Stockholders (the “Annual Meeting”), which will take place on Wednesday, May 29, 2013 at 9:00 a.m. Pacific Time, at VMware’s principal executive offices at 3401 Hillview Avenue, Palo Alto, California 94304. We are making this proxy statement available on the Internet and mailing the Notice of Internet Availability of Proxy Materials to our stockholders on or about April 16, 2013. Our stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.

What is included in these materials?

These materials include:

•	Our proxy statement for the Annual Meeting; and

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which includes our audited consolidated financial statements.

If you requested printed versions of these materials by mail, these materials also include the proxy card for the Annual Meeting.

What items will be voted on at the Annual Meeting?

There are five items that will be voted on at the Annual Meeting:

•

election of three members nominated by us to the Board of Directors to serve as Class III, Group I directors, for election by our sole Class B common stockholder for a three-year term expiring at the 2016 Annual Meeting of Stockholders;

•	an advisory vote to approve named executive officer compensation;

•	ratification of the selection by the Audit Committee of our Board of Directors of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2013;

•	the Amended and Restated 2007 Equity and Incentive Plan; and

•	an amendment to the 2007 Employee Stock Purchase Plan.

We are not aware of any matters to be presented at the Annual Meeting other than those described in this proxy statement. If any matters not described in the proxy statement are properly presented at the meeting, the proxy holders will use their discretion to determine how to vote your shares.

What are the Board of Directors’ voting recommendations?

The Board of Directors recommends that our stockholders vote:

•

FOR the Class III, Group I nominees, as listed under “Election of Directors,” to serve until their successors are elected and qualified (Proposal 1) (only EMC Corporation (“EMC”), our Class B common stockholder, can cast votes for the Class III, Group I directors);

•

FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in “Compensation Discussion and Analysis,” the “Summary Compensation Table” and other related tables and disclosures contained in this proxy statement (Proposal 2);

•

FOR ratification of the selection by the Audit Committee of our Board of Directors of PricewaterhouseCoopers LLP as VMware’s independent auditors for the fiscal year ending December 31, 2013 (Proposal 3);

•	FOR the Amended and Restated 2007 Equity and Incentive Plan (Proposal 4); and

•	FOR an amendment to the 2007 Employee Stock Purchase Plan (Proposal 5).

The Board of Directors expects EMC, the sole holder of our Class B common stock, to vote in accordance with the recommendations made by our Board of Directors for each of the five proposals. EMC has the voting power to adopt and approve all proposals to be voted on at the Annual Meeting. Based on its ownership as of the close of business on April 4, 2013 (the “Record Date”), EMC holds 80.0% of the outstanding shares of VMware’s common stock, representing 97.3% of the combined voting power of our common stock.

Where are VMware’s principal executive offices located, and what is VMware’s main telephone number?

VMware’s principal executive offices are located at 3401 Hillview Avenue, Palo Alto, California 94304. VMware’s main telephone number is (650) 427-5000.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Under the rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our stockholders on the Internet, rather than mailing printed copies of those materials to each stockholder. If you received a Notice Regarding the Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice Regarding the Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials on the Internet. The Notice Regarding the Availability of Proxy Materials also instructs you as to how you may access your proxy card to vote on the Internet. If you received a Notice Regarding the Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice Regarding the Availability of Proxy Materials.

We are making this proxy statement available on the Internet and mailing the Notice of Internet Availability of Proxy Materials to our stockholders on or about April 16, 2013.

Why didn’t I receive a notice in the mail regarding the Internet availability of the proxy materials?

We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials and some of our stockholders who are living outside of the United States, with paper copies of the proxy materials instead of a notice about the Internet availability of the proxy materials.

In addition, we are providing notice of the availability of the proxy materials by e-mail to those stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.

How can I access the proxy materials over the Internet?

Your Notice Regarding the Internet Availability of Proxy Materials, proxy card or voting instruction card contains instructions on how to:

•	View our proxy materials for the Annual Meeting on the Internet; and

•	Instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are also available on the investor relations page of our website at http://ir.vmware.com.

How can I obtain a separate set of voting materials?

If you and other residents with the same last name at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you received a householding communication, your broker will send one copy of VMware’s 2013 proxy statement to your address unless contrary instructions were given by any stockholder at that address. If you received more than one copy of the proxy materials this year and you wish to reduce the number of reports you receive in the future and save VMware the cost of printing and mailing these reports, your broker will discontinue the mailing of reports on the accounts you select if you follow the instructions provided when you vote over the Internet.

You may revoke your consent to householding at any time by contacting Broadridge Financial Solutions, Inc. (“Broadridge”), either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if your household received a single set of proxy materials for this year, but you would prefer to receive your own copy, we will promptly send a copy to you if you go to www.proxyvote.com and request a copy, or if you address your written request to the Investor Relations Department, VMware Inc., 3401 Hillview Avenue, Palo Alto, California 94304, or call us at 650-427-3267.

Who may vote at the Annual Meeting?

If you owned VMware’s Class A common stock or Class B common stock at the close of business on the Record Date, then you may attend and vote at the meeting. We have two classes of authorized common stock: Class A common stock and Class B common stock. As of the close of business on the Record Date, VMware had outstanding and entitled to vote 428,352,222 shares of common stock, of which 128,352,222 shares are Class A common stock and 300,000,000 shares are Class B common stock.

A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting for ten days prior to the Annual Meeting during ordinary business hours at our headquarters located at 3401 Hillview Avenue, Palo Alto, California 94304.

How much voting power does EMC have in VMware, and how does it affect the proposals being voted on at the Annual Meeting?

As of the Record Date, EMC, our parent and controlling stockholder, holds all of the outstanding Class B common stock and 42,535,690 shares, or 33.1%, of the outstanding Class A common stock representing 97.3% of the combined voting power of our common stock. Four members of our Board of Directors—Joseph M. Tucci, Michael W. Brown, John R. Egan and David N. Strohm—also serve as members of the board of directors of EMC. Mr. Tucci, the Chairman of our Board of Directors, is also the Chairman and Chief Executive Officer of EMC. Additionally, two members of our Board of Directors—David I. Goulden and Paul A. Maritz—are employed by EMC or a subsidiary of EMC. David I. Goulden is the President, Chief Operating Officer and Chief Financial Officer of EMC, and Paul A. Maritz is the Chief Executive Officer of GoPivotal, Inc., an entity jointly owned by EMC and VMware.

The holders of Class A common stock and Class B common stock will vote together as a single class on all matters described in the proxy materials for which Class A common stockholder votes are being solicited. The election of the Class III, Group I directors nominated for election at the Annual Meeting will be voted on solely by EMC as the holder of all of our outstanding Class B common stock. The holder of Class B common stock is entitled to ten votes per share, except in relation to the election of the Class II, Group II director (who is not up for election at this year’s Annual Meeting), in which it is entitled to only one vote per share. The holders of Class A common stock are entitled to one vote per share on all matters to be voted on at the Annual Meeting for which Class A common stockholder votes are being solicited, which are (1) an advisory vote on named executive officer compensation, (2) ratification of the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as VMware’s independent auditors for the fiscal year ending December 31, 2013, (3) the Amended and Restated 2007 Equity and Incentive Plan and (4) an amendment to the 2007 Employee Stock Purchase Plan.

How many votes must be present to hold the Annual Meeting?

In order to conduct any business at the Annual Meeting, a quorum must be present in person or represented by valid proxies. Except with respect to the election of our Class III, Group I directors, holders of shares representing a majority of the total outstanding shares of our common stock on the Record Date entitled to vote at the Annual Meeting, represented in person or by proxy, constitute a quorum. For the election of the Class III, Group I directors nominated for election at the Annual Meeting, holders of a majority of the outstanding shares of our Class B common stock, represented in person or by proxy, constitute a quorum. Abstentions are considered present for purposes of determining the presence of a quorum. Broker non-votes, as defined below, are also considered present for purposes of determining the presence of a quorum; provided that the shares represented by broker non-votes are voted for, against or in abstention for at least one proposal presented at the Annual Meeting. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against or abstained, if you (1) are present and vote in person at the meeting; or (2) have voted on the Internet, by telephone or by properly submitting a proxy card or voting instruction form by mail.

If I want to vote via the Internet or by telephone, how do I vote?

All Class A common stockholders as of the Record Date have three options for submitting their vote prior to the Meeting:

•	via the Internet at www.proxyvote.com (please see your proxy card or Notice Regarding the Availability of Proxy Materials for instructions); or

•	by phone (please see your proxy card for instructions); or

•	by requesting, completing and mailing in a paper proxy card, as outlined in the Notice Regarding the Availability of Proxy Materials.

If you vote this year’s proxy via the Internet, you may also elect to receive future proxy and other materials electronically by following the instructions when you vote. You may vote using the Internet and telephone voting facilities until 11:59 p.m., Eastern Time on May 28, 2013. We encourage you to register your vote via the Internet. If you vote via the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by you. If you vote via the Internet or telephone, then you do not need to return a proxy card by mail. If your shares are held by a bank, broker or other agent, please refer to the instructions they provide for voting your shares.

If I wish to vote in person, how do I vote?

If you are a stockholder of record on the Record Date, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by VMware.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

How do I attend the Annual Meeting?

Stockholders who wish to attend the Annual Meeting will be required to present verification of ownership of VMware common stock, such as a bank or brokerage firm account statement. All stockholders who attend the Annual Meeting will be required to present valid government-issued picture identification, such as a driver’s license or passport. Registration will begin at 8:15 a.m. Pacific Time.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you:

•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors; or

•

Sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.

If you are a stockholder of record and you do not (i) vote on the Internet or by telephone; (ii) return a proxy card, or (iii) cast your ballot at the meeting at the Annual Meeting, then your shares will not be voted and will not be considered present for the purpose of establishing a quorum.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine proposals but cannot vote on non-routine proposals. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine proposal, the organization that holds your shares will indicate that it does not have the authority to vote on this proposal with respect to your shares. For a discussion of broker non-votes, see the question below entitled “What are broker non-votes, and how will they affect the vote on a proposal?” We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice Regarding the Availability of Proxy Materials.

What are broker non-votes, and how will they affect the vote on a proposal?

A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that proposal, the broker has not received instructions from the beneficial owner on how to vote for such proposal and there is at least one routine proposal presented at the meeting (such as Proposal No. 3). Under applicable rules, brokers or other nominees have discretionary voting power with respect to proposals that are considered “routine,” but not with respect to “non-routine” proposals. A broker or other nominee cannot vote without instructions on non-routine proposals, therefore there may be broker non-votes on any such proposals. Broker non-votes will have no effect on Proposals 2, 4 and 5. Broker non-votes will be considered present for the purpose of determining the presence of a quorum with respect to Proposal 2.

The effect of broker non-votes is summarized in the table below:

	Proposal 1: Election of Class III, Group I Directors	Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation	Proposal 3: Ratification of Independent Registered Public Accounting Firm	Proposal 4: Amendment and Restatement of the 2007 Equity and Incentive Plan	Proposal 5: Amendment to the 2007 Employee Stock Purchase Plan
Status of the Proposal	Non-routine	Non-Routine	Routine	Non-Routine	Non-Routine

Possibility of broker non-votes on the Proposal.	No	Yes	No	Yes	Yes

Status of broker non-votes for purposes of determining whether stockholder approval has been obtained for the Proposal.	Not Applicable*	Broker non- votes are not deemed to be votes cast	Not Applicable	Broker non- votes are not deemed to be votes cast	Broker non- votes are not deemed to be votes cast

Status of broker non-votes for quorum purposes.	Not Applicable	Considered present	Not Applicable	Not considered present**	Not considered present**

*	Proposal 1 may only be voted on by EMC, as the holder of all of our outstanding shares of Class B common stock. EMC is the stockholder of record of our Class B common stock, and no shares of our Class B common stock are held in street name. Therefore, broker non-votes are not applicable to Proposal 1.
**	Under NYSE rules, the votes cast on the matter (including “FOR,” “AGAINST” and “ABSTAIN” votes, but excluding broker non-votes) must represent at least 50% of the voting power of the total outstanding shares of stock.

How are abstentions treated?

Abstentions are counted for purposes of determining whether a quorum is present. Shares not present at the meeting and shares voting “ABSTAIN” have no effect on the election of directors. For the purpose of determining whether the stockholders have approved all other matters, abstentions have the same effect as an “AGAINST” vote.

What is the voting requirement to approve each of the proposals?

Proposal 1—Election of Directors

The three nominees will be elected by the vote of the majority of the votes of the Class B common stock cast with respect to such nominees at the Annual Meeting. A majority of the votes cast means that the number of votes cast “FOR” a nominee must exceed the number of votes cast “AGAINST” the nominee.

Proposal 2—Advisory Vote to approve Named Executive Officer Compensation

This proposal must receive “FOR” votes from the holders of shares of Class A common stock and Class B common stock representing at least a majority of the votes present and entitled to vote on the matter, although the vote is non-binding. Each share of Class A common stock is entitled to one vote, and each share of Class B common stock is entitled to ten votes, on this proposal.

Proposal 3—Ratification of the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2013

This proposal must receive “FOR” votes from the holders of shares of Class A common stock and Class B common stock representing at least a majority of the votes cast on the matter. Each share of Class A common stock is entitled to one vote, and each share of Class B common stock is entitled to ten votes, on this proposal.

Proposal 4—Approval of Amended and Restated 2007 Equity and Incentive Plan

This proposal must receive “FOR” votes from the holders of shares of Class A common stock and Class B common stock representing at least a majority of the votes cast on the matter. Each share of Class A common stock is entitled to one vote, and each share of Class B common stock is entitled to ten votes, on this proposal.

Proposal 5—Approval of Amendment to 2007 Employee Stock Purchase Plan

This proposal must receive “FOR” votes from the holders of shares of Class A common stock and Class B common stock representing at least a majority of the votes cast on the matter. Each share of Class A common stock is entitled to one vote, and each share of Class B common stock is entitled to ten votes, on this proposal.

Can I change or revoke my proxy after I have voted?

You have the right to revoke your proxy at any time before it is voted at the Annual Meeting by:

•	attending the Annual Meeting and voting in person;

•

sending to the Secretary; Legal Department of VMware, Inc. at 3401 Hillview Avenue, Palo Alto, California 94304 a signed written notice of revocation bearing a later date than the date of the proxy and stating that the proxy is revoked; or

•	signing and delivering a new proxy relating to the same shares and bearing a later date than the original proxy.

Please note, as mentioned above, that if you are a beneficial owner, and not a holder of record, of shares, you may not vote your shares in person at the meeting unless you request and obtain a legal proxy from your bank, brokerage firm or other agent who holds your shares in street name.

If your shares are held by your bank, brokerage firm or other agent as a nominee or agent, you should follow the instructions provided by your bank, brokerage firm or agent.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within VMware or to third parties, except:

•	As necessary to meet applicable legal requirements;

•	To allow for the tabulation and certification of votes; and

•	To facilitate a successful proxy solicitation.

Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to management and our Board of Directors.

Who will count the votes?

Votes will be counted by the inspector of election appointed for the Annual Meeting by the Board of Directors. The inspector of elections will separately count “FOR” and “AGAINST” votes, abstentions and broker non-votes.

Where can I find the voting results of the Annual Meeting?

The final voting results will be reported in a Form 8-K that we expect to file with the SEC within four business days of the Annual Meeting, and that Form 8-K will be available via the Investor Relations section of our website. We also expect to announce preliminary results at the Annual Meeting, which will be available via webcast on the Investor Relations section of our website.

Who is paying for the cost of this proxy solicitation?

The expenses of preparing, printing and assembling the materials used in the solicitation of proxies on behalf of the Board of Directors will be borne by VMware. In addition to the solicitation of proxies by use of the mail, VMware may use the services of certain of its officers and employees (who will receive no compensation in addition to their regular salaries) to solicit proxies personally and by mail, telephone and electronic means from brokerage firms and other stockholders.

Is there other business scheduled to be presented for consideration at the Annual Meeting?

As of the date of this proxy statement, VMware has no knowledge of any business to be presented for consideration at the Annual Meeting other than the proposals described in the Notice of Annual Meeting. Under our bylaws, no business may be brought before our Annual Meeting except pursuant to our notice of meeting, by or at the direction of the Board of Directors, or by a stockholder who was a stockholder of record as of the Record Date who complies with the applicable notice provisions set forth in our bylaws. The deadline under VMware’s bylaws for Class A common stockholders to notify VMware of any director nominations or proposals to be presented at the Annual Meeting passed on March 2, 2013. However, EMC is entitled to propose business to be considered by the stockholders at any meeting of stockholders without compliance with the notice requirements and procedures of our bylaws. If any other business should properly come before the Annual Meeting, the persons appointed by the enclosed form of proxy shall have discretionary authority to vote all such proxies as they shall decide.

The enclosed proxy gives each of Jonathan C. Chadwick, our Chief Financial Officer and Executive Vice President, and S. Dawn Smith, our Senior Vice President, General Counsel, Chief Compliance Officer and Secretary, discretionary authority to vote your shares in accordance with his or her best judgment with respect to all additional matters that might come before the Annual Meeting, provided that the enclosed form of proxy is properly authorized by you.

What is the deadline to make a stockholder proposal eligible for inclusion in next year’s proxy statement?

To be eligible for inclusion in VMware’s proxy statement for the 2014 annual meeting of stockholders, stockholder proposals must be received at VMware’s principal executive offices no later than December 17, 2013. Stockholder proposals should be addressed to: Attention: Legal Department, VMware Inc., 3401 Hillview Avenue, Palo Alto, California 94304, or sent via facsimile to the attention of the Legal Department at (650) 427-5023.

What is the deadline to propose actions for consideration at the 2014 annual meeting of stockholders or to nominate individuals to serve as directors?

Under our bylaws, nominations for a director may be made only by the Board of Directors, a nominating committee of the Board of Directors, a person appointed by the Board of Directors or by a stockholder entitled to vote who has delivered notice to the Secretary; Legal Department at the principal executive offices of VMware (containing certain information specified in the bylaws) (i) not less than 90 days nor more than 120 days prior to the anniversary date of the preceding year’s annual meeting, or (ii) if the meeting is called for a date more than thirty days before or after such anniversary date, not earlier than the close of business on 120 days prior to such annual meeting and not later than the close of business on the later of (a) 90 days prior to such annual meeting and (b) the tenth day following the date of public announcement of such meeting is first made by VMware. The bylaws also provide that no business may be brought before an annual meeting except as specified in the notice of the annual meeting or as otherwise brought before the annual meeting by or at the direction of the Board of Directors, the presiding officer or by a stockholder entitled to vote at such annual meeting who has delivered notice to the Secretary at the principal executive offices of VMware (containing certain information specified in our bylaws) within the periods prior to the meeting specified in the preceding sentence. In each case, stockholders must also comply with the procedural requirements in our bylaws.

Any holder of our Class A common stock who wishes to bring a proposal or nominate a person for election to the Board of Directors at VMware’s 2014 annual meeting of stockholders must provide written notice of the proposal or nomination to VMware’s Secretary; Legal Department, at our address specified above, on or after January 29, 2014 and no later than February 28, 2014.

Our bylaws also provide that until such time that EMC ceases to hold at least a majority of the voting power of our Class A common stock and Class B common stock voting together as a single class, EMC shall be entitled to propose business to be considered at any meeting of stockholders and to nominate persons for election to the Board of Directors without compliance with the notice procedure described in the two preceding paragraphs.

These requirements are separate and apart from the requirements that a stockholder must meet in order to have a stockholder proposal included in VMware’s proxy statement under Rule 14a-8 of the Securities Exchange Act of 1934 as described above. A copy of the full text of the bylaw provisions discussed above may be obtained through the investor relations page of our website at http://ir.vmware.com. Our bylaws are also on file with the SEC and are available through its website at http://www.sec.gov.

How do I contact VMware’s Board of Directors?

Our Board of Directors provides a process for VMware stockholders and other interested parties to send communications to the Board of Directors, including the non-management directors. Any person who desires to contact the non-management directors or the entire Board of Directors may do so by sending an e-mail to ContactTheBoard@vmware.com. Under a process approved by the Compensation and Corporate Governance Committee, VMware’s Secretary is responsible for the review of all communications received by VMware and addressed to the Board of Directors, including the non-management members, and each quarter prepares for the Compensation and Corporate Governance Committee a summary report of all communications and copies of all communications, other than spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Communications deemed by the Secretary to be of an urgent nature are reported promptly to the Chair of the Compensation and Corporate Governance Committee. Directors may at any time review a log of all correspondence received by VMware that is addressed to members of the Board of Directors and request copies of any correspondence.

Our Audit Committee also provides a process to send communications directly to the committee about VMware’s accounting, internal accounting controls or auditing matters. Any person who desires to contact the Audit Committee regarding such matters may do so by sending an e-mail to AuditCommitteeChair@vmware.com.

OUR BOARD OF DIRECTORS AND NOMINEES

Our Board of Directors is currently composed of nine members. The number of directors constituting our Board of Directors may be set by resolution of the Board of Directors from time to time. However, the Board of Directors may not consist of less than six directors or more than twelve directors.

The Board of Directors is divided into two groups, Group I and Group II. The holder of Class B common stock, voting separately as a class, is entitled to elect directors representing a minimum of 80% of the total number of the directors constituting our Board of Directors, without vacancies. These directors are Group I directors. Holders of Class A common stock and Class B common stock, voting together as a single class, are entitled to elect the remaining number of directors. These directors are Group II directors.

Our Board of Directors is also divided into three classes, with each class serving for a staggered three-year term. The Board of Directors consists of three Class I directors, three Class II directors and three Class III directors. At each annual meeting of stockholders, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the Class I directors, Class II directors and Class III directors expire upon the election and qualification of successor directors at the annual meeting of stockholders held during the calendar years 2014, 2015 and 2013, respectively. The following table shows the members of our Board of Directors, the committees, group and class to which they belong and designates which directors our Board of Directors determined to be independent under the New York Stock Exchange (“NYSE”) corporate governance standards (“NYSE Rules”):

Director	Audit Committee Member	Compensation and Corporate Governance Committee Member	Mergers and Acquisitions Committee Member	Independent Directors of VMware	Director Group	Director Class
Patrick P. Gelsinger			✓		Group I	Class II
Joseph M. Tucci			✓		Group I	Class I
Michael W. Brown	✓(C)	✓		✓	Group I	Class II
John R. Egan			✓(C)		Group I	Class I
David I. Goulden			✓		Group I	Class III
Renee J. James	✓			✓	Group II	Class I
Paul A. Maritz			✓		Group I	Class III
Dennis D. Powell	✓(VC)	✓		✓	Group I	Class II
David N. Strohm		✓(C)	✓	✓	Group I	Class III

(C)	Chair of the committee.
(VC)	Vice Chair of the committee.

Directors Standing For Election

Each of the incumbent Class III, Group I directors has been nominated by the Board of Directors for election at the Annual Meeting, and each of them has agreed to stand for election for an additional three-year term.

Information concerning the nominees is presented below:

David I. Goulden

Class III, Group I

Term expires: 2013 Annual Meeting

Mr. Goulden, age 53, has been a director of VMware since April 2007. Mr. Goulden has served as EMC’s President and Chief Operating Officer since July 2012 and Chief Financial Officer since August 2006. He served as Executive Vice President and Chief Financial Officer from August 2006 to July 2012. Prior to that, he served as its Executive Vice President, Customer Operations from April 2004 to August 2006 and as its Executive Vice President, Customer Solutions and Marketing and New Business Development from November 2003 to April 2004. Mr. Goulden also served as EMC’s Executive Vice President, Global Marketing and New Business Development from July 2002 to November 2003. Prior to joining EMC, Mr. Goulden served as a member of the board of management, President and Chief Operating Officer for the Americas and Asia Pacific of Getronics N.V., an information technology services company, from April 2000 to July 2002, as President and Chief Operating Officer for the Americas of Getronics N.V. from June 1999 to April 2000 and in a number of executive positions at Wang Global, an information technology services company, from September 1990 to June 1999.

Mr. Goulden has over 20 years of experience in the information technology services sector, with extensive knowledge of financial and marketing issues as well as business development and customer relations. Mr. Goulden’s oversight of worldwide finance operations with responsibility for financial reporting, balance sheet management, foreign exchange, audit, tax, and investment banking programs provides the Board of Directors with a broad range of expertise on various financial issues facing a global organization.

Paul A. Maritz

Class III, Group I

Term expires: 2013 Annual Meeting

Mr. Maritz, age 58, has been a director of VMware since July 2008 when he joined VMware as Chief Executive Officer. Mr. Maritz was Chief Executive Officer at VMware through August 2012. Mr. Maritz also served as VMware’s President from July 2008 to January 2011. Mr. Maritz currently serves as Chief Executive Officer of GoPivotal, an entity jointly owned by EMC and VMware. From September 2012 through March 2013, Mr. Maritz served as Chief Strategist at EMC. Prior to joining VMware, he was President of EMC’s Cloud Infrastructure and Services Division after EMC acquired Pi Corporation in February 2008. Mr. Maritz was a founder of Pi and served as its Chief Executive Officer. Pi was a software company focused on building cloud-based solutions. Before founding Pi, he spent 14 years working at Microsoft Corporation, where he served as a member of the five-person Executive Committee that managed the overall company. As Vice President of the Platform Strategy and Developer Group, among other roles, he oversaw the development and marketing of System Software Products (including Windows 95, Windows NT, and Windows 2000), Development Tools (Visual Studio) and Database Products (SQL Server) and the complete Office and Exchange Product Lines. Prior to Microsoft, he spent five years working at Intel Corporation as a software and tools developer.

Mr. Maritz’s experience serving in various executive positions at VMware, EMC and other global technology companies provides him an in depth knowledge of our business and the issues we face. In addition, Mr. Maritz’s substantial experience in the information technology sector ranging from development of software products to founding a company developing cloud computing software provides the Board of Directors with significant expertise on a variety of issues important to our business.

David N. Strohm

Class III, Group I

Term expires: 2013 Annual Meeting

Mr. Strohm, age 65, has been a director of VMware since April 2007. Mr. Strohm is also a member of the board of directors of EMC, on which he has served since October 2003 and has served as Lead Director since January 2006. Mr. Strohm is a member of EMC’s Mergers and Acquisitions Committee, Leadership and Compensation Committee and chair of EMC’s Corporate Governance and Nominating Committee. He has been a Venture Partner of Greylock Partners (“Greylock”), a venture capital firm, since January 2001 and was a General Partner of Greylock from 1980 to 2001. He is also a General Partner of several partnerships formed by Greylock. Mr. Strohm is a director of Imperva, Inc., where he serves on the Audit Committee. Mr. Strohm is a former director of several public companies, including, SuccessFactors, Inc. (where he was Chairperson of the Board, Chair of the Nominating and Corporate Governance Committee, and Chair of the Compensation Committee).

Mr. Strohm has more than 30 years of experience as an early-stage venture capital investor, principally in the information technology industry. He has been a primary investor, and served in board leadership roles, in several companies which have grown to become publicly-traded. This experience has provided him with a deep understanding of the information technology industry, and the drivers of structural change and high-growth opportunities in information technology. He has also gained significant experience overseeing corporate strategy, assessing operating plans, and evaluating and developing business leaders. His service as board chair, lead director, and committee chair for several public companies has given him a broad experience base for serving on our Board of Directors.

Directors Not Standing For Election

Information concerning our continuing directors is presented below:

Joseph M. Tucci

Class I, Group I

Term expires: 2014 Annual Meeting

Mr. Tucci, age 65, has been Chairman of the Board of Directors of VMware since April 2007. Mr. Tucci has been the Chairman of the board of directors of EMC since January 2006 and has been its Chief Executive Officer and a director since January 2001. Mr. Tucci is a member of EMC’s Finance Committee and EMC’s Mergers and Acquisitions Committee. Mr. Tucci served as EMC’s President from January 2000 to July 2012. He also served as EMC’s Chief Operating Officer from January 2000 to January 2001. Prior to joining EMC, Mr. Tucci served as Deputy Chief Executive Officer of Getronics N.V., an information technology services company, from June 1999 through December 1999 and as Chair of the Board and Chief Executive Officer of Wang Global, an information technology services company, from December 1993 to June 1999. Mr. Tucci is also the lead independent director of Paychex, Inc., where he is Chairman of the Governance and Compensation Committee.

Mr. Tucci has spent more than 40 years in the technology industry in senior roles at large, complex, and global technology companies. Mr. Tucci’s deep knowledge of all aspects of EMC’s business, combined with his drive for innovation and excellence, position him well to serve on our Board of Directors. In addition, Mr. Tucci’s service on other public company boards provides him with valuable experience.

John R. Egan

Class I, Group I

Term expires: 2014 Annual Meeting

Mr. Egan, age 55, has been a director of VMware since April 2007. Mr. Egan is also a member of the board of directors of EMC, on which he has served since May 1992. Mr. Egan is a member of EMC’s Finance Committee and chair of EMC’s Mergers and Acquisitions Committee. Mr. Egan has been a managing partner and general partner in Egan-Managed Capital, a venture capital firm, since October 1998. From May 1997 to September 1998, Mr. Egan served as Executive Vice President, Products and Offerings of EMC. From January 1992 to June 1996, he served as Executive Vice President, Sales and Marketing of EMC. From October 1986 to January 1992, he served in a number of executive positions with EMC, including Executive Vice President, Operations and Executive Vice President, International Sales. Mr. Egan resigned as an executive officer of EMC in September 1998 and as an employee of EMC in July 2002. Mr. Egan is also a director of NetScout Systems, Inc., where he is Chair of the Nominating and Governance Committee and a member of the Audit Committee, Verint Systems Inc., where he is Chair of the Nominating and Governance Committee, and Progress Software Corporation, where he is the Non-Executive Chairman of the Board and a member of the Audit Committee and Compensation Committee.

Mr. Egan has spent his entire career in the information technology industry. His broad experience ranges from venture capital investments in early-stage technology companies to extensive sales and marketing experience, to executive leadership and management roles. Mr. Egan brings to the Board of Directors business acumen, substantial operational experience and expertise in corporate strategy development, as well as a deep understanding of information technology products acquired over many years of involvement with EMC. In addition, Mr. Egan’s service on other public company boards provides him with valuable experience.

Patrick P. Gelsinger

Class II, Group I

Term expires: 2015 Annual Meeting

Mr. Gelsinger, age 52, has been the Chief Executive Officer and a director of VMware since September 1, 2012. Prior to joining VMware, he served as President and Chief Operating Officer, EMC Information Infrastructure Products at EMC from September 2009 to August 2012. Mr. Gelsinger joined EMC from Intel Corporation, a designer and manufacturer of advanced integrated digital technology platforms, where he was Senior Vice President and Co-General Manager of Intel Corporation’s Digital Enterprise Group from 2005 to September 2009 and served as Intel’s Senior Vice President, Chief Technology Officer from 2002 to 2005. Prior to this, Mr. Gelsinger led Intel’s Desktop Products Group.

As Chief Executive Officer of VMware, Mr. Gelsinger has in depth knowledge of our business and brings to the Board of Directors insight and knowledge of our operations and strategic opportunities. In addition, Mr. Gelsinger’s extensive experience as part of executive management teams for global information technology companies provides the Board of Directors with significant expertise on a variety of issues important to our business.

Renee J. James

Class I, Group II

Term expires: 2014 Annual Meeting

Ms. James, age 48, has been a director of VMware since September 2007. Ms. James joined Intel Corporation, a designer and manufacturer of advanced integrated digital technology platforms, where she is currently Executive Vice President and General Manager of the Software and Services Group, in 1988. Ms. James was Senior Vice President and General Manager of Intel’s Software and Services Group from January 2010 until November 2012 and was Vice President and General Manager of Intel’s Software and Services Group from 2005 to 2010. Ms. James was Vice President and General Manager of Intel’s Microsoft Program Office from 2000 to 2005 and the Director and Chief Operating Officer of Intel Online Solutions, Intel’s internet application hosting business, from 1998 to 2000. Ms. James also served for four years as technical assistant to then-Intel Chair and Chief Executive Officer, Andrew S. Grove. Ms. James is also a director of Vodafone Group Plc.

Ms. James is currently responsible for the worldwide software and services businesses of Intel and its subsidiaries’ as well as Intel wide software research and development. Ms. James is also chairman of the board of McAfee and Wind River Systems, both Intel wholly owned subsidiaries. With more than 20 years at Intel, Ms. James has extensive experience delivering software and support across Intel’s product line as well as developing next generation software with an organization that operates globally. As such, she brings to the Board of Directors deep understanding of long-term development issues, technical skills and significant knowledge of the complex operational issues facing companies in the global marketplace.

Michael W. Brown

Class II, Group I

Term expires: 2015 Annual Meeting

Mr. Brown, age 67, has been a director of VMware since April 2007. Mr. Brown is also a member of the board of directors of EMC, on which he has served since 2005. Mr. Brown is a member of EMC’s Leadership and Compensation Committee, Mergers and Acquisitions Committee and Audit Committee and is chair of EMC’s Finance Committee. From August 1994 until his retirement in July 1997, Mr. Brown served as Vice President and Chief Financial Officer of Microsoft Corporation. He was Vice President, Finance, of Microsoft

from April 1993 to August 1994. He joined Microsoft in December 1989. After retiring from Microsoft, Mr. Brown served as Chair of the NASDAQ Stock Market board of directors and as a past governor of the National Association of Securities Dealers. Prior to joining Microsoft, Mr. Brown spent 18 years with Deloitte & Touche LLP in various positions. Mr. Brown is also a director of Insperity, Inc., where he is a member of the Nominating and Corporate Governance Committee and the Finance, Risk Management and Audit Committee. He is also a director of Stifel Financial Corp, where he serves on the Risk Management/Corporate Governance Committee.

Mr. Brown brings to the Board of Directors substantial financial expertise that includes extensive knowledge of the complex financial and operational issues facing large companies, and a deep understanding of accounting principles and financial reporting rules and regulations. He acquired this knowledge in the course of serving as the chief financial officer of a global technology company, working with a major international accounting and consulting firm for 18 years and serving as a member of the audit committees of other public company boards. Mr. Brown’s experience as an independent auditor provides the Board of Directors and the Audit Committee with significant insight into the preparation of financial statements and knowledge of audit procedures. Through his senior management positions, including as Chair of The NASDAQ Stock Market and as a past governor of the National Association of Securities Dealers, Mr. Brown has demonstrated his leadership and business acumen.

Dennis D. Powell

Class II, Group I

Term expires: 2015 Annual Meeting

Mr. Powell, age 65, has been a director of VMware since November 2007. Mr. Powell served as an Executive Advisor at Cisco Systems, Inc., a provider of networking products and services, from February 2008 to September 2010. Prior to that, Mr. Powell served as Cisco’s Chief Financial Officer from May 2003 to February 2008. In that position, Mr. Powell served as Cisco’s Executive Vice President from August 2007 and, previously, as its Senior Vice President since May 2003. From June 2002 to May 2003, Mr. Powell served as Cisco’s Senior Vice President, Corporate Finance. Prior to that, from January 1997 to June 2002, he served as Cisco’s Vice President, Corporate Controller. Prior to joining Cisco, Mr. Powell had a 26-year tenure at PricewaterhouseCoopers LLP, where he was engagement lead for several global clients, was a national SEC reviewer and had regional responsibilities for audit quality assurance in the United States. Mr. Powell is also a director of Applied Materials, Inc., where he serves as Chair of the Audit Committee and is a member of the Corporate Governance and Nominating Committee, Investment Committee and Stockholder Rights Committee. Mr. Powell is also a director of Intuit Inc., where he serves as Chair of the Audit & Risk Committee and is a member of the Acquisition Committee.

Mr. Powell’s experience serving in various executive positions at a global corporation provides him with a deep understanding of the issues we face. Mr. Powell brings to the Board of Directors substantial financial expertise that includes extensive knowledge of the complex financial and operational issues facing large companies, and a deep understanding of accounting principles and financial reporting rules and regulations. He acquired this knowledge in the course of serving as the chief financial officer of a global technology company, working with a major international accounting and consulting firm for 26 years and serving as a member of the audit committee and nominating and corporate governance committee of two other public company boards. Additionally, Mr. Powell’s experience as an independent auditor provides the Board of Directors and Audit Committee with significant insight into the preparation of financial statements and knowledge of audit procedures.

Selection and Nomination of Directors

Our entire Board of Directors is responsible for nominating members for election to the Board of Directors and for filling vacancies on the Board of Directors that may occur between annual meetings of the stockholders.

The Compensation and Corporate Governance Committee identifies, evaluates and recommends candidates to the entire Board of Directors for addition to the Board of Directors. The Compensation and Corporate Governance Committee reviews and assesses the skills and characteristics it believes are or may be required on the Board of Directors based on the needs of our business. The Compensation and Corporate Governance Committee will identify director candidates through numerous sources, including recommendations from directors, executive officers and stockholders of VMware. The Compensation and Corporate Governance Committee will identify those individuals most qualified to serve as members of the Board of Directors and will consider many factors with regard to each candidate, including judgment, integrity, diversity, prior experience, the interplay of the candidate’s experience with the experience of other members of the Board of Directors, the extent to which the candidate would be desirable as a member of any committees of the Board of Directors and the candidate’s willingness to devote substantial time and effort to the Board of Directors. As such, the Board of Directors believes that diversity of viewpoint and experience is an important consideration in determining the composition of the Board of Directors, and the effectiveness of the Board of Directors’ efforts to recruit members with appropriate skill sets and experience and promote the exchange of differing viewpoints is reviewed as part of the Board of Directors’ periodic assessment process. The Board of Directors believes that membership of no fewer than six and no more than twelve directors permits needed expertise, diversity of experience and independence without hindering effective discussion or diminishing individual accountability. In considering candidates, the Board of Directors considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board of Directors are also considered.

Our stockholders may recommend individuals to the Board of Directors for consideration as potential director candidates by submitting their names and appropriate background and biographical information to the Compensation and Corporate Governance Committee at VMware Compensation and Corporate Governance Committee, 3401 Hillview Avenue, Palo Alto, California 94304. Assuming that the appropriate information has been timely provided, the Compensation and Corporate Governance Committee will consider these candidates substantially in the same manner as it considers other candidates it identifies.

Our stockholders also may nominate director candidates by following the advance notice provisions of VMware’s bylaws. For additional information, see the answer to the question “What is the deadline to propose actions for consideration at the 2014 annual meeting of stockholders or to nominate individuals to serve as directors?”

CORPORATE GOVERNANCE

For purposes of the NYSE Rules, VMware is a “controlled company” because more than 50% of the voting power of VMware is held by EMC. Accordingly, pursuant to section 303A.00 of the NYSE Rules, we are exempt from certain NYSE corporate governance requirements and have elected to avail ourselves of these exemptions. In particular, as a controlled company under the NYSE Rules, we are exempt from the requirements to have:

•	a majority of independent directors on our Board of Directors; and

•	a corporate governance committee and a compensation committee that are each composed entirely of independent directors and each have a charter addressing the committee’s purpose and responsibilities.

In light of our position as a controlled company, we have opted to establish a single Compensation and Corporate Governance Committee, instead of a separate Compensation Committee and a Nominating and Governance Committee. However, we have voluntarily caused the Compensation and Corporate Governance Committee to be comprised entirely of independent directors, in compliance with the NYSE Rules, although we are not required to maintain the independent composition of this committee.

Our Board of Directors is committed to maintaining strong corporate governance practices. Our Board of Directors has adopted Corporate Governance Guidelines to provide a framework for the effective governance of VMware. Additionally, our Board of Directors has adopted written charters for its standing committees (Audit, Compensation and Corporate Governance, and Mergers and Acquisitions), as well as Business Conduct Guidelines applicable to all directors, officers and employees. Our Board of Directors reviews the Corporate Governance Guidelines, the committee charters and the Business Conduct Guidelines periodically and implements changes as appropriate. Information about our corporate governance practices and copies of the Corporate Governance Guidelines, committee charters and Business Conduct Guidelines are available on the investor relations page of our company website at http://ir.vmware.com. VMware will provide stockholders with a copy of its Corporate Governance Guidelines, committee charters and Business Conduct Guidelines, without charge, upon written request to our Investor Relations Department, VMware, Inc., 3401 Hillview Avenue, California 94304.

Our Board of Directors has adopted corporate governance practices that the Board of Directors believes are in the best interests of VMware and our stockholders as well as compliant with the rules and regulations of the SEC and the listing standards of the NYSE. Highlights include:

•

Our Board of Directors believes that board membership requires a significant time commitment. As a result, directors may generally not serve on the board of directors of more than three public companies. Our Compensation and Corporate Governance Committee will consider the number of other public company boards on which a director or prospective director is a member.

•

Any time a director changes his or her job responsibility outside VMware, he or she must promptly inform the Compensation and Corporate Governance Committee. The Compensation and Corporate Governance Committee then assesses the appropriateness of the director remaining on the Board of Directors and recommends to the Board of Directors whether to request that the director tender his or her resignation. If so requested, the director is expected to promptly tender his or her resignation from the Board of Directors and all committees thereof.

•

We have adopted a majority voting policy for the election of directors. The policy, which is incorporated in our Corporate Governance Guidelines and our bylaws, requires any director who receives more votes cast “AGAINST” than “FOR” his or her election in an uncontested election to promptly offer to tender his or her resignation from the Board of Directors and all committees thereof following certification of the stockholder vote. The policy provides that the Compensation and Corporate Governance Committee will assess the appropriateness of such director continuing to serve and recommend to the Board of Directors the action to be taken with respect to such resignation. The Board of Directors will act on the Compensation and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of certification of the stockholder vote.

•

Our Corporate Governance Guidelines require the Compensation and Corporate Governance Committee to review committee assignments annually and, in conjunction with the Chairman of the Board of Directors, make recommendations to the Board of Directors regarding such assignments. The Board of Directors reviews those recommendations and annually appoints the members and chair of each committee. Our current committee membership is set forth in this proxy statement under the heading “Board of Directors Independence and Committees—Committees of the Board of Directors.”

•	The Compensation and Corporate Governance Committee oversees an annual evaluation process of the Board of Directors and each committee of the Board of Directors as follows:

•	each director annually evaluates the Board of Directors as a whole;

•	each member of the Audit Committee, Compensation and Corporate Governance Committee, and Mergers and Acquisitions Committee annually evaluates the committees on which he or she serves;

•	each director annually prepares an individual self-evaluation; and

•	the Compensation and Corporate Governance Committee reports on, and makes recommendations to the Board of Directors with respect to, the evaluations.

•

To enable open communications with stockholders and other interested parties, we provide various means to contact the non-management directors and the Audit Committee (see “Communications with the Board of Directors”). Our Board of Directors strives to provide clear, candid and timely responses to any substantive communication from such persons.

•

In addition to the communications above, it is our Board of Directors’ policy pursuant to our Corporate Governance Guidelines to provide a response to any stockholder proposal that receives a majority vote.

•

Our Board of Directors believes that director education is integral to board and committee performance and effectiveness. Directors are also expected to participate in continuing educational programs in order to maintain the necessary level of expertise to perform their responsibilities as directors.

•

Our non-management directors meet in executive session without management at least twice each year. The Chairman acts as presiding director for such executive sessions of the non-management directors. Independent directors meet in executive session at least once each year. The Chair of the Compensation and Corporate Governance Committee acts as the presiding director for executive sessions of the independent directors.

•

Our Board of Directors believes that our non-employee directors should have a meaningful financial stake in VMware. Accordingly, we include equity awards as a component of the compensation we provide to our non-employee directors and the Compensation and Corporate Governance Committee has established stock ownership guidelines for such directors that require the directors to own at least 5,000 shares of our Class A common stock and hold at least 50% of the net shares acquired from us in compensation for their Board of Directors service until they reach such ownership level. Non-employee directors who do not receive compensation for their service on our Board of Directors are exempt from our stock ownership guidelines.

Our Leadership Structure

Our current leadership structure separates the roles of Chief Executive Officer and Chairman of the Board of Directors. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board of Directors provides guidance to the Chief Executive Officer, sets the agenda for Board of Directors meetings and presides over meetings of the full Board of Directors. We believe that this structure allows the Board of Directors to best address governance issues because the presence of a separate chair provides a more effective channel for the Board of Directors to express its views to management and provide feedback to the Chief Executive Officer on company performance. The Board of Directors’ administration of risk oversight has not affected the leadership structure of the Board of Directors.

Oversight of Risk Management

The Board of Directors’ role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. Our Compensation and Corporate Governance Committee has primary oversight responsibility for matters relating to enterprise risk. As such, the charter for our Compensation and Corporate Governance Committee provides for the committee to periodically review and discuss our practices and policies with respect to risk assessment and risk management with a management risk committee which consists of our Chief Financial Officer and our General Counsel. Our Mergers and Acquisitions Committee assesses risks to the Company in connection with proposed acquisitions, divestitures and investments. The Mergers and Acquisitions Committee reviews management’s assessment of potential risks raised during due diligence and management’s risk mitigation plans before granting approval to enter into definitive transaction agreements. Our Audit Committee oversees management of financial risk exposures, including the integrity of our accounting and financial reporting processes and controls. As part of this responsibility, the Audit Committee meets periodically with the independent auditors, our internal auditors and our financial and accounting personnel to discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Additionally, the Audit Committee reviews significant findings prepared by the independent auditors and our internal auditors, together with management’s response. Our Audit Committee also oversees management and compliance with applicable legal and regulatory requirements and the risks related to potential non-compliance. The Audit Committee reviews periodic reports from our Chief Compliance Officer, our internal auditors and our independent auditors.

Our management also reviews the compensation plans and programs that could have a material impact on VMware for each of our functional groups with the Compensation and Corporate Governance Committee. Our management review considers whether any of these plans or programs may encourage inappropriate risk-taking, whether any plan may give rise to risks that are reasonably likely to have a material adverse effect on us, and whether it would recommend any changes to the plans. Long-term, equity-based compensation, which we believe discourages excessive short-term risk taking and strongly aligns employee interests with the creation of long-term increased stockholder value, is an important part of the compensation packages for our executive officers and employees. In February 2012, we added long-term performance-based equity incentives to our pay mix for executive officers to further align executive compensation with the achievement of specific long-term company goals. Management also reviews with the Compensation and Corporate Governance Committee risk-mitigating controls such as our compensation recovery policy for executive officer bonus and equity compensation, the degree of committee and senior management oversight of each program and the level and design of internal controls over such programs. Based on this review, we have concluded that our compensation plans and programs are not reasonably likely to have a material adverse effect on our company.

BOARD OF DIRECTORS INDEPENDENCE AND COMMITTEES

Board of Directors Independence

As a controlled company, under the NYSE Rules, we are exempt from the requirement to have a majority of independent directors on our Board of Directors. Our Board of Directors has affirmatively determined that four of our nine directors are independent of VMware under the NYSE Rules. Specifically, each of Michael W. Brown, Renee J. James, Dennis D. Powell and David N. Strohm are independent directors. The Board of Directors considered all facts and circumstances it deemed relevant in making such determinations of independence, including business relationships, as well as the relationships with EMC and Intel discussed below:

•

Mr. Brown is a non-management director of EMC, our parent and controlling stockholder, and as of March 1, 2013 is deemed to beneficially own 108,700 shares of EMC’s common stock (of which 50,000 shares are subject to options exercisable within 60 days) representing less than 1% of EMC’s common stock.

•

Ms. James is Executive Vice President and General Manager of the Software and Services Group of Intel, a company with which we do business on a regular arm’s length basis. Ms. James was initially elected to our Board as Intel’s designee on our Board of Directors, appointed under the terms of a stock purchase agreement between us and Intel Capital Corp., an affiliate of Intel and, following the expiration of such agreement, Ms. James was subsequently re-elected to our Board of Directors by our Class A common stockholders and Class B stockholders in 2011 for a 3-year term. During 2012, Intel ordered products and services from us that constituted less than 1% of Intel’s annual revenue.

•

Mr. Strohm is a non-management director of EMC, our parent and controlling stockholder, and as of March 1, 2013, is deemed to beneficially own 328,701 shares of EMC’s common stock (of which 90,000 shares are subject to options exercisable within 60 days) representing less than 1% of EMC’s common stock.

The Board of Directors affirmatively concluded that, based on the facts and circumstances, none of these relationships are of a material nature or are of a nature that would preclude such directors from being deemed independent under NYSE Rules. In making its determination, the Board of Directors also reviewed the business relationships between VMware and companies on which our independent directors serve as board members.

Ownership interests of our directors or officers in the common stock of EMC, or service as both a director of EMC and VMware, or as a director of VMware and an officer or employee of EMC could create, or appear to create potential conflicts of interest when directors and officers are faced with decisions that could have different implications for us and EMC. In order to address potential conflicts of interest between us and EMC with respect to corporate opportunities, our certificate of incorporation contains provisions regulating and defining the conduct of our affairs as they may involve EMC and its officers and directors, and our powers, right, duties and liabilities and those of our officers, directors and stockholders in connection with our relationship with EMC. Our certificate of incorporation also contains provisions limiting the liability of our directors or officers who are also directors or officers of EMC in the event they learn of a transaction that may be a corporate opportunity for both VMware and EMC, provided they comply with the policies set forth in our certificate of incorporation. For more information, see “Transactions with Related Persons—Our Relationship with EMC Corporation.” Additionally, transactions with EMC are subject to review by our Audit Committee pursuant to our policy for the review of transactions with related persons. For more information, see “Review and Approval of Transactions with Related Persons.”

Attendance at Board of Directors, Committee and Annual Stockholder Meetings

Our Board of Directors expects that each director will prepare for, attend and participate in all Board of Directors and applicable committee meetings and that each director will ensure that other commitments do not materially interfere with his or her service on the Board of Directors. During the fiscal year ended December 31, 2012, our Board of Directors held thirteen meetings. Each director attended at least 75% of the Board of Directors meetings and committee meetings that were held during the period in which he or she was a director of VMware and in which he or she was a member of such committees. VMware’s Corporate Governance Guidelines provide that each director is expected to attend the Annual Meeting of Stockholders. All members of the Board of Directors attended our 2012 Annual Meeting.

Committees of the Board of Directors

Our Board of Directors has established three standing committees: the Audit Committee, the Compensation and Corporate Governance Committee and the Mergers and Acquisitions Committee. Each committee operates pursuant to a written charter that is available on the investor relations page of our website at http://ir.vmware.com. The current membership of each committee is listed below.

Audit Committee	Compensation and Corporate Governance Committee	Mergers and Acquisitions Committee
Michael W. Brown(C)*	Michael W. Brown*	John R. Egan(C)
Renee J. James*	Dennis D. Powell*	Patrick P. Gelsinger
Dennis D. Powell(VC)*	David N. Strohm(C)*	David I. Goulden
Paul A. Maritz
David N. Strohm*
Joseph M. Tucci

(C)	Chair of the committee.
(VC)	Vice Chair of the committee.
*	Independent director under the NYSE Rules.

Audit Committee

Michael W. Brown (Chair), Renee J. James and Dennis D. Powell (Vice Chair) were members of the Audit Committee throughout 2012. Our Board of Directors has determined that our Audit Committee is comprised solely of independent directors within the meaning of the applicable SEC rules and regulations and the NYSE Rules.

Our Board of Directors has determined that all current Audit Committee members meet the additional, heightened independence criteria of Rule 10A-3 of the Securities Exchange Act of 1934 applicable to audit committee members. Our Board of Directors has also determined that each of Messrs. Brown and Powell is an “audit committee financial expert” as defined by the SEC and that all Audit Committee members are financially literate under the current listing standards of the NYSE.

The Audit Committee held nine meetings in 2012. This committee reviews with management and our auditors, our financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by our independent auditors on our financial statements and our accounting controls and procedures, the independence of our auditors, our internal controls, our policy pertaining to related person transactions, the other matters as set forth in the Audit Committee charter, as adopted by the Board of Directors, and such other matters as the committee deems appropriate.

In accordance with its charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us and pre-approves such audit, review or attest engagements. The Audit Committee also pre-approves non-audit services to be performed by our independent auditors in accordance with the committee’s pre-approval policy. Pursuant to its charter, our Audit Committee recommends, establishes and monitors procedures designed to facilitate the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee also oversees management of financial risk exposures, including the integrity of our accounting and financial reporting processes and controls. In addition, the Audit Committee appoints and oversees the Company’s internal audit function, Chief Compliance Officer and receives periodic reports on ethics and compliance matters.

During 2012, senior members of our financial and legal management participated in each of the Audit Committee’s regularly scheduled meetings. During the course of the year, the Audit Committee had separate executive sessions with our Chief Financial Officer and members of his staff, our General Counsel and Chief Compliance Officer, the head of our internal audit department and our independent auditors at which candid discussions regarding legal matters, financial reporting, compliance, internal controls and accounting systems and processes took place. The Audit Committee discussed with VMware’s independent auditors the overall scope and plans for its audit.

The Audit Committee reviewed and discussed our financial statements for the fiscal year ended December 31, 2012 with our management and our independent auditors. The meeting included a discussion of the quality and not just the acceptability of the accounting principles applied, the reasonableness of the significant accounting judgments and estimates and the clarity of disclosures in the financial statements.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews our quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of our management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements. The Audit Committee also relies on the work and assurances of our independent auditors who are engaged to audit and report on our consolidated financial statements and the effectiveness of our internal control over financial reporting.

Compensation and Corporate Governance Committee

David N. Strohm (Chair), Michael W. Brown and Dennis D. Powell were members of the Compensation and Corporate Governance Committee throughout 2012. Our Board of Directors has determined that our Compensation and Corporate Governance Committee is comprised solely of independent directors within the meaning of the applicable SEC rules and regulations and the NYSE Rules, although we are not required to maintain the independent composition of this committee in light of our position as a controlled company. The Compensation and Corporate Governance Committee held sixteen meetings in 2012. In accordance with its charter, the Compensation and Corporate Governance Committee evaluates and sets compensation for our executive officers and monitors our general compensation programs. Subject to the terms of our compensation plans and the consent of the holder of our Class B common stock to the aggregate size of the annual equity award pool pursuant to the terms of our certificate of incorporation, the Compensation and Corporate Governance Committee has discretion to determine the amount, form, structure and implementation of compensation payable to our executive officers, including, where appropriate, discretion to increase or decrease awards or to award compensation absent the attainment of performance goals and to award discretionary cash compensation outside of the parameters of our compensation plans. In exercising such discretion, the Compensation and Corporate Governance Committee consults with our management. The Compensation and Corporate Governance Committee approves transactions under our equity plans and has the authority to administer and interpret the provisions of our equity and other compensation plans. The Compensation and Corporate Governance Committee is also responsible for overseeing and reporting to the Board of Directors on succession planning for the Chief Executive Officer and other senior management positions. Additionally, the Compensation and Governance Committee reviews compensation of our non-employee directors and recommends changes for approval by our Board of Directors. The Compensation and Corporate Governance Committee also oversees our non-employee director stock ownership guidelines.

Our Compensation and Corporate Governance Committee is also responsible for overseeing and advising the Board of Directors with respect to corporate governance matters, assisting the Board of Directors in identifying and recommending qualified candidates for nomination to the Board of Directors, making recommendations to the Board of Directors with respect to assignments to committees of the Board of Directors and overseeing the evaluation of the Board of Directors. Additionally, the Compensation and Corporate Governance Committee has primary oversight responsibility for matters relating to enterprise risk. As such, the charter for our Compensation and Corporate Governance Committee provides for the committee to periodically review and discuss our practices and policies with respect to risk assessment and risk management with a management risk committee which consists of our Chief Financial Officer and our General Counsel.

The Compensation and Corporate Governance Committee has engaged an independent consultant, Frederic W. Cook & Co. (“FWC”) to advise the Committee on an as needed basis with respect to executive compensation decisions. FWC reports directly to the Compensation and Governance Committee and does not provide services to VMware management. More information on the processes and procedures followed by the Compensation and Corporate Governance Committee for the consideration and determination of executive compensation can be found under “Compensation Discussion and Analysis.”

Mergers and Acquisitions Committee

John R. Egan (Chair), David I. Goulden, Paul A. Maritz, David N. Strohm and Joseph M. Tucci were members of the Mergers and Acquisitions Committee throughout 2012. Patrick P. Gelsinger joined the Merger and Acquisitions Committee following his appointment as Chief Executive Officer on September 1, 2012. The Mergers and Acquisitions Committee held nine meetings in 2012. Pursuant to its charter, this committee reviews and assesses, with our management, potential acquisitions, divestitures and investments and, where appropriate, will make recommendations to the Board of Directors regarding potential target candidates. In connection with such review and assessment, our Mergers and Acquisitions Committee may approve acquisitions, divestitures and investments up to a specified applicable dollar limit and in accordance with any other relevant parameters previously established by the Board of Directors. The Mergers and Acquisitions Committee includes an assessment of risks to the Company in connection with proposed acquisitions, divestitures and investments.

Compensation Committee Interlocks and Insider Participation

During fiscal 2012, our Compensation and Corporate Governance Committee was comprised of Messrs. Brown, Powell and Strohm.

No executive officer of VMware during 2012 served, or currently serves, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or our Compensation and Corporate Governance Committee.

PROPOSAL 1

ELECTION OF DIRECTORS

Stockholders are being asked to elect three Class III, Group I directors, each to serve for an additional three-year term. The current Class III, Group I directors’ term of office expires at the Annual Meeting. The Board of Directors has nominated the following three persons, each an incumbent Class III, Group I director, for election as Class III, Group I directors at the Annual Meeting:

•	David I. Goulden—Class III, Group I director (elected by Class B common stockholders only)

•	Paul A. Maritz—Class III, Group I director (elected by Class B common stockholders only)

•	David N. Strohm—Class III, Group I director (elected by Class B common stockholders only)

Messrs. Goulden, Maritz and Strohm must be elected by a majority of the votes of the Class B common stock cast with respect to such nominee at the Annual Meeting.

We expect each nominee for election as a director at the Annual Meeting to be able to accept such nomination. Information about the nominees is provided under the heading “Our Board of Directors and Nominees” above.

Each Class III, Group I Director elected at the 2013 Annual Meeting will serve until the 2016 annual meeting or special meeting in lieu thereof and until that director’s successor is elected and qualified.

The Board of Directors unanimously recommends a vote for “FOR” the election of the Class III, Group I nominees.

PROPOSAL 2

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, we are asking our stockholders to vote, on a non-binding advisory basis, on the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers.

The objectives of our executive compensation program are:

•	to motivate our executives to achieve our strategic, operational and financial goals;

•	to reward superior performance;

•	to attract and retain exceptional executives; and

•	to reward behaviors that result in long-term increased stockholder value.

To achieve these objectives, we have implemented and maintained compensation plans that tie a substantial portion of our executive compensation to the achievement of pre-determined performance goals and increases in total stockholder return. Stockholders are urged to read the “Compensation Discussion and Analysis” section of this proxy statement for greater detail about our executive compensation programs, including our compensation philosophy, policies and practices and information about the fiscal year 2012 compensation of our named executive officers.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:

“RESOLVED: That the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis section, the Summary Compensation Table, and the other related tables as set forth in the proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission relating to the Company’s 2013 Annual Meeting of Stockholders.”

Even though your vote is advisory and therefore will not be binding on the Company, the Compensation and Corporate Governance Committee and the Board of Directors value the opinions of our stockholders and will consider the outcome of the vote when considering future executive compensation. We have adopted a policy providing for annual advisory votes to approve the compensation of our named executive officers. Unless this policy is modified, the next advisory vote to approve the compensation of our named executive officers will be at the 2014 annual meeting of stockholders.

The Board of Directors unanimously recommends a vote for “FOR” approval of the compensation of the Company’s named executive officers.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

We are asking our stockholders to ratify the selection by the Audit Committee of our Board of Directors of PricewaterhouseCoopers LLP (“PWC”) as our independent auditors for the fiscal year ending December 31, 2013.

PWC, an independent registered public accounting firm, has served as our independent auditors since December 2002. We expect that representatives of PWC will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions. PWC is also the independent auditors of EMC, our parent and controlling stockholder. We are required by the Master Transaction Agreement we entered into with EMC at the time of our initial public offering (“IPO”) to use our reasonable best efforts to use the same independent registered public accountant selected by EMC until such time as EMC is no longer required to consolidate our results of operations and financial position, determined in accordance with generally accepted accounting principles (“GAAP”) consistently applied. For further information, see “Transactions with Related Persons—Our Relationship with EMC Corporation.”

Although ratification by the stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders as a matter of good corporate governance. In the event the stockholders fail to ratify the appointment of PWC, the Audit Committee will consider this factor when making any determinations regarding PWC. Even though your vote is advisory and therefore will not be binding on the Company, the Audit Committee and the Board of Directors value the opinions of our stockholders.

The Board of Directors unanimously recommends a vote for “FOR” the ratification of the selection of PWC as our independent auditors for the fiscal year ending December 31, 2013.

Pre-Approval of Audit and Non-Audit Services

During 2012, the Audit Committee approved all audit, review and attest services performed by PWC.

In accordance with the Audit Committee’s pre-approval policy, the Audit Committee pre-approves permissible non-audit services and audit, review or attest engagements. The Audit Committee has delegated to its Chair the authority to pre-approve any specific non-audit service that was not previously pre-approved by the Audit Committee. Any decisions of the Chair to pre-approve non-audit services are then presented to the Audit Committee at its next scheduled meeting. During 2012, the Audit Committee pre-approved all non-audit services in accordance with this policy.

For the fiscal years ended December 31, 2012 and December 31, 2011, fees for services provided by PWC were as follows:

	Audit Fees(1) ($)	Audit Related Fees(2) ($)	Tax Fees(3) ($)	All Other Fees(4) ($)
2012(5)	5,860,372	4,596,699	326,822	3,600
2011(6)	4,743,325	2,501,733	186,274	3,600

(1)	Includes fees in connection with the audit of our financial statements and internal control over financial reporting, review of interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.
(2)	Includes fees in connection with acquisition-related support and other technical, financial reporting and compliance services.
(3)	Includes fees in connection with tax compliance and tax consulting services.
(4)	Includes fees principally for subscriptions to PWC’s web-based research program and training courses and conferences.
(5)	Based on accrued and current estimates of fees for unbilled services.
(6)	Reflects actual amounts invoiced for 2011 services.

PROPOSAL 4

APPROVAL OF AMENDED AND RESTATED 2007 EQUITY AND INCENTIVE PLAN

In March 2013, our Board of Directors, based on the recommendation of the Compensation and Corporate Governance Committee, approved amendments to the 2007 Equity and Incentive Plan (the “Incentive Plan”), subject to stockholder approval at the Annual Meeting, that would:

•	increase the number of shares of Class A common stock under the Incentive Plan by 13,300,000; and

•	clarify that “any subset or component of” performance goals may be used as metrics for performance based compensation awarded under the Incentive Plan.

We are asking stockholders to approve these amendments. Additionally, Section 162(m) of the Internal Revenue Code (the “Code”) requires that stockholders approve the material terms of the Incentive Plan at least every five years. Therefore, we are also asking stockholders to approve the Incentive Plan in order to continue to permit the grant of awards intended to satisfy Section 162(m) of the Code. The Incentive Plan was most recently approved by stockholders at the 2008 annual meeting.

Purpose of the Incentive Plan

The purpose of the Incentive Plan is to attract, motivate and retain our employees, consultants, advisors and non-employee directors and to provide compensation opportunities to reward superior performance. We believe that equity is a key element of our compensation package and that equity awards encourage employee loyalty and align employee interests directly with those of our stockholders. The Incentive Plan has allowed us to provide our employees with equity-based incentive awards and non-equity based compensation that are competitive with those of companies with which we compete for talent.

Purpose of the Request for Approval Under Section 162(m) of the Code

We believe that it is in the best interests of the Company and its stockholders to provide an incentive plan under which equity-based compensation awards and non-equity based compensation awards made to our executive officers can be designed to qualify for deductibility for federal income tax purposes. As discussed in greater detail in “Compensation Discussion and Analysis,” the Compensation and Corporate Governance Committee has adopted two programs under the Incentive Plan that are intended to qualify as performance-based compensation under Section 162(m): our Executive Bonus Program, under which our Named Executive Officers are eligible to receive semi-annual cash bonuses, and our performance-based long-term equity program, under which our Named Executive Officers have been granted Performance Stock Units (“PSUs”).

In general, under Section 162(m), in order for a company to deduct compensation in excess of $1 million paid in any one year to a company’s chief executive officer or any of the company’s three other most highly compensated executive officers (other than a company’s chief financial officer), the compensation must qualify as “performance based.” In order to qualify as “performance based” compensation for purposes of Section 162(m), the material terms of the performance goals under which compensation may be paid must be disclosed to and approved by our stockholders. For purposes of Section 162(m), the material terms include (1) the employees eligible to receive compensation, (2) a description of the business criteria on which the performance goal is based and (3) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the Incentive Plan, each of these aspects is discussed below, and stockholder approval of the Incentive Plan will be deemed to constitute approval of each of these aspects of the Incentive Plan for purposes of the approval requirements of Section 162(m).

In addition, we are asking stockholders to approve an amendment to clarify that “any subset or component of” performance goals may be used as metrics for performance based compensation awarded under the Incentive Plan. Currently, the Incentive Plan specifies as valid performance criteria the measures set forth in clauses

(i) through (xviii) below in the paragraph titled “Performance Based Awards” plus “any combination of, or a specified increase in, any of the foregoing.” We believe that the current Incentive Plan language enables the use of any subset or component of a specified item as a valid performance criterion, but, for purposes of clarity, we are adding more specific language to that effect to the Plan.

If the stockholders do not approve the Incentive Plan, we will no longer be able to grant awards (other than stock options and stock appreciation rights) under the Incentive Plan that are designed to qualify as performance-based compensation under Section 162(m).

Purpose of the Increase in the Number of Shares Reserved Under the Incentive Plan

The Incentive Plan is our sole plan for providing equity incentive compensation to eligible employees, consultants and non-employee directors. The Incentive Plan is a vital component of our compensation programs, and increasing the number of shares of Class A common stock that may be issued under equity awards ensures that we have an adequate reserve of shares available for issuance in order to attract, motivate and retain personnel and to provide compensation opportunities to reward superior performance. If the amended Incentive Plan is not approved and we are unable to grant equity compensation in the future, we may need to consider other compensation alternatives, such as increasing cash compensation.

The Board of Directors, based on the recommendation of the Compensation and Corporate Governance Committee, is recommending that stockholders approve an additional 13,300,000 shares of Class A common stock under the Incentive Plan. The members of our Compensation and Corporate Governance Committee, which administers the Incentive Plan, possess significant experience in the review and oversight of equity compensation plans at global technology companies and at VMware. Based on that experience, the Compensation and Corporate Governance Committee has exercised its business judgment in concluding that increasing the number of shares of Class A common stock reserved under the Incentive Plan is in the Company’s best interests. The Company is committed to effectively managing our equity compensation share reserve while minimizing stockholder dilution.

Each year the Compensation and Corporate Governance Committee and our management review our overall compensation strategy and determine the allocations of cash and equity compensation in light of our pay-for-performance philosophy and an equity budget for the year. In determining the annual equity budget, the Compensation and Corporate Governance Committee reviews, among other things, the annual “gross burn rate” for the past three years, the “shareholder value transfer percentage,” the “issued overhang” percentage, historical share utilization and expectations regarding our future headcount and hiring needs. Gross burn rate means the total number of equity awards granted during the fiscal year divided by the number of shares outstanding. Shareholder value transfer percentage means the value of all outstanding equity awards shares available for grant under the Incentive Plan divided by the Company’s market capitalization. Issued overhang means the total number of all outstanding equity awards divided by our total outstanding shares. As a general matter, we strive to achieve a gross burn rate, shareholder value transfer percentage and issued overhang percentage that approximates the average rates for our peer group companies identified in “Compensation Discussion and Analysis” as well as for the software and services industry more generally, and that these measures are within the limits recommended by independent shareholder advisory groups, such as Institutional Shareholder Services (“ISS”). The Compensation and Corporate Governance Committee has exercised its business judgment in determining that the Company’s equity awards are reasonable and generally competitive based on, among other things, consideration of the foregoing measures with the benefit of the extensive experience that the Compensation and Corporate Governance Committee has with understanding the benefits and limitations of such measurements, making compensation decisions, and evaluating the Company’s performance, business objectives, and strategic goals.

In reaching its decision regarding the appropriate number of shares of Class A common stock by which to increase the share reserve, the Compensation and Corporate Governance Committee considered these same factors and determined a number that it believes complies with ISS’s guidelines while providing the Company with a sufficient share reserve to cover the awards we anticipate granting to eligible participants for approximately two years, although the actual number of shares utilized will depend on a variety of factors, including our headcount growth rate, employee turnover, the level of equity compensation offered by other companies with whom we are competing for talent, our stock price and the mix of RSUs, PSUs and stock options granted.

Key Data

As of March 1, 2013, a total of 16,578,520 shares of Class A common stock remained available for future awards under the Incentive Plan. As of March 1, 2013, approximately 13,054 employees (including executive officers) were eligible to participate in the Incentive Plan. All non-employee directors (eight persons) are eligible to participate in the Incentive Plan. Consultants that provide services to us are also eligible to receive equity awards under the Incentive Plan. However, historically, only in very limited circumstances have consultants been granted equity awards under the Incentive Plan. The following table sets forth, as of March 1, 2013, information regarding outstanding equity awards (including awards under the Incentive Plan and equity awards assumed by VMware in connection with acquisitions) and shares of Class A common stock available for future equity awards under the Incentive Plan as of March 1, 2013 (without giving effect to approval of the proposed amendment and restatement of the Incentive Plan):

Total shares of Class A common stock underlying outstanding stock options	9,403,180
Weighted average exercise price of outstanding stock options	$34.54
Weighted average remaining contractual life of outstanding stock options	2.68 years
Total share of Class A common stock underlying outstanding unvested restricted stock and RSUs	11,120,120
Total shares of Class A common stock underlying outstanding unearned PSUs	437,347
Total shares of Class A common stock currently available for grant	16,578,520

The additional 13,300,000 shares of our Class A common stock for which stockholder approval is sought represents approximately 3.1% of our 428,130,869 outstanding shares of common stock (measured as of March 1, 2013).

The closing price of our Class A common stock on March 1, 2013 was $73.55.

Plan Summary

The following is a summary of the material terms and conditions of the Incentive Plan, as amended and restated. The Incentive Plan, as proposed to be amended and restated, is attached to this proxy statement as Appendix A. This summary is qualified in its entirety by reference to the Incentive Plan and the proposed amendment and restatement of the Incentive Plan.

Awards under the Incentive Plan may be in the form of stock options (either incentive stock options or non-qualified stock options) or other stock-based awards, including awards of restricted stock, restricted stock units and stock appreciation rights. The Incentive Plan also provides for the grant of cash-based awards.

Authorized Shares. Subject to stockholder approval of the amendment to the Incentive Plan, 113,300,000 shares of our Class A common stock (not including 2,240,655 shares of Class A common stock previously added to the Incentive Plan pursuant to the assumption or substitution of equity awards of acquired entities in connection with the acquisitions of other companies (“Acquired Awards”)) are reserved for the grant or settlement of awards under the Incentive Plan, subject to adjustment in the event of an extraordinary dividend or other distribution, recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange or other similar corporate transaction (a “Recapitalization”). Any shares of Class A common stock subject to awards that are cancelled, forfeited or otherwise terminated or satisfied without the issuance of shares will again be available for grants under the Incentive Plan. The number of shares of Class A common stock available for issuance under the Incentive Plan will also be increased by the number of shares subject to Acquired Awards. Shares subject to Acquired Awards that are cancelled, forfeited or otherwise terminated or satisfied without the issuance of shares do not again become available for grants under the Incentive Plan.

Eligibility. As of March 1, 2013, there were approximately 13,054 VMware employees worldwide eligible to receive awards under the Incentive Plan. Substantially all of our employees, non-employee directors and consultants are eligible to participate in the Incentive Plan. Accordingly, each member of the Board of Directors, each executive officer and each person who previously served as an executive officer during fiscal 2012 and remains employed by VMware has an interest in this proposal.

Types of Awards Under the Incentive Plan. The following principal types of awards are available under the Incentive Plan:

Stock Options. Stock options represent the right to purchase shares of our Class A common stock within a specified period of time at a specified price. The exercise price for a stock option may not be less than 100% of the fair market value of the common stock on the date of grant. Stock options will have a maximum term of ten years from the date of grant. Stock options granted may include those intended to be “incentive stock options” within the meaning of Section 422 of the Code. Stock options awarded under the Incentive Plan may vest as determined by the Compensation and Corporate Governance Committee. Any unvested shares obtained in connection with the exercise of an unvested option are subject to a right of repurchase by us.

Restricted Stock and Restricted Stock Units. Restricted stock is a share of our Class A common stock that is subject to a risk of forfeiture or other restrictions that will lapse subject to the recipient’s continued employment or the attainment of performance goals or other events. Restricted stock units (“RSUs”) represent the right to receive shares of our Class A common stock in the future, with the right to future delivery of the shares also subject to the recipient’s continued employment or the attainment of performance goals or other events. Vesting requirements of restricted stock and RSUs vary and are established by our Compensation and Corporate Governance Committee.

Stock Appreciation Rights. Stock appreciation rights entitle the holder upon exercise to receive shares of our Class A common stock having a value equal to the excess of (i) the value of the number of shares with respect to which the right is being exercised (which value is based on fair market value at the time of such exercise) over (ii) the exercise or base price applicable to such shares. The exercise price for a stock appreciation right will be not less than 100% of the fair market value of our Class A common stock on the date of grant.

Other Stock-Based or Cash-Based Awards. Our Compensation and Corporate Governance Committee is authorized to grant awards in the form of other stock-based awards or other cash-based awards, as deemed to be consistent with the purposes of the Incentive Plan. The maximum value of the aggregate payment to any Covered Employee (defined below) with respect to cash-based awards under the Incentive Plan in respect of an annual performance period is $5,000,000 (with proportional adjustment for longer performance periods, as described below).

Performance Based Awards. The Compensation and Corporate Governance Committee may grant awards under the Incentive Plan subject to the satisfaction of performance goals. The committee may designate employees as participants whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code. In the case of awards intended to qualify for exemption under Section 162(m) of the Code, the Compensation and Corporate Governance Committee will use one or more objectively determinable performance goals that relate to one or more performance criteria and will administer the awards in accordance with the applicable requirements of Section 162(m) of the Code. The performance criteria available under the Incentive Plan may consist of any or any combination of the following areas of performance: (i) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per common share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) common stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xix) any combination of, subset or component of, or a specified increase in, any of the foregoing. Where applicable, the performance goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of VMware, a subsidiary or affiliate, or a division or strategic business unit, or may be applied to the performance of VMware relative to a market index, a group of other companies or a combination thereof, all as determined by the Compensation and Corporate Governance Committee. The performance goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur) and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). To the extent applicable, each of the performance goals shall be determined in accordance with generally accepted accounting principles. Each of the performance goals shall be subject to certification by the Compensation and Corporate Governance Committee; provided that, to the extent an award is intended to satisfy the performance-based compensation exception to the limits of Section 162(m) of the Code and then to the extent consistent with such exception, the Compensation and Corporate Governance Committee shall have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting VMware or any subsidiary or affiliate or the financial statements of VMware or any subsidiary or affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. The Compensation and Corporate Governance Committee will determine whether the performance goals for a performance award have been met.

Limitation on Awards. Awards covering no more than 3,000,000 shares may be granted to any plan participant under the Incentive Plan in any fiscal year, subject to adjustment in the event of a Recapitalization. The maximum aggregate payment which any Covered Employee (defined below) may receive pursuant to a cash-based award will be $5,000,000 in any annual performance period, and for any performance period in excess of one year, such amount multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve. Currently, our chief executive officer and our three other highest compensated officers (other than our principal financial officer) are considered Covered Employees under Section 162(m). With respect to a performance-based award (other than a stock option or stock appreciation right) made to a Covered Employee that is intended to comply with Section 162(m) of the Code, no payment shall be made prior to certification by the Compensation and Corporate Governance Committee that the performance goals have been attained. The Compensation and Corporate Governance Committee may, in certain circumstances, exercise its discretion to reduce the amount of the performance-based award.

Administration. Our Compensation and Corporate Governance Committee administers the Incentive Plan. The Compensation and Corporate Governance Committee has the ability to: select individuals to receive awards; select the types of awards to be granted; determine the terms and conditions of the awards, including the number of shares, the purchase price of the awards, and restrictions and performance goals relating to any award; establish the time when the awards and/or restrictions become exercisable, vest or lapse; determine whether options will be incentive stock options; determine whether and to what extent an award may be settled, cancelled, forfeited, accelerated (including upon a “change in control”), exchanged or surrendered; and make all other determinations deemed necessary or advisable for the administration of the Incentive Plan.

Effects of Certain Corporate Transactions. The Compensation and Corporate Governance Committee may grant awards which, in the event of a “change in control” of VMware or other events specified by the Committee, become fully vested and exercisable. In the event of a dissolution, liquidation, consolidation or merger in which VMware is not the surviving corporation or in which a majority of its outstanding shares are converted into securities of another corporation or are exchanged for other consideration, all outstanding awards will thereupon terminate, provided that prior to the effective date of any such dissolution, liquidation, consolidation or merger, VMware will either (i) arrange to have the surviving corporation grant replacement awards to participants or (ii) contingent upon the consummation of such transaction, make all outstanding awards immediately exercisable on a basis that gives the holder of the award a reasonable opportunity to participate as a shareholder in the transaction or, if applicable, cause all restrictions to lapse.

In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction, the Compensation and Corporate Governance Committee will make such equitable changes or adjustments as necessary or appropriate to any or all of (i) the number and kind of shares of stock or other property (including cash) that may thereafter be issued in connection with awards or the total number of awards issuable under the Incentive Plan, (ii) the number and kind of shares of stock or other property issued or issuable in respect of outstanding awards, (iii) the exercise price, grant price or purchase price relating to any award, (iv) the performance goals and (v) the individual limitations applicable to awards; provided that, with respect to ISOs, any adjustment shall be made in accordance with the provisions of Section 424(h) of the Code, and provided further that no such adjustment shall cause any award which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section. Our Compensation and Corporate Governance Committee may also make such modifications to the Incentive Plan and the awards granted thereunder as necessary in order to conform with the laws and regulations of jurisdictions outside of the United States.

Clawback Provision for Executive Officers. The Incentive Plan allows us to cancel outstanding awards or “clawback” the value of awards realized if officers or other senior employees engage in activity detrimental to VMware. For more information regarding our incentive compensation recovery policies, see “Compensation Discussion and Analysis—Compensation Recovery Policies.”

Transferability. Under the Incentive Plan, awards are generally non-transferable other than by will or by the laws of descent and distribution. However, our Compensation and Corporate Governance Committee in its sole discretion may grant transferable nonqualified stock options that upon becoming fully vested and exercisable may be transferred to a third-party pursuant to an auction process approved or established by VMware.

Amendment and Termination. Our Board of Directors can amend, alter or discontinue the Incentive Plan, but no amendment, alteration or discontinuation can be made that would impair the rights of a participant under any award granted without such participant’s consent or that would increase the total number of shares of Class A common stock reserved under the Incentive Plan (other than pursuant to the adjustment provisions summarized above). In addition, stockholder approval may be required with respect to certain amendments, due to stock exchange rules or requirements of applicable law. The Incentive Plan, unless sooner terminated by our Board of Directors, will remain in effect through June 5, 2017.

U.S. Federal Income Tax Consequences

Incentive Stock Options. In general, neither the grant nor the exercise of an incentive stock option granted under the Incentive Plan will result in taxable income to the option holder or a deduction to us. If the option holder does not dispose of stock received upon exercise of an incentive stock option within two years after the date the option is granted and within one year after the date of exercise, any later sale of such stock will result in a capital gain or loss (and we are not entitled to a corresponding deduction).

If stock received upon the exercise of an incentive stock option is disposed of before the holding period requirements described above have been satisfied, the option holder will generally realize ordinary income at the time of disposition. The amount of such ordinary income will generally be equal to the difference between the fair market value of our Class A common stock on the date of exercise and the exercise price (or, if less, the difference between the amount realized on disposition of the stock and the exercise price). In the case of a disqualifying disposition in which a loss (if sustained) would be recognized, then the amount of ordinary income will not exceed the excess of the amount realized on the sale over the adjusted basis of the stock, that is, in general, the price paid for the stock. We will generally be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the option holder, subject to any necessary withholding and reporting requirements.

Certain option holders exercising incentive stock options may become subject to the alternative minimum tax, under which the difference between (i) the fair market value of stock purchased under incentive stock options, determined on the date of exercise, and (ii) the exercise price, will be an item of tax preference in the year of exercise for purposes of the alternative minimum tax.

Non-Qualified Stock Options. Options granted under the Incentive Plan which are not incentive stock options are “non-qualified options.” No income results upon the grant of a non-qualified option. When an option holder exercises a non-qualified option, he or she will realize ordinary income subject to withholding. Generally, such income will be realized at the time of exercise and in an amount equal to the excess, measured at the time of exercise, of the then fair market value of our Class A common stock over the option price. We will generally be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the option holder, subject to certain withholding and reporting requirements.

Restricted Stock. Generally, restricted stock is not taxable to a participant at the time of grant, but instead is included in ordinary income (at its then fair market value) when the restrictions lapse. A participant may elect to recognize income at the time of grant, in which case the fair market value of our Class A common stock at the time of grant is included in ordinary income and there is no further income recognition when the restrictions lapse. We are generally entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.

Restricted Stock Units. Generally, the participant will not be subject to tax upon the grant of an award of restricted stock units but will recognize ordinary income in an amount equal to the fair market value of any shares received on the date of delivery of the underlying shares of our Class A common stock. We will generally be entitled to a corresponding tax deduction.

Stock Appreciation Rights. Generally, the participant will not be subject to tax upon the grant of a stock appreciation right. However, upon the receipt of shares pursuant to the exercise of a stock appreciation right, the participant, generally, will recognize ordinary income in an amount equal to the fair market value of the shares received. The ordinary income recognized with respect to the receipt of shares upon exercise of stock appreciation rights will be subject to any necessary withholding and reporting requirements. Generally, we will not be entitled to a tax deduction upon the grant or termination of stock appreciation rights. However, we will, generally, be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the participant.

Section 162(m). Section 162(m) of the Code limits to $1 million the deduction a public company may claim in any year for compensation to any of certain key officers. There are a number of exceptions to this deduction limitation, including an exception for qualifying performance-based compensation. It is intended that awards under the Incentive Plan may be designed to be eligible for this performance-based exception.

Section 409A. Awards held by employees that are subject to, but fail to comply with, Section 409A are subject to a penalty tax of 20% in addition to ordinary income tax, as well as to interest charges. In addition, the failure to comply with Section 409A may result in an acceleration of the timing of income inclusion in respect of awards for income tax purposes. Awards granted under the Incentive Plan are intended to be exempt from or comply with the rules of Section 409A and will be administered accordingly. The Compensation and Corporate Governance Committee intends to administer any award resulting in a deferral of compensation subject to Section 409A consistent with the requirements of Section 409A to the maximum extent possible, as determined by the Compensation and Corporate Governance Committee.

This summary is not a complete description of the U.S. Federal income tax aspects of the Incentive Plan. Moreover, this summary relates only to Federal income taxes; there may also be Federal estate and gift tax consequences associated with the Incentive Plan, as well as foreign, state and local tax consequences.

New Plan Benefits

The future benefits or amounts that would be received under this amendment to the Incentive Plan are discretionary and are therefore not determinable at this time. Similarly, the benefits or amounts which would have been received by or allocated to executive officers and our other employees for the last completed fiscal year if this amendment to the Incentive Plan had been in effect cannot be determined. Information about awards granted in fiscal year 2012 to the Named Executive Officers can be found under “Grants of Plan-Based Awards.” Information about awards granted in fiscal year 2012 to our Non-Employee Directors can be found under “Director Compensation.”

The Board of Directors unanimously recommends a vote for “FOR” the Amended and Restated 2007 Equity Incentive Plan.

PROPOSAL 5

APPROVAL OF THE AMENDMENT TO THE 2007 EMPLOYEE STOCK PURCHASE PLAN

In March 2013, the Board of Directors, based on the recommendation of the Compensation and Corporate Governance Committee, approved an amendment to the 2007 Employee Stock Purchase Plan (the “Purchase Plan”), subject to stockholder approval at the Annual Meeting, to increase the number of shares of Class A common stock authorized for issuance under the Purchase Plan by 7,900,000.

We adopted the Purchase Plan to offer employees of VMware and eligible subsidiaries the opportunity to purchase shares of our Class A common stock at a discounted price as an incentive for continued employment. The Purchase Plan also provides eligible employees with the opportunity to become VMware stockholders and participate in our success, which aligns the interests of participating employees with those of stockholders. As of March 1, 2013, there were 776 shares of Class A common stock available for future purchase under the Purchase Plan. Additional shares of Class A common stock are needed for use in the Purchase Plan so that it can continue to be used as a benefit to attract and retain employees. In reaching its decision regarding the appropriate number of shares of Class A common stock by which to increase the Purchase Plan share reserve, the Compensation and Corporate Governance Committee considered a number of factors, including historical purchases under the Purchase Plan, the percentage of the Company’s outstanding shares represented by the share reserve, forecasts of expected share utilization and the expected length of time before the share reserve is depleted.

Our forecast indicates that the addition of 7,900,000 shares of Class A common stock will allow continued employee participation for at least three years, although the actual number of shares utilized will depend on a variety of factors, including our headcount growth rate, employee participation levels and our stock price. If this amendment to the Purchase Plan is not approved by the stockholders, the Board of Directors will suspend future employee participation in the Purchase Plan. The proceeds received by VMware from the sale of common stock under the Purchase Plan are used for the general corporate purposes of VMware.

Summary of the Purchase Plan

The following is a summary of the material terms and conditions of the Purchase Plan, as amended. This summary, however, does not purport to be a complete description of all provisions of the Purchase Plan and is qualified in its entirety by reference to the Purchase Plan and proposed amendment to the Purchase Plan. A copy of the Purchase Plan has been filed with the SEC with this proxy statement and any stockholder who wishes to obtain a copy of the Purchase Plan may do so by written request to our Secretary at VMware’s principal executive offices in Palo Alto, California.

The Purchase Plan was adopted by the Board of Directors on June 5, 2007 and was approved by VMware’s stockholders on August 9, 2007. Up to 6,400,000 shares of Class A common stock have been authorized for issuance under the Purchase Plan. If the proposed amendment is approved by the stockholders at the Annual Meeting, an additional 7,900,000 shares of Class A common stock will be available for issuance under the Purchase Plan for a total of 14,300,000 shares of Class A common stock.

As of March 1, 2013, 776 shares of Class A common stock were available for future purchases under the Purchase Plan. As of March 1, 2013, approximately 12,395 employees were eligible to participate in the Purchase Plan, and approximately 8,306 employees were participating. The closing price of VMware’s Class A common stock on the NYSE on March 1, 2013 was $73.55.

Eligibility. Currently, any individual who has completed three or more months of continuous service at VMware (or any participating subsidiary) and whose customary employment is more than 20 hours a week is eligible to participate in the Purchase Plan, subject to the limitations described below under “Special Limitations.” Individuals employed outside the United States are subject to similar eligibility restrictions, unless prohibited by the laws of the jurisdiction in which they are employed. Employees participate in the Purchase Plan by electing payroll deductions that accumulate to purchase shares of Class A common stock at a discount. Non-employee directors are not eligible to participate in the Purchase Plan.

Employees (including employee directors and executive officers) are eligible to participate in the Purchase Plan. Accordingly, each employee member of the Board of Directors, each executive officer and each person who previously served as an executive officer during fiscal 2012 and remains employed by VMware has an interest in this proposal.

Option Periods. Shares of Class A common stock are offered through the Purchase Plan through a series of successive option periods established by the Board of Directors, not to exceed 27 months. At present, shares of Class A common stock are offered under the Purchase Plan during two six-month option periods (each, an “Option Period”) which begin on February 1 and August 1.

Purchase Price and Amount of Stock Purchased. When a participant enrolls in the Purchase Plan, the participant essentially receives an option to purchase shares of Class A common stock on the last day of the upcoming Option Period at the lower of 85% of the fair market value of the shares on the offering date (the first business day of the Option Period) or the purchase date (the last business day of the Option Period). The number of shares of Class A common stock a participant will be able to purchase will generally be equal to the payroll deductions during the Option Period, divided by the purchase price per share, subject to the limitations described below in “Special Limitations.”

In the event the number of shares of Class A common stock available in any Option Period under the Purchase Plan is otherwise insufficient to fully exercise the options based on participants’ accumulated payroll deductions, the number of shares of Class A common stock each participant is entitled to purchase will be proportionately reduced and the remaining cash balance in each participant’s contribution account will be returned to such participant.

Payroll Deductions and Withdrawal. Options are exercisable at the end of each Option Period through accumulations of payroll deductions. The amount of payroll deduction is determined by each eligible employee. Eligible employees can select payroll deduction rates in 1% increments from 2% to 15% of their compensation (subject to a maximum of $7,500) each Option Period. No interest accrues on payroll deductions. After an eligible employee enrolls in the Purchase Plan, the employee is automatically enrolled in subsequent Option Periods unless the employee actively withdraws. A participant may withdraw from any Option Period up to 15 days before the end of the Option Period, and upon such cancellation, all accumulated payroll deductions in the participant’s contribution account will be returned. For purposes of the Purchase Plan, compensation generally includes base salary, bonuses, commissions and overtime pay.

In the event of a participant’s termination of employment for any reason prior to the end of the Option Period, no stock will be purchased, and all accumulated payroll deductions will be returned to the participant (or to the participant’s legal representative in the event of the participant’s death). Additionally, nothing in the Purchase Plan grants eligible employees the right to be retained in the services of VMware.

In the event a participant holds any option under the Purchase Plan at the time of his or her death, his or her legal representative may, pursuant to a written request delivered on or before the date such option is exercisable, elect either (a) to cancel any such option and receive in cash the balance in the participant’s contribution account, or (b) to have the balance in the withholding account applied as of the last day of the option period to the exercise of such option, and have the balance, if any, in excess of the total purchase price of the whole shares of Class A common stock returned in cash.

Special Limitations. The Purchase Plan imposes certain limitations upon a participant’s right to acquire VMware’s Class A common stock, including the following:

•

A participant is ineligible to receive an option pursuant to the Purchase Plan if, immediately after the grant of such option, the participant would be deemed under section 423 or 424 of the Code to own 5% or more of the total combined voting power or value of all classes of stock of VMware or any of its affiliates.

•	A participant cannot be granted options to purchase more than $25,000 worth of Class A common stock (valued at the time each option is granted) in any calendar year.

•	A participant cannot be granted options to purchase more than 750 shares of Class A common stock under the Purchase Plan in any Option Period.

•	A participant’s accumulated payroll deductions cannot exceed $7,500 in any six-month option period, prorated for longer or shorter periods, or $15,000 per a calendar year, less any rollover amounts.

Special Provisions Applicable to International Employees. The Purchase Plan is generally intended to provide eligible employees of VMware’s foreign subsidiaries with the opportunity to participate in the Purchase Plan in a manner that is intended to qualify under Code Section 423. However, the Purchase Plan also authorizes the establishment of alternative terms and conditions to facilitate participation in the Purchase Plan by eligible employees residing outside the United States in a manner that does not comply with Code Section 423 if necessary or desirable to achieve tax, securities law or other objectives or as necessary to comply with local laws, regulations or rules.

Transferability. Awards granted under the Purchase Plan are not transferable except by will or the laws of descent and distribution.

Changes in Capitalization. In the event of any change to our outstanding Class A common stock, such as a recapitalization, stock split, merger in which we are the surviving corporation or similar event, the aggregate number of shares of Class A common stock available under the Purchase Plan and other relevant provisions of the Purchase Plan will be appropriately adjusted. If we sell substantially all of our assets or merge with another corporation and are not the surviving corporation, the Board of Directors may designate a date for the open Option Period to terminate and allow each participant to purchase shares of Class A common stock with accumulated payroll deductions or, if there is a surviving corporation, the Board of Directors may arrange for equivalent option to be substituted by the successor corporation. Otherwise, prior to the effective date of the merger or sale, the participant’s accumulated payroll deductions will be returned and all outstanding options will terminate.

Administration, Amendment and Termination. The Board of Directors or a committee of the Board of Directors administers the Purchase Plan, makes determinations regarding all questions arising thereunder, and adopts, administers and interprets such rules and regulations relating to the Purchase Plan as it deems necessary or advisable. The Board of Directors may generally amend or terminate the Purchase Plan at any time. However, the Board of Directors must obtain stockholder approval for any amendment to the Purchase Plan that increases the number of shares of Class A common stock issuable under the Purchase Plan, reduces the option price of outstanding options or the price at which options can be granted, or modifies the requirements for eligibility to participate in the Purchase Plan.

U.S. Federal Income Tax Information. The following information is a general summary of some of the current federal income tax consequences of the Purchase Plan to U.S. based participants and to VMware. Tax laws may change, and actual tax consequences will depend on a participant’s individual circumstances as well as foreign, state and local tax laws. VMware encourage all participants to seek tax advice when they participate in the Purchase Plan. The Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code.

Tax Treatment of U.S. Participants. Participants will not recognize income when they enroll in the Purchase Plan or when they purchase shares of Class A common stock. All tax consequences are deferred until the participant disposes of the shares of Class A common stock. If the participant holds the shares for one year or more after the purchase date and two years or more after the offering date, or if the participant dies while owning the shares, the participant will generally recognize ordinary income when disposing of the shares equal to the difference between the purchase price and the fair market value of the shares on the date of disposition, or 15% of the fair market value of the shares on the offering date, whichever is less. Any additional gain will be taxed as long-term capital gain. If the shares of Class A common stock are sold for less than the purchase price, there is no ordinary income, but the participant will have a long-term capital loss for the difference between the purchase price and the sale price. If a participant disposes of the shares less than one year after the purchase date or less than two years after the offering date, the participant will generally have ordinary income equal to the difference between the purchase price and the fair market value on the purchase date. The difference between the sale price and the fair market value on the purchase date will be a capital gain or loss.

Tax Treatment of VMware. When a participant recognizes ordinary income by disposing of shares before the one-year or two-year holding period ends, we will generally be entitled to a tax deduction in the amount of the ordinary income.

New Plan Benefits.

Participation in the Purchase Plan is voluntary and each eligible employee will make his or her own decision whether and to what extent to participate in the Purchase Plan. It is therefore not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the Purchase Plan.

The Board of Directors unanimously recommends a vote for “FOR” the amendment to the 2007 Employee Stock Purchase Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding our equity compensation plans as of December 31, 2012. Our equity compensation plans include the Incentive Plan and our 2007 Employee Stock Purchase Plan. Only shares of Class A common stock may be issued under these plans.

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights		Weighted- Average Exercise Price Per Share Of Outstanding Options, Warrants And Rights		Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	21,720,684	(1)(2)	$34.52	(3)	17,079,726	(4)
Equity compensation plans not approved by security holders	—		—		—

Total:	21,720,684		$34.52		17,079,726

(1)	Includes 10,077,972 shares to be issued upon exercise of outstanding options, 11,074,018 shares of Class A common stock subject to outstanding restricted stock units (“RSUs”) and 459,952 shares subject to outstanding performance stock units (“PSUs”) (assuming achievement of the target performance).

Includes 97,864 shares issuable pursuant to dollar-denominated equity grants outstanding as of December 31, 2012 for an aggregate of $9,212,909. Upon vesting, these grants will be settled in shares of our Class A common stock based upon a trailing average stock price determined as of each vesting date. For purposes of this table, the number of securities to be issued upon vesting of such grants was determined by dividing the aggregate unvested value of the grants by the closing trading price of our Class A common stock on December 31, 2012.

Also includes 10,878 shares issuable pursuant to contingent RSUs outstanding as of December 31, 2012 that guarantee the value of restricted stock awards valued upon issuance at $47.2 million. For purposes of this table, the number of securities to be issued pursuant to these contingent RSU grants was determined based on the closing trading price of our Class A common stock on December 31, 2012.

Excludes shares assumed under:

•

the B-Hive Networks, Inc. 2006 Israeli Stock Option Plan (the “B-Hive 102 Plan”) and the B-Hive Networks, Inc. 2007 Stock Option and Incentive Plan (the “B-Hive US Plan”) in connection with our acquisition of B-Hive Networks, Inc. in July 2008;

•	the SpringSource Global, Inc. 2007 Equity Incentive Plan (the “SpringSource US Plan”) in connection with our acquisition of SpringSource Global, Inc. (“SpringSource”) on September 15, 2009; and

•	the Integrien Corporation 2002 Equity Incentive Plan (the “Integrien Plan”) in connection with our acquisition of Integrien Corporation in September 2010.

Also excludes 636,281 shares subject to restricted stock awards issued under the Incentive Plan.

Each of the acquired company plans referenced above was terminated in connection with the acquisition as to any future awards but still continues to govern the existing options granted thereunder. As of December 31, 2012 the options outstanding under each acquired company plan, as well as the weighted-average exercise prices of the options outstanding under each such plan, are set forth in the following table.

Plan Name	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price ($)
B-Hive 102 Plan	5,973	2.76
B-Hive US Plan	1,841	1.49
SpringSource US Plan	39,731	5.35
Integrien Plan	7,165	4.27

(2)	Includes 1,095,741 shares issuable pursuant to equity awards outstanding under the Incentive Plan that were granted in substitution for outstanding grants of companies that we have acquired (the “Substitution Grants”). The Incentive Plan provides that upon approval by the Compensation and Corporate Governance Committee of our Board of Directors, the number of shares reserved for issuance under the Incentive Plan will be increased by the corresponding number of outstanding equity grants assumed or substituted for in connection with mergers and similar transactions. Substitution Grants typically remain subject to the terms that governed the grants when initially awarded by the acquired companies. When VMware makes Substitution Grants, VMware does not assume the stock plans of such acquired companies and does not make additional grants under such plans.
(3)	Represents the weighted-average exercise price of outstanding options under the Incentive Plan and is calculated without taking into account the 11,533,970 shares of Class A common stock subject to outstanding RSUs and PSUs that become issuable as those units vest, without any cash consideration or other payment required for such shares.
(4)	Represents the number of securities remaining available for issuance under the Incentive Plan and our 2007 Employee Stock Purchase Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth information, as of March 1, 2013, about the beneficial ownership of Class A common stock and Class B common stock by (i) EMC, (ii) each person who is known by us to own beneficially more than 5% of either class of our common stock, (iii) each of our directors and nominees for director, (iv) each of our Named Executive Officers (as defined below) and (v) all directors and executive officers of VMware as a group.

Applicable percentage ownership is based on 128,130,869 shares of Class A common stock and 300,000,000 shares of Class B common stock outstanding at March 1, 2013. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options, warrants, rights or conversion privileges held by that person that are currently exercisable or exercisable within 60 days of March 1, 2013. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Only EMC, its successor-in-interest or its majority owned or controlled subsidiaries may hold shares of Class B common stock unless and until such time as EMC distributes its shares of Class B common stock in a distribution under section 355 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), following which distribution the Class B common stock may be held by EMC, the distributees and their transferees. The rights of the holders of Class A common stock and Class B common stock are identical, except with respect to voting, the election of directors, conversion and certain actions that require the consent of holders of Class B common stock and other protective provisions as set forth in our certificate of incorporation. Each share of Class B common stock is convertible into one share of Class A common stock at any time, at EMC’s election. However, if EMC distributes its shares of Class B common stock in a distribution under section 355 of the Code (a “Distribution”), such right to convert Class B common stock into Class A common stock will terminate upon such distribution.

Name and Address of Beneficial Owner	Number of Class B Shares Beneficially Owned(1)		Percent of Outstanding Class B Shares	Percentage of Total Vote(2)
Five Percent Beneficial Owner
EMC Corporation 176 South Street, Hopkinton, MA 01748	300,000,000		100%	95.9%

	Number of Class A Shares Beneficially Owned(1)		Percent of Outstanding Class A Shares	Percentage of Total Vote(2)
Five Percent Beneficial Owners
EMC Corporation	42,535,690	(3)	33.2%	1.4%
Prudential Financial, Inc.(4) 751 Broad Street, Newark, NJ 071020	8,545,374		6.7%	*	*
FMR, LLC(5) 82 Devonshire Street Boston, Massachusetts 02109	8,298,495		6.5%	*	*
Cisco Systems International B.V.(6) Haarlerbergpark Haarlerbergweb 13-19 1101 CH Amstrerdam, The Netherlands	6,500,000		5.1%	*	*

Name of Beneficial Owner	Number of Class A Shares Beneficially Owned(1)	Percent of Outstanding Class A Shares	Percentage of Total Vote(2)
Directors and Names Executive Officers
Michael W. Brown(7)	44,719	**	**
Jonathan C. Chadwick	—	**	**
John R. Egan(8)	53,673	**	**
Carl M. Eschenbach(9)	22,875	**	**
Patrick P. Gelsinger(10)	—	**	**
David I. Goulden*(11)	—	**	**
Renee J. James	2,439	**	**
Paul A. Maritz*(12)	1,953,842	1.5%	**
T. Tod Nielsen(13)	133,293	**	**
Mark S. Peek(14)	64,917	**	**
Dennis D. Powell(15)	12,219	**	**
S. Dawn Smith(16)	9,489	**	**
David N. Strohm*(17)	25,319	**	**
Betsy B. Sutter(18)	39,984	**	**
Joseph M. Tucci(19)	—	**	**
All directors and executive officers as a group (16 persons)(20)	2,411,591	1.9%	**

*	Nominee for director
**	Represents holdings of less than 1%

(1)	All amounts shown in this column include shares obtainable upon exercise of stock options currently exercisable or exercisable within 60 days of the date of this table and shares underlying restricted stock units vesting within 60 days of this table. In addition to the amounts shown, each share of Class B common stock may be converted to one share of Class A common stock upon election of the holder.
(2)	Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class, calculated on the basis of 10 votes per share of Class B common stock and one vote per share of Class A common stock. Each holder of Class B common stock is entitled to 10 votes per share of Class B common stock, and each holder of Class A common stock is entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote, with the exception of the election of Group II directors, in which Class A common stock and Class B shares are each entitled to one vote per share. Additionally, following a Distribution, (i) Class B stockholders are entitled to only one vote per share on any proposal to require the conversion of all then-outstanding shares of Class B common stock to Class A common stock; and (ii) they may not vote in elections for our Board of Directors without obtaining the prior consent of our Board of Directors if they have acquired 10% or more of the then-outstanding shares of Class B common stock other than through the Distribution and do not also hold an equivalent percentage of shares of our then-outstanding Class A common stock, in each case as further set forth in our certificate of incorporation.
(3)	Based solely upon a Form 4 filed with the SEC on March 1, 2013. Does not include 300,000,000 shares of Class A common stock issuable upon conversion of the shares of Class B common stock held by EMC listed in the above table. Such shares of Class B common stock are convertible into Class A common stock at the election of EMC.
(4)	Based solely upon a Schedule 13G/A filed with the SEC on February 11, 2013 by Prudential Financial, Inc. Beneficial owners associated with Prudential Financial, Inc. include The Prudential Insurance Company of America, Jennison Associates LLC, Prudential Investment Management, Inc. and Quantitative Management Associates LLC.
(5)	Based solely upon a Schedule 13G filed with the SEC on February 14, 2013 by FMR LLC. Beneficial owners associated with FMR LLC include Fidelity Management & Research Company, Edward C. Johnson 3d , Strategic Advisers, Inc., Pyramis Global Advisors, LLC and Pyramis Global Advisors Trust Company.

(6)	Based solely upon a Schedule 13 D/A filed November 29, 2007 with the SEC, Cisco Systems International B.V.(“Cisco B.V.”) is the holder of record and beneficial owner of 6,000,000 shares of our Class A common stock as of November 7, 2007. In addition, in October 2008, according to a Schedule 13D/A filed with the SEC by Intel Capital Corp. on November 3, 2008, Cisco B.V. purchased an additional 500,000 shares of our Class A common stock from Intel Capital. Beneficial owners associated with Cisco B.V. include Cisco Systems Netherlands Holdings B.V., Cisco Systems Luxembourg S.a.r.l., Cisco Systems Luxembourg International S.a.r.l., Cisco Systems International S.a.r.l., Cisco Systems (Bermuda) Limited, Cisco Systems International Holdings Limited, Cisco Technology, Inc. and Cisco Systems, Inc.
(7)	Includes 18,000 shares of Class A common stock subject to options exercisable within 60 days of March 1, 2013. Excludes 108,700 shares of EMC common stock beneficially owned by Mr. Brown of which 50,000 shares are subject to options exercisable within 60 days of March 1, 2013. Also excludes 8,300 restricted stock units of EMC that will vest on May 1, 2013.
(8)	Includes 18,000 shares of Class A common stock subject to options exercisable within 60 days of March 1, 2013 and 30,092 shares of Class A common stock held by Mr. Egan indirectly through a trust. Excludes 1,402,765 shares of EMC common stock beneficially owned by such individual of which 40,000 shares are subject to options exercisable within 60 days of March 1, 2013. Also excludes 8,300 restricted stock units of EMC that will vest on May 1, 2013.
(9)	Includes 6,250 shares of Class A common stock subject to options exercisable within 60 days of March 1, 2013 and 12,392 shares of Class A common stock issuable under RSUs that will vest within 60 days of March 1, 2013.
(10)	Excludes 712,514 shares of EMC common stock beneficially owned Mr. Gelsinger of which 339,089 shares are subject to options exercisable within 60 days of March 1, 2013.
(11)	Excludes 1,141,367 shares of EMC common stock beneficially owned Mr. Goulden of which 881,365 shares are subject to options exercisable within 60 days of March 1, 2013.
(12)	Includes 1,940,006 shares of Class A common stock subject to options exercisable within 60 days of March 1, 2013.
(13)	Includes 100,001 shares of Class A common stock subject to options exercisable within 60 days of March 1, 2013.
(14)	Mr. Peek resigned his position as Chief Financial Officer and Co-President, Business Operations effective May 11, 2012. Mr. Peek remained employed with the Company in a non-executive officer capacity until June 1, 2012. The information for Mr. Peek is based on information available to the Company as of his termination date and may not reflect current beneficial ownership.
(15)	Includes 1,500 shares of Class A common stock subject to options exercisable within 60 days of March 1, 2013.
(16)	Includes 9,375 shares of Class A common stock subject to options exercisable within 60 days of March 1, 2013.
(17)	Excludes 328,701 shares of EMC common stock beneficially owned by Mr. Strohm of which 90,000 shares are subject to options exercisable within 60 days of March 1, 2013. Excludes 8,300 restricted stock units of EMC that will vest on May 1, 2013.
(18)	Includes 6,250 shares of Class A common stock subject to options exercisable within 60 days of March 1, 2013.
(19)	Excludes 2,423,800 shares of EMC common stock beneficially owned by Mr. Tucci of which 1,450,667 shares are subject to options exercisable within 60 days of March 1, 2013.
(20)	Includes 2,101,986 shares of Class A common stock subject to options exercisable within 60 days of March 1, 2013 that are held by all executive officers and directors as a group and 37,176 shares of Class A common stock issuable under RSUs that will vest within 60 days of March 1, 2013. Excludes 6,117,847 shares of EMC common stock beneficially owned by such individuals, of which 2,851,121 shares are subject to options exercisable within 60 days of March 1, 2013; and 24,900 shares subject to RSUs that will vest within 60 days of March 1, 2013.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section (“CD&A”) discusses the compensation programs and policies for our named executive officers. The CD&A also provides an overview of the Compensation and Corporate Governance Committee’s role in the design and administration of these programs and policies and its role in making specific compensation decisions for our named executive officers.

Named Executive Officers

Our named executive officers for 2012 set forth in this proxy statement (the “Named Executive Officers”) are:

•	Patrick P. Gelsinger, Chief Executive Officer;

•	Carl M. Eschenbach, President and Chief Operating Officer;

•	Jonathan C. Chadwick, Chief Financial Officer and Executive Vice President;

•	S. Dawn Smith, Senior Vice President, General Counsel, Chief Compliance Officer and Secretary;

•	Betsy B. Sutter, Senior Vice President, Human Resources;

•	Paul A. Maritz, who served as Chief Executive Officer until his resignation, effective September 1, 2012;

•	Mark S. Peek, who served as Chief Financial Officer and Co-President, Business Operations, until his resignation, effective May 11, 2012; and

•	T. Tod Nielsen, who served as Co-President, Applications Platform until his resignation, effective December 31, 2012.

Mr. Eschenbach also served as our Principal Financial Officer following Mr. Peek’s departure until Mr. Chadwick’s appointment in November 2012.

Mr. Maritz continues to serve on our Board of Directors. He departed VMware to join EMC Corporation as its Chief Strategist to focus particularly on big data and the next generation of cloud-oriented applications, which led ultimately to the launch of the joint Pivotal Initiative between EMC and VMware.

Objectives of our Executive Compensation Program

The objectives of our executive compensation program are to:

•	motivate our executives to achieve our strategic, operational and financial goals;

•	reward superior performance;

•	attract and retain exceptional executives; and

•	reward behaviors that result in long-term increased stockholder value.

To achieve these objectives, we have implemented and maintained compensation plans that tie a substantial portion of our executive compensation to the achievement of pre-determined performance goals and increases in total stockholder return. We may adopt other arrangements from time to time to best meet our compensation objectives.

In addition to the foregoing objectives, we believe that the mix and design of the elements of our executive compensation are well balanced and do not encourage management to assume excessive risk. As detailed below, our pay mix is balanced among base salary, short-term performance cash bonus awards and equity compensation. Executive officer compensation is heavily weighted towards long-term, equity-based incentive compensation, which we believe discourages excessive short-term risk taking and strongly aligns executive officer interests with the creation of long-term increased stockholder value. In February 2012, our Compensation and Corporate

Governance Committee added long-term performance-based equity incentives to our pay mix to further align executive compensation with the achievement of specific long-term company goals. In addition, we maintain policies against the purchase of hedging instruments in order to help maintain the alignment of executive officer interests with long-term changes in stockholder value by prohibiting executive officers from purchasing financial instruments that trade off the potential for upside gain in order to lock in the current market value of our securities. Additionally, as discussed below, our executive compensation plans also include compensation recovery provisions that enable us to recover performance bonuses, as well as gains on equity awards, that were earned due to activity detrimental to the Company.

Advisory Vote on Named Executive Officer Compensation

During 2012, we conducted our annual nonbinding advisory “Say-on-Pay” vote at our annual stockholders meeting held on May 31, 2012. Our stockholders demonstrated strong support for our executive compensation program, with over 99% of the total votes cast in support of our executive compensation program. In light of this strong support of our executive compensation practices and plans, we have maintained our existing compensation philosophy, which is focused on delivering compensation that rewards performance and helps to attract and retain exceptional executives.

We have determined that our stockholders should vote on a Say-on-Pay proposal each year. Accordingly, our board of directors recommends that you vote FOR Proposal 2 at the Annual Meeting. For more information, see “Proposal 2—Advisory Vote to Approve Named Executive Officer Compensation” in this proxy statement.

Corporate Performance During 2012

Our executive compensation programs are designed to reward strong corporate performance, and our compensation decisions reflect both our performance and our outlook. During 2012, our operating results continued to be strong. Revenue increased by 22% over 2011, and non-GAAP operating margin rose from 31.0% in 2011 to 32.4% in 2012 while we continued to invest in our long-term strategic initiatives. Our one-year total stockholder return was 14.4%. Please see “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our Annual Report on Form 10-K for a more detailed description of our fiscal year 2012 financial results.

A reconciliation of our non-GAAP operating margin to GAAP operating margin can be found in Appendix B to this proxy statement.

Our Executive Compensation Program—2012 Highlights

•

Above-Target Cash Bonuses Reflected Strong 2012 Performance. Our performance-based cash bonus program constitutes a majority of the potential annual cash compensation payable to our Named Executive Officers. Bonus payouts to our Named Executive Officers reflected our strong performance with payouts equal to 110.9% of targeted amounts for the first half of 2012 and 109.4% to 112.5% of targeted amounts for the second half of 2012. For more information, see “Annual Performance-Based Bonuses.”

•

Senior Executive Transition. During 2012, we reconstituted our senior executive management team, as Mr. Gelsinger succeeded Mr. Maritz as Chief Executive Officer. Mr. Eschenbach was named President and Chief Operating Officer, and Mr. Chadwick joined us as our new Chief Financial Officer and Executive Vice President. Mr. Gelsinger and Mr. Chadwick’s compensation were established in connection with their recruitment to the Company and reflect our goal to recruit executives with proven senior leadership experience at global technology companies. We also increased Mr. Eschenbach’s compensation in connection with his promotion to Chief Operating Officer in April 2012. For more information, see “Cash Compensation” and “Long-Term Incentives.”

•

Introduction of Long-Term Performance-Based Equity Award Program. We completed our review of long-term performance-based equity award strategies in February 2012 when our Compensation and Corporate Governance Committee approved a new long-term equity-based performance award program under our 2007 Equity and Incentive Plan. We selected the achievement of revenue growth rates over the three-year period through the end of 2014 as the performance objective for the performance stock unit awards and granted awards to each of our then-serving Named Executive Officers. We also granted performance stock unit awards to Mr. Eschenbach upon his promotion to Chief Operating Officer and to Mr. Gelsinger and Mr. Chadwick when they joined VMware. We believe that maintaining significant revenue growth rates over the next three years during a period of transformation and increasing competition in information technology markets will be a key metric for measuring our performance and determining future stockholder returns. Accordingly, the value that can be realized pursuant to the awards under the new program depends upon the level of revenue growth we achieve. For more information, see “Long-Term Incentives.”

Overview of Compensation Setting Process

Compensation actions for our Named Executive Officers are determined by our Compensation and Corporate Governance Committee. The members of our Compensation and Corporate Governance Committee possess significant experience in the review and oversight of executive compensation at global technology companies and at VMware. The Committee makes its determinations of executive compensation based on this experience and in consultation with management.

The Compensation and Corporate Governance Committee has engaged Frederic W. Cook & Co., Inc. (“FWC”) as its independent consultant to advise it on an as needed basis with respect to executive compensation decisions. FWC reports directly to the Compensation and Corporate Governance Committee and does not provide services to VMware management. The Compensation and Corporate Governance Committee has assessed the independence of FWC pursuant to SEC rules and concluded that the firm’s work does not raise any conflict of interest that prevents them from providing independent advisory services to the committee.

FWC provides the Compensation and Corporate Governance Committee analyses of our executive compensation program from time to time. FWC assists the Committee’s reviews of our program’s effectiveness in supporting our business objectives and strategy, its relative reasonableness compared to competitive practice for companies in related businesses of similar size and market value and the changing business and regulatory environment.

FWC compares our executive compensation structure and levels to those of comparable companies using data from Radford Consulting (“Radford”) covering software companies with annual revenue greater than $1 billion to supplement data from proxy and other SEC filings. In addition to the Radford survey data, FWC recommended a peer group, which was approved by the Compensation and Corporate Governance Committee for executive compensation comparisons. The weightings between the peer group and the Radford survey data were based on FWC’s subjective assessment of the applicability and quality of each data source. The peer group for 2012 consisted of the following companies: Adobe Systems, Amazon.com, Autodesk, BMC Software, CA, Citrix Systems, Cognizant Technology Solutions, eBay, Electronic Arts, Intuit, NetApp, Oracle, Red Hat, Salesforce.com, Synopsys, Symantec and Yahoo. The Compensation and Corporate Governance Committee determined that this group of peer companies was representative of our executive talent pool and our product and market profile and appropriate from a size perspective. One company in our 2011 peer group—Verisign—was removed from the 2012 group of our peer companies because its revenues dropped substantially due the sale of a portion of its business. We added one company—Oracle—because it was within our industry and its market capitalization is within a reasonable multiple of ours.

The Compensation and Corporate Governance Committee evaluated 2012 Named Executive Officer compensation decisions in light of the FWC analysis to award compensation for our Named Executive Officers that is generally competitive with the identified peer group and the Radford survey data and sufficient to recruit and retain qualified executives. The Compensation and Corporate Governance Committee does not target or benchmark compensation to any particular percentile of compensation paid by other companies, but rather considers the market data as one factor in making its compensation decisions. Other factors include our performance, an individual’s contribution, experience, potential and compensation history and internal pay equity. After taking these factors into account, the Compensation and Corporate Governance Committee exercises its judgment in making compensation decisions. We believe that this approach gives us the flexibility to make compensation decisions based upon all of the facts and circumstances.

Compensation Components

The compensation packages of our Named Executive Officers include a mix of cash and equity-based compensation. The major compensation components are:

•	base salaries, which serve as the primary fixed compensation portion of our Named Executive Officer compensation packages;

•	annual cash bonuses that are based on our semi-annual strategic, operational and financial performance measured against specific pre-established goals;

•	long-term equity incentive compensation in the form of restricted stock units that are tied to stock price appreciation and enhance retention and long-term focus; and

•

commencing in 2012, long-term performance based equity incentive compensation, in the form of performance stock units that are tied to stock price appreciation and long-term performance objectives important to our company.

Consistent with the objectives of our executive compensation program, cash generally constitutes a lesser portion of our compensation packages and is divided into base salary and annual performance-based bonus awards. We emphasize long-term equity incentives consistent with our focus on delivering superior stockholder returns. However, we also review cash compensation against our peer group to ensure that our total target cash compensation remains competitive in order to promote retention.

Cash Compensation

During 2012, there were two primary components to cash compensation paid to our Named Executive Officers—base salary and annual performance-based bonuses paid under our Executive Bonus Program.

Base salary serves as the primary form of fixed compensation for our Named Executive Officers. Base salary can also impact other compensation and benefit opportunities, including annual bonuses, as such opportunities are expressed as a percentage of base salary. In early 2012, we conducted our annual review of executive compensation and increased the base salary for three of our then-serving Named Executive Officers. As a result of our annual review, we increased Mr. Peek’s base salary from $475,000 to $600,000, Ms. Smith’s base salary from $410,000 to $425,000 and Ms. Sutter’s base salary from $375,000 to $400,000. We also increased Ms. Smith’s and Ms. Sutter’s target bonuses as a percentage of salary from 75% to 100%. We made these adjustments taking into account the lack of any cash compensation changes for these officers since 2010, internal pay equity and the competitive peer group data provided by FWC. Cash compensation for our other then-serving Named Executive Officers—Paul Maritz, Carl Eschenbach and Tod Nielsen—was left unchanged in light of Mr. Eschenbach’s increase in late 2011 and the level of Mr. Nielsen’s pay, which we deemed to be appropriate for his position. Mr. Maritz’s compensation was left unchanged to enable further time to review his compensation package. This review was not yet completed at the time Mr. Maritz tendered his resignation in July 2012. Accordingly, no adjustments were made to Mr. Maritz’s compensation during 2012 prior to his departure when his resignation became effective on September 1, 2012. Mr. Maritz continues to serve with VMware as a member of our Board of Directors.

Subsequently, in April 2012, we increased Mr. Eschenbach’s base salary from $625,000 to $675,000 in connection with his promotion to Chief Operating Officer and in recognition of his increased responsibilities, which expanded from oversight of sales and marketing to include oversight of our general business operations.

In September 2012, Mr. Gelsinger succeeded Mr. Maritz as our Chief Executive Officer. We established Mr. Gelsinger’s base salary as $850,000 and his target bonus percentage at 135.3%, for a total annual target cash compensation of $2 million. Mr. Gelsinger’s equity-based compensation is discussed below.

In November 2012, Mr. Chadwick joined us as Chief Financial Officer and Executive Vice President. We provided him with a base salary of $625,000 and an annual target bonus amount of 100% of his base salary. We established Mr. Chadwick’s cash compensation amounts in consideration of his significant experience as a C-level finance officer of global technology companies. Consistent with our other Named Executive Officers except for Mr. Gelsinger. We also provided a signing bonus of up to $200,000 for Mr. Chadwick in order to replace bonus opportunities with his prior employer.

Annual Performance-Based Bonus

Each of our Named Executive Officers is eligible to earn cash bonuses tied to our financial results and individual performance under our Executive Bonus Program. We believe it is important to provide rewards for specific results and behaviors that support our overall long-term business strategy. In 2012, the Compensation and Corporate Governance Committee determined that bonuses would be paid based on corporate financial performance metrics applied separately to each half of the year and individual goals set for the entire year. The Compensation and Corporate Governance Committee retained negative discretion to reduce actual payouts below the amounts calculated under the plan formulas, and as discussed below, the Committee applied negative discretion in consultation with management to reduce payouts to our Named Executive Officers during 2012.

The following table provides the target bonus amounts for 2012, expressed as a percentage of base salary at the start of the first and second halves of the year, for each of our Named Executive Officers under our Executive Bonus Program:

Named Executive Officer(1)	Target Bonus (as percentage of base salary)	H1 2012 Target Bonus	H2 2012 Target Bonus
Patrick P. Gelsinger(2)	135%	—	$384,392	(3)
Carl M. Eschenbach	100%	$325,000	$337,500	(4)
S. Dawn Smith	100%	$212,500	$212,500
Betsy B. Sutter	100%	$200,000	$200,000
Paul A. Maritz	100%	$375,000	$375,000
Mark S. Peek(5)	100%	$300,000	—
T. Tod Nielsen	100%	$300,000	$300,000

(1)	Mr. Chadwick joined VMware in November 2012 and was not added to the Executive Bonus Program until 2013. He received a discretionary bonus in lieu of participating in the second half 2012 Executive Bonus Program. For more information, see “Discretionary Bonuses” below.
(2)	Mr. Gelsinger joined VMware as CEO effective September 1, 2012.
(3)	Target amount pro-rated to reflect time remaining in performance period when Mr. Gelsinger joined VMware.
(4)	The increase in Mr. Eschenbach’s H2 2012 bonus target compared to H1 2012 reflects the April 2012 increase to his base salary. For more information, see “Cash Compensation” above.
(5)	Mr. Peek departed the Company in May 2012.

Threshold payments were set at 80% of target bonus amounts, and maximum payments were set at 200% of target amounts. For each Named Executive Officer, 75% of his or her bonus opportunity for 2012 was tied to the achievement of corporate financial metrics, while 25% was tied to the achievement of individual goals. For any bonus amount to be paid out, a threshold level of achievement of each of the pre-established corporate financial objectives was required. Upon reaching the threshold, actual bonus amounts for the 75% of the bonus program tied to achievement of corporate financial metrics were determined based upon the degree of achievement above and below the target amounts. Once bonus amounts for the achievement of corporate financial measures are determined, bonus amounts for the 25% of the bonus program tied to achievement of individual goals are funded at the same percentage level, subject to reduction based upon the degree of achievement of the individual goals.

Corporate Financial Metrics

The portion of our Named Executives Officers’ bonuses tied to the achievement of corporate financial metrics for 2012 was based on the achievement of pre-established corporate revenue and operating margin goals. In 2012, the Compensation and Corporate Governance Committee set corporate revenue and non-GAAP operating margin targets for the first and second halves of the year in February and August of 2012, respectively. The following table shows the revenue and non-GAAP operating margin targets for each half year. Non-GAAP operating margin was calculated by excluding stock-based compensation and the net effect of the amortization and capitalization of software development costs, employer payroll taxes on employee stock transactions, amortization of intangible assets and acquisition-related items from, our operating margin calculated in accordance with GAAP and then applying our non-GAAP tax rate. Results were also adjusted to eliminate any impact on revenues and non-GAAP operating margin of acquisitions and foreign exchange rate fluctuations not provided for in VMware’s operating plan. Accordingly, the actual performance metrics calculated for purposes of the bonus program listed in the table below differ from VMware’s reported financial results for the periods shown.

	H1 2012		H2 2012
	Target	Actual*	Target	Actual*
Revenue	$2,175,000	$2,176,600	$2,437,000	$2,423,000
Non-GAAP Operating Margin	31.10%	32.27%	30.70%	32.50%

*	As adjusted to exclude the impact of acquisitions and foreign currency exchange rate fluctuations not accounted for in our operating plans.

The thresholds for minimum bonus payments were set at achievement of 90.0% of each of the first and second half revenue targets, respectively, and 94.9% and 94.8% of the first and second half non-GAAP operating margin targets, respectively. Maximum bonus amounts would become payable upon achievement of 110.0% of the revenue target for the first and second halves of 2012, and upon achievement of 118.0% of non-GAAP operating margin for the first half of 2012 and 118.2% for the second half of 2012. The performance targets and thresholds for the Executive Bonus Program were established based upon the Company’s operating plan and the prioritization we placed upon investing in our strategic initiatives in order to achieve revenue growth. Additionally, the Compensation and Corporate Governance Committee determined that regardless of operating margin performance, payouts in excess of 100% of the target bonus amounts would be paid only if revenue exceeded 97% of the performance target, in light of the Company’s emphasis on investing to achieve long-term revenue growth.

Revenue and operating margin performance for the first and second halves of 2012 yielded percentage bonus payouts of 114.5% and 112.5% of target amounts, respectively. The portions of Named Executive Officer bonus payments tied to the achievement of corporate financial metrics for each half of 2012 were made at the same levels—114.5% and 112.5%—yielded by the bonus program calculations.

	H1 Corporate Performance Bonus Amounts			H2 Corporate Performance Bonus Amounts
Named Executive Officer(1)	Target Amount	Bonus Calculated per Formula @ 114.5%	Approved Bonus @ 114.5%	Target Amount	Bonus Calculated per Formula @ 112.5%	Approved Bonus @ 112.5%
Patrick P. Gelsinger(2)	—	—	—	$288,294	$324,331	$324,331
Carl M. Eschenbach	$243,750	$279,094	$279,094	$253,125	$284,766	$284,766
S. Dawn Smith	$159,375	$182,484	$182,484	$159,375	$179,297	$179,297
Betsy B. Sutter	$150,000	$171,750	$171,750	$150,000	$168,750	$168,750
Paul A. Maritz(4)	$281,250	$322,031	$322,031	$281,250	—	—
Mark S. Peek(3)	$225,000	—	—	—	—	—
T. Tod Nielsen(4)	$225,000	$257,625	$257,625	$225,000	—	—

(1)	Mr. Chadwick joined VMware in November 2012 and was not added to the Executive Bonus Program until 2013. He received a discretionary bonus in lieu of participating in the second half 2012 Executive Bonus Program. For more information, see “Discretionary Bonuses” below.
(2)	Mr. Gelsinger joined VMware as CEO effective September 1, 2012, after completion of the 2012 first half performance period.
(3)	Mr. Peek departed VMware in May 2012, prior to the date of the bonus payout for the first half of 2012, and was therefore ineligible to receive payment.
(4)	Mr. Maritz and Mr. Nielsen departed VMware prior to the date of the bonus payout for the second half of 2012 and were therefore ineligible to receive payment.

Individual Performance Assessments

Individual performance goals for the Named Executive Officers were set in March 2012 for our then-current Named Executive Officers. Mr. Maritz’s performance was evaluated with respect to companywide achievement of financial objectives, achievement of go-to-market and product development plans, implementation of long-range planning, completion of corporate strategies for growth areas and internal organizational development. Mr. Eschenbach’s performance was evaluated with respect to objectives relating to achievement of go-to-market strategies, customer outreach programs and levels of customer satisfaction, financial objectives for targeted regions, products and markets, bookings diversity and organizational development. Mr. Eschenbach was assigned further objectives following his promotion to Chief Operating Officer and his assumption of the role of interim Principal Financial Officer following Mr. Peek’s departure, including development and implementation of the Company’s operating plan for the second half of 2012, managing the Finance department through the transition to a new chief financial officer, driving sales programs for the Company’s vSphere product, integration of the Company’s acquisition of Nicira and oversight of the executive team through the transition to our new chief executive officer. Mr. Nielsen’s performance was evaluated with respect to applications platform financial performance, supporting and integrating new cloud platform acquisitions, and the development and timely release of cloud application and data products and strategy. Ms. Smith’s performance was evaluated with respect to objectives relating to enhancing and streamlining commercial contracting and licensing with channel partners and customers, supporting business acquisitions and continuing development of the commercial legal organization. Ms. Sutter’s performance was evaluated with respect to objectives relating to implementation of employee development programs, development of human resources tools and systems, enhancing new hire integration and assimilation, development of platforms for employee-directed community outreach programs and opportunities and achievement of employee retention goals.

We also established individual performance goals for Mr. Gelsinger when he became our Chief Executive Officer in September 2012, including achievement of second half financial goals, establishing the Company’s 2013 plan, integrating the Company’s recent acquisition, implementing a smooth transition as our new Chief Executive Officer, finalizing the Company’s long-term strategic plan and achieving new product development and delivery goals.

As discussed above, our Executive Bonus Program provided that payouts for individual performance would be funded, subject to the Compensation and Corporate Governance Committee’s potential use of negative discretion, at the same ratio as payouts based on the corporate financial metrics if threshold achievement of corporate financial goals sufficient to trigger a minimum payout was reached. There were no formulas or weightings assigned to individual performance objectives, and achievement was assessed overall on a holistic basis that also took into account overall individual and company performance. As discussed above, during 2012, corporate financial goals above the threshold levels were achieved. With respect to payouts for individual goals, the Compensation and Corporate Governance Committee exercised its negative discretion, in consultation with management, to determine that payouts for the first half of 2012 should be funded for all executive officers at 100%, rather than the 114.5% achievement paid out for corporate financial goal achievement. The Committee’s determination was to enable the blended rate of payouts for executives under the Executive Bonus Program to be 110.9%, the same percentage that the Company funded its first half bonus pool for all employees. Additionally, most of the 2012 individual performance objectives were annual goals, so outcomes were not yet determined in August when the Committee reviewed progress and determined first half bonus payouts. Similarly, for the second half of 2012, in consultation with management, the Committee determined that payouts for individual performance for the Named Executive Officers (other than Messrs. Gelsinger and Eschenbach as detailed below) would be paid out at 100%, rather than the 112.5% used for corporate financial achievement, because even though most individual performance objectives had been achieved, continuing implementation of several of the objectives would be ongoing in 2013.

Although the Committee determined that executives would overall have bonus payouts for individual performance reduced to 100% from the calculated 112.5%, it made exceptions for Mr. Gelsinger and Mr. Eschenbach, who were paid out at the calculated 112.5%. The Committee’s determinations were in recognition of Mr. Gelsinger’s oversight of a smooth transition to new executive leadership and of the development of the Company’s new strategic plan, and of Mr. Eschenbach’s overall achievement and leadership in his new role as Chief Operating Officer during a year when the senior executive team was in transition, as well as the additional duties he assumed serving as the Company’s interim Principal Financial Officer prior to Mr. Chadwick’s start date.

	H1 Individual Performance Bonus Amounts			H2 Individual Performance Bonus Amounts
Named Executive Officer(1)	Target Amount	Bonus Calculated per Formula @ 114.5%	Approved Bonus @ 100.0%	Target Amount	Bonus Calculated per Formula @ 112.5%	Bonus Approval as % of Target	Approved Bonus
Patrick P. Gelsinger(2)	—	—	—	$96,098	$108,110	112.5%	$108,110
Carl M. Eschenbach	$81,250	$93,031	$81,250	$84,375	$94,922	112.5%	$94,922
S. Dawn Smith	$53,125	$60,828	$53,125	$53,125	$59,766	100%	$53,125
Betsy B. Sutter	$50,000	$57,250	$50,000	$50,000	$56,250	100%	$50,000
Paul A. Maritz(4)	$93,750	$107,344	$93,750	$93,750	—	—	—
Mark S. Peek(3)	$75,000	—	—	—	—	—	—
T. Tod Nielsen(4)	$75,000	$85,875	$75,000	$75,000	—	—	—

(1)	Mr. Chadwick joined VMware in November 2012 and was not added to the Executive Bonus Program until 2013. He received a discretionary bonus in lieu of participating in the second half 2012 Executive Bonus Program. For more information, see “Discretionary Bonuses” below.
(2)	Mr. Gelsinger joined VMware as CEO effective September 1, 2012, after completion of the 2012 first half performance period.
(3)	Mr. Peek departed VMware in May 2012, prior to the date of the bonus payout for the first half of 2012, and was therefore ineligible to receive payment.
(4)	Mr. Maritz and Mr. Nielsen departed VMware prior to the date of the bonus payout for the second half of 2012, and were therefore ineligible to receive payment.

Discretionary Bonuses

The Compensation and Corporate Governance Committee has the authority to approve discretionary bonuses outside of the Executive Bonus Program in the event that circumstances arise that were not contemplated at the beginning of the year when the annual bonus plan structure was approved. During 2012, the Company agreed to pay Mr. Chadwick a sign-on bonus of up to $200,000 negotiated in connection with his recruitment in order to replace the value of bonus compensation he would potentially have been required to forego when leaving his former employer. We paid Mr. Chadwick $50,000 under the sign-on bonus provision of our agreement with him. Additionally, the Committee approved a discretionary bonus payout to Mr. Chadwick of $105,883 in lieu of Mr. Chadwick’s participation in the Executive Bonus Program. Mr. Chadwick joined VMware in November 2012, just two months prior to the end of the second half 2012 performance period, and therefore was not included in the program. However, the Committee reviewed Mr. Chadwick’s overall achievement in transitioning leadership of the Company’s Finance group, assessing the Company’s financial condition and finalizing the Company’s 2013 operating plan and determined that it would be appropriate to pay Mr. Chadwick a discretionary bonus that was equal to the amount he would have received had he participated in the second half bonus plan.

Aside from the discretionary bonuses paid to Mr. Chadwick, there were no discretionary bonuses paid to our Named Executive Officers for 2012.

Long-Term Incentives

We strongly believe that equity awards further align the interests of our Named Executive Officers with those of our stockholders. Equity awards are also an important part of the compensation packages that we use to recruit new executive hires.

During 2012, our Compensation and Corporate Governance Committee approved our new long-term equity-based performance award program, which provides for grants of performance stock units, or PSUs. We selected the achievement of revenue growth rates over the three-year period through the end of 2014 as the performance objective for the 2012 long-term equity program. We believe that maintaining significant revenue growth rates through 2014, during a period of transformation and increasing competition in the information technology markets, will be a key metric for measuring our performance and determining future stockholder returns. Accordingly, the value that can be realized under the awards depends upon the level of revenue growth we achieve. Depending upon the level of revenue growth achieved, the performance stock units can convert into shares of common stock at ratios ranging from one-half share to three shares for each performance stock unit. If the minimum performance threshold is not met, then no shares will be issued.

Except as indicated below, we designed the awards so that no vesting occurs until completion of the performance period running through the end of 2014, in order to focus our executive team on long-term revenue growth achievement and to maintain long-term stability in our executive team. When we introduced PSU grants in February 2012 as part of our program to refresh the levels of our employee equity grants, vesting in most executive long-term equity awards would have been largely completed during 2014. Accordingly, the three-year PSU performance period with vesting in the first quarter of 2015 was selected to help promote executive retention as well as to align with our strategic planning process.

In addition to PSUs, we also granted restricted stock units, or RSUs, to certain of our Names Executive Officers in order to promote long-term retention and align their compensation with long-term stockholder value. Our February 2012 equity award refresh grant included RSU grants to two of our Named Executive Officers.

During 2012, we made the following equity-based grants to our Named Executive Officers:

	Performance Stock Units					Restricted Stock Units
Named Executive Officer	Selected Value	PSUs(1)	Conversion Range(2)		Type	Selected Value	RSUs(1)	Type
Patrick P. Gelsinger	$4,000,000	44,052	0.5 – 2.0		New Hire	$7,000,000	77,091	New Hire
Carl M. Eschenbach	$10,000,000	99,138	0.5 – 2.0	(3)	Promotion	$5,000,000	49,569	Promotion
	$2,000,000	22,605	0.5 – 3.0		Refresh	—	—	—
Jonathan C. Chadwick	$4,000,000	44,712	0.5 – 2.0		New Hire	$8,000,000	89,425	New Hire
S. Dawn Smith	$1,000,000	11,302	0.5 – 3.0		Refresh	—	—	—
Betsy B. Sutter	$2,000,000	22,605	0.5 – 3.0		Refresh	$2,000,000	22,605	Refresh
Mark S. Peek	$2,000,000	22,605	0.5 – 3.0		Refresh	$4,000,000	45,211	Refresh
T. Tod Nielsen	$2,000,000	22,605	0.5 – 3.0		Refresh	—	—	—

(1)	The number of PSUs and RSUs covered by each award was determined by dividing the selected value by the 45-day trailing average price of VMware Class A common stock as of the first day of the month during which the award was granted.
(2)	The number of shares of VMware Class A common stock that a PSU award will convert into varies depending upon the degree of revenue performance. No shares will be issued if minimum performance thresholds are not achieved.
(3)	50% of Mr. Eschenbach’s promotion PSU will convert into 1.0 to 2.0 shares of Class A common stock depending upon the degree of revenue achievement through the end of 2013. The balance will convert into 0.5 to 2.0 shares of Class A common stock depending upon the degree of revenue performance through the end of 2014.

As discussed above, we were still in the process of reviewing Mr. Maritz’s overall compensation package when the February 2012 refresh grants were made. Additionally, we considered the overall value of Mr. Maritz’s outstanding VMware equity awards and determined that no additional equity awards were called for until completion of our review of Mr. Maritz’s compensation.

We determined the amount of the PSUs and RSUs granted to each Named Executive Officer when we made our refresh grants in February 2012 by taking into account a variety of factors, including the lack of new equity grants for Named Executive Officers since 2010, the timeline for vesting in each Named Executive Officers existing grants and comparisons of data from our identified peer group of companies.

In April 2012, the Committee approved PSU and RSU grants to Mr. Eschenbach in connection with his promotion to Chief Operating Officer. The revenue growth targets for each of the two performance periods in Mr. Eschenbach’s PSU grant were established to be consistent with revenue growth targets for the February 2012 PSU grants made to the rest of the executive team. We determined the level of Mr. Eschenbach’s promotion grants taking into account his increased responsibilities, his prior achievements for the Company and the importance of retaining his services to our continuing success.

In September 2012, the Committee approved grants for Mr. Gelsinger in connection with the commencement of his service as the Company’s Chief Executive Officer. The terms of the PSUs were identical to the PSU grants made in February to the other Named Executive Officers, except that the PSU conversion ratio differed from the PSUs granted in February due to the relatively large size of the grant and the amount of time in the three-year performance period that had elapsed prior to the date of Mr. Gelsinger’s grant.

In determining the level of Mr. Gelsinger’s VMware equity grants, the Compensation and Corporate Governance Committee took into account that Mr. Gelsinger was joining VMware from VMware’s parent and controlling stockholder, EMC Corporation, where he had previously served as an executive officer, and that he would therefore continue to vest in equity awards that he had received from EMC. At the time of his transfer to VMware, Mr. Gelsinger held various equity awards from EMC that will continue to vest in accordance with their original terms because VMware is a majority owned subsidiary of EMC. At the Compensation and Corporate Governance Committee’s request, Mr. Gelsinger agreed to cancel a long-term incentive performance award from EMC for 239,617 shares of EMC common stock in consideration of the VMware PSU grant. The Committee had determined that it would be appropriate for Mr. Gelsinger’s long-term performance-based awards to be based on VMware revenue performance rather than EMC performance metrics. At the same time, the Compensation and Corporate Governance Committee determined that it was appropriate for Mr. Gelsinger to retain and continue to vest in his remaining EMC grants. By doing so, it would not be necessary for VMware to consider replacing the value of the grants that Mr. Gelsinger would otherwise have had to forego in order to join VMware, therefore reducing the potential dilution to VMware stockholders. Accordingly, Mr. Gelsinger continued to vest in a total of 357,832 EMC stock options and 427,552 EMC restricted stock units that were unvested at the time he joined VMware. Mr. Gelsinger will also vest in an EMC stock option for 29,525 shares and an RSU for 58,560 shares due to EMC’s achievement of certain performance objectives during fiscal 2012. Pursuant to an employee benefits agreement between VMware and EMC entered into in 2007 at the time of VMware’s initial public offering, the stock-based compensation expense for Mr. Gelsinger’s ongoing vesting in EMC equity awards will be recognized by VMware. For additional information on the EMC equity grants held by Mr. Gelsinger, see EMC’s proxy statement for its 2013 Annual Meeting of Shareholders.

The overall size of Mr. Gelsinger’s equity grants was determined through negotiations with Mr. Gelsinger and reflected VMware’s compensation philosophy of weighting compensation toward long-term, performance-based compensation based on company achievement and shareholder value.

In December 2012, the Compensation and Corporate Governance Committee approved PSU and RSU grants to Mr. Chadwick in connection with the commencement of his service as the Company’s Chief Financial Officer and Executive Vice President. The overall size of Mr. Chadwick’s equity grants was determined through negotiations with Mr. Chadwick and, as with Mr. Gelsinger’s grants, reflected VMware’s compensation philosophy of weighting compensation toward long-term, performance-based compensation based on company achievement and shareholder value. The Company also took into account the value of equity grants from his prior employer that Mr. Chadwick agreed to forego.

Other than as discussed above, no other equity grants were made to our Named Executive Officers during 2012, and no other outstanding awards were modified.

Benefits and Perquisites

We do not generally provide executive-level benefits or perquisites to our Named Executive Officers. However, we offer relocation assistance for new executive officers who join the Company and need to relocate to the area of our headquarters in Palo Alto, California. Accordingly, we agreed to provide relocation assistance to Mr. Gelsinger and his family, including reimbursement for costs incurred with the sale of his existing home, moving costs, temporary housing and commuting costs and reimbursement for related taxes. Certain of the costs that were incurred prior to Mr. Gelsinger’s start date with VMware were reimbursed by EMC. The total value of the relocation costs incurred on Mr. Gelsinger’s behalf in 2012, including reimbursement for related taxes, was $101,913. We expect to reimburse Mr. Gelsinger for additional relocation costs through the beginning of 2013.

Post-Termination Compensation

As discussed above, stock-based awards are an important element of the compensation packages that we offer to recruit and retain executive officers. In order to induce certain of our Named Executive Officers to forego their compensation benefits with their former employers to join us, we agreed to accelerate the equity award grants made to them in connection with their hiring under certain circumstances should they be involuntarily terminated. Each of Mr. Chadwick’s, Mr. Gelsinger’s and Ms. Smith’s agreements with us provide that if there is a “change in control,” and we terminate the Named Executive Officer’s employment without “cause” or the Named Executive Officer terminates his or her employment for “good reason” (each as defined in their offer letters) during the 12 months following the change in control, all unvested equity awards granted to the Named Executive Officer in connection with his or her hiring will become fully vested. Mr. Nielsen’s agreement provided for acceleration of vesting of one-half of the equity awards granted to him in connection with his hiring if we terminated his employment without “cause” or he terminated his employment for “good reason” within 12 months following a change in control (each as defined in his offer letter). In addition, Ms. Smith’s agreement provides for acceleration of vesting of one-half of all equity awards granted to her in connection with her hiring in the event of her termination without cause or her termination of employment for good reason. Mr. Chadwick’s agreement provides for acceleration of vesting of one-half of the RSUs granted to him in connection with his hiring in the event that we terminate his employment without cause or he terminates his employment for good reason within eighteen months following his start date. Similarly, in connection with Mr. Eschenbach’s promotion to Chief Operating Officer in April 2012, the RSU grant he received provides that if there is a change in control, and we terminate his employment without “cause” or he terminates his employment for “good reason” (each as defined in his grant agreement) following the change in control, the unvested portion of the RSU grant will become fully vested. Mr. Eschenbach’s April 2012 RSU grant also provides for acceleration of vesting of one-half of the unvested portion of the RSU grant in the event of his termination without cause or his termination of employment for good reason.

Additionally, the performance stock unit awards that we granted in 2012 to each of our Named Executive Officers provide for acceleration of vesting following a change in control in the event of termination of employment by the Company without “cause” or by the Named Executive Officer for “good reason” (each as defined in the performance award agreements). We determined that providing for accelerated vesting in the event of an involuntary termination following a change in control was appropriate in order to reward the Named Executive Officers for the progress they achieve toward meeting the performance objectives should their employment be terminated for reasons beyond their control.

Also, although we did not provide any change in control or severance compensation to Mr. Maritz or Mr. Nielsen when they ceased their employment at VMware, the equity awards that each received from VMware during their employment with us included provisions that are in all equity grants made to VMware employees that provide for continued vesting if the employee transfers to EMC. Following Mr. Maritz’s resignation as our Chief Executive Officer effective in September 2012, Mr. Maritz transferred to EMC to serve as its Chief Strategist. On April 1, 2013, he became Chief Executive Officer of GoPivotal, an entity jointly owned by EMC and VMware, in addition to his current service on VMware’s Board of Directors. Mr. Nielsen also transferred to EMC following his resignation from us effective December 31, 2012. Accordingly, as of December 31, 2012, Mr. Maritz continued to vest in 24,552 RSUs and options to purchase 78,699 shares of Class A common stock that were unvested at the time of his departure from VMware and Mr. Nielsen continued to vest in 97,157 RSUs and options to purchase 16,667 shares of Class A common stock that were unvested at the time of his departure from VMware. Pursuant to the employee benefits agreement between VMware and EMC referenced above, the stock-based compensation expense for Mr. Maritz’s and Mr. Nielsen’s ongoing vesting in VMware equity awards will be recognized by EMC.

We provide death benefits and disability insurance to all of our employees including our Named Executive Officers. VMware stock options and restricted stock units also fully vest in the event of death or termination of employment due to disability.

Tax Deductibility

Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation greater than $1 million paid for any fiscal year to the corporation’s chief executive officer and certain other executive officers. However, performance-based compensation is not subject to the $1 million deduction limit if certain requirements are met. The Compensation and Corporate Governance Committee may consider the impact of Section 162(m) when designing our cash and equity bonus program, but may elect to provide compensation that is not fully deductible as a result of Section 162(m) if it determines this is in our best interests. The Compensation and Corporate Governance Committee structured our 2012 Executive Bonus Program for our Named Executive Officers and the performance-based long-term equity program we introduced in February 2012 in order to allow each to qualify as performance-based compensation under Section 162(m). The restricted stock units granted in 2012 do not qualify as performance-based compensation.

Hedging Policy

We have adopted a policy prohibiting any of our directors or employees, including our Named Executive Officers, from “hedging” their ownership in shares of our Class A common stock or other equity-based interests in us, including by engaging in short sales or trading in derivative securities relating to our common stock and the common stock of EMC.

Compensation Recovery Policies

Our Executive Bonus Program for our executive officers, including our Named Executive Officers, and the performance-based long-term equity award program, which was initiated in February 2012, were both adopted under the 2007 Equity and Incentive Plan. The Incentive Plan includes provisions that allow us to cancel outstanding equity awards or “clawback” the value of cash bonus awards recently realized if an officer, including each of our Named Executive Officers, engages in activity determined to be detrimental to VMware. Additionally, both programs include an incentive compensation recovery provision under which we can require reimbursement of any bonus paid under the plan where payment was predicated on financial results that were subject to a significant restatement and the individual engaged in fraud or misconduct that caused or partially caused the restatement. The policy applies to payments made within three years of the date when the applicable restatement is disclosed.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The table below summarizes the compensation information for the fiscal years ended December 31, 2012, 2011 and 2010 for our Named Executive Officers—our Chief Executive Officer, our Chief Financial Officer, all individuals that served as a principal executive officer or a principal financial officer during 2012 and the three other most highly compensated individuals who were serving as executive officers of VMware at the end of fiscal year 2012. The amounts shown in the Stock Awards column do not reflect compensation actually received by the Named Executive Officer, but instead include the aggregate grant date value of awards computed in accordance with generally accepted accounting standards.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)		Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)		Total ($)
Patrick P. Gelsinger(4)	2012	286,604	—	13,131,239	(5)	432,441	105,055	(6)	13,955,339
Chief Executive Officer

Jonathan C. Chadwick(7)	2012	99,360	155,883	12,641,071		—	1,250		12,897,564
Chief Financial Officer and Executive Vice President

Carl M. Eschenbach(8)	2012	661,378	—	18,966,432		740,032	21,044	(9)	20,388,886
President and Chief Operating Officer	2011	568,750	—	4,982,830		638,594	14,589		6,204,763
	2010	550,000	—	3,866,370		649,000	10,516		5,075,886

S. Dawn Smith	2012	425,000	—	1,117,655		468,031	4,500		2,015,186
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	2011	410,000	—	—		334,407	4,000		748,407
	2010	407,500	—	1,449,840		358,163	3,500		2,219,003

Betsy B. Sutter(10)	2012	400,000	—	4,439,622		440,500	7,641		5,287,763
Senior Vice President, Human Resources

Paul A. Maritz(11)	2012	500,000	—	—		415,781	150		915,931
Former Chief Executive Officer	2011	750,000	—	—		815,625	—		1,565,625
	2010	750,000	—	3,866,370		885,000	—		5,501,370

Mark S. Peek(12)	2012	252,308	—	6,643,933		—	4,142		6,900,382
Former Chief Financial Officer and Co-President, Business Operations	2011	475,000	—	—		516,564	4,000		995,564
	2010	456,250	—	3,866,370		513,625	3,500		4,839,745

T. Tod Nielsen(13)	2012	600,000	—	2,235,408		332,625	7,642		3,175,675
Former Co-President, Application Platform	2011	600,000	—	—		652,500	4,000		1,256,500
	2010	600,000	—	3,866,370		708,000	7,940		5,182,310

(1)	Amounts shown represent the grant date fair values of stock awards granted in the fiscal year indicated, which were computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Options (“ASC Topic 718”), without taking into account estimated forfeitures. The amounts disclosed may never be realized. Assumptions used in calculating these amounts are included in the note titled “Stockholders’ Equity” to our audited financial statements included in our Annual Report on Form 10-K for the applicable year.

With respect to PSU awards, where vesting is subject to the Company’s financial performance, the “Stock Awards” column above includes the grant date fair value based on the probable outcome of the performance based condition as of the grant date in accordance with ACS Topic 718. Assuming the highest level of performance is achieved, the aggregate grant date fair value of the PSU awards set forth in the table above would be:

	Date of Grant	Maximum Conversion Ratio	Assuming Highest Level of Performance Conditions Achieved ($)
Patrick P. Gelsinger	09/14/12	2.00	9,010,396
Jonathan C. Chadwick	12/17/12	2.00	8,427,318
Carl M. Eschenbach	02/29/12	3.00	6,706,224
Carl M. Eschenbach	04/09/12	2.00	22,308,032
S. Dawn Smith	02/29/12	3.00	3,352,965
Betsy B. Sutter	02/29/12	3.00	6,706,224
Mark S. Peek	02/29/12	3.00	6,706,224
T. Tod Nielsen	02/29/12	3.00	6,706,224

(2)	Amounts consist of cash incentive compensation earned for services rendered in the respective fiscal years under our annual cash incentive bonus plan. For more details on the annual cash incentive bonus plan, see “Compensation Discussion and Analysis—Annual Performance-Based Bonus” and “Grants of Plan-Based Awards.”
(3)	Unless otherwise noted, the amounts listed in the All Other Compensation column for fiscal 2012 include: (i) matching contributions made under the VMware 401(k) plan of up to $4,500 for participating named executive officers. This includes $1,250 for Mr. Chadwick, $4,500 for Mr. Eschenbach, $4,500 for Ms. Smith, $4,500 for Ms. Sutter, $1,000 for Mr. Peek and $4,500 for Mr. Nielsen and (ii) matching contributions under VMware’s Matching Gift Program, under which employees may contribute to qualified charitable organizations and VMware provides a matching contribution to the charity in an equal amount, up to $3,141.59 in the aggregate for each employee annually. This includes $3,141.59 for Mr. Gelsinger, $3,141 for Ms. Sutter, $150 for Mr. Maritz, $3,141.59 for Mr. Peek and $3,141.59 for Mr. Nielsen.
(4)	Because Mr. Gelsinger was elected Chief Executive Officer effective September 1, 2012, the amounts for fiscal year 2012 represent compensation for a partial fiscal year. Prior to joining VMware, Mr. Gelsinger was an executive officer at EMC, our parent and controlling stockholder. Mr. Gelsinger will continue to vest in equity awards granted by EMC while he is employed by the Company.
(5)	Amount includes a PSU award that was granted to Mr. Gelsinger in exchange for his agreement to cancel a Long-Term Incentive Plan award granted by EMC on August 3, 2011 and valued on February 2, 2012 with a grant date fair value of approximately $6.2 million. Pursuant to ASC Topic 718, Mr. Gelsinger’s PSU award is deemed to be a modification of the original EMC award, and the grant date fair value is equal to the residual value of the EMC award on the date of modification, which is approximately $5.2 million.
(6)	Amount includes $69,674 of relocation expenses, $67,798 of which was paid by the Company and $1,876 of which was paid by EMC, our parent and controlling stockholder, and $32,239 in reimbursement for related taxes, $31,006 of which was paid by the Company and $1,233 of which was paid by EMC.
(7)	Because Mr. Chadwick was appointed Chief Financial Officer, effective November 5, 2012, the amounts for fiscal year 2012 represent compensation for a partial fiscal year. The amount shown in the “Bonus” column represents a sign-on bonus of $50,000 and a second half 2012 bonus of $105,883; which is the amount he would have earned if he were included in the Executive Bonus Program for that period.
(8)	Mr. Eschenbach served as the Company’s Co-President, Customer Operations from January 2011 until his appointment as Chief Operating Officer and Co-President in April 2012. He became President and Chief Operating Officer in December 2012.
(9)	Amount includes $16,544 for spousal travel and attendance at a Company sales organization event.
(10)	Information for Ms. Sutter is shown only for fiscal year 2012 because she was not a Named Executive Officer prior to fiscal year 2012. Effective January 16, 2013, Ms. Sutter is no longer deemed to be an executive officer of VMware.
(11)	Mr. Maritz resigned as Chief Executive Officer, effective September 1, 2012. Mr. Maritz continues to serve on the Company’s Board of Directors and is Chief Executive Officer of GoPivotal, an entity jointly owned by EMC and VMWare. Mr. Maritz continues to vest in his VMware equity awards while he is employed by EMC or GoPivotal.
(12)	Mr. Peek resigned his position as Chief Financial Officer and Co-President, Business Operations, effective May 11, 2012. Mr. Peek remained employed with the Company in a non-executive officer capacity until June 1, 2012.
(13)	Mr. Nielsen resigned his position as Co-President, Application Platform, effective December 31, 2012, and accepted a position at EMC, our parent and controlling stockholder. At the time of his departure from VMware Mr. Nielsen continued to vest in his VMware equity awards while employed by EMC.

Grants of Plan-Based Awards

The following table sets forth information concerning non-equity incentive plan grants to our Named Executive Officers under our Executive Bonus Program during the fiscal year ended December 31, 2012 and stock awards granted to our Named Executive Officers during 2012 under the Incentive Plan. For further information on our non-equity incentive plan grants, see “Compensation Discussion and Analysis—Annual Performance-Based Bonus.” The actual amounts realized in respect of the non-equity plan incentive awards during the 2012 fiscal year are reported in the “Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column.

Name	Type(1)	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)				All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)(4)
Patrick P. Gelsinger	H2 Bonus	09/14/12	230,635	384,392	768,783	—	—	—		—	—
	RSU Grant	09/14/12	—	—	—	—	—	—		77,091	7,884,097
	PSU Grant	09/14/12	—	—	—	22,026	44,052	88,104		—	5,247,142	(5)

Jonathan C. Chadwick	RSU Grant	12/17/12	—	—	—	—	—	—		89,425	8,427,412
	PSU Grant	12/17/12	—	—	—	22,356	44,712	89,424		—	4,213,659

Carl M. Eschenbach	H1 Bonus	02/14/12	195,000	325,000	650,000	—	—	—		—	—
	H2 Bonus	08/14/12	202,500	337,500	675,000	—	—	—		—	—
	RSU Grant	04/09/12	—	—	—	—	—	—		49,569	5,577,008
	PSU Grant	02/29/12	—	—	—	11,303	22,605	67,815		—	2,235,408
	PSU Grant	04/09/12	—	—	—	74,354	99,138	198,276	(6)	—	11,154,016

S. Dawn Smith	H1 Bonus	02/14/12	127,500	212,500	425,000	—	—	—		—	—
	H2 Bonus	08/14/12	127,500	212,500	425,000	—	—	—		—	—
	PSU Grant	02/29/12	—	—	—	5,651	11,302	33,906		—	1,117,655

Betsy B. Sutter	H1 Bonus	02/14/12	120,000	200,000	400,000	—	—	—		—	—
	H2 Bonus	08/14/12	120,000	200,000	400,000	—	—	—		—	—
	RSU Grant	02/14/12	—	—	—	—	—	—		22,605	2,204,214
	PSU Grant	02/29/12	—	—	—	11,103	22,605	67,815		—	2,235,408

Paul A. Maritz	H1 Bonus	02/14/12	225,000	375,000	750,000	—	—	—		—	—

Mark S. Peek	H1 Bonus	02/14/12	180,000	300,000	600,000	—	—	—		—	—
	RSU Grant	02/14/12	—	—	—	—	—	—		45,211	4,408,525
	PSU Grant	02/29/12	—	—	—	11,103	22,605	67,815		—	2,235,408

T. Tod Nielsen	H1 Bonus	02/14/12	180,000	300,000	600,000	—	—	—		—	—
	H2 Bonus	08/14/12	180,000	300,000	600,000	—	—	—		—	—
	PSU Grant	02/29/12	—	—	—	11,103	22,605	67,815		—	2,235,408

(1)	“H1 Bonus” in the above table refers to grants under the Executive Bonus Program for performance between January 1, 2012 and June 30, 2012. “H2 Bonus” in the above table refers to grants under the Executive Bonus Program for performance between July 1, 2012 and December 31, 2012.
(2)	Amounts shown are possible payouts under the Executive Bonus Program. These amounts were based on the individual’s 2012 base salary and position. The program included corporate and individual performance goals with 75% of each Named Executive Officer’s target amount tied to corporate performance goals. Threshold payments were set at 80% of the target amounts and were tied to achievement of corporate financial goals. Accordingly, threshold bonus amounts were 60% of the target amounts for our Named Executive Officers. Maximum payments were set at 200% of the target amounts. For more information on the Executive Bonus Program, see “Compensation Discussion and Analysis—Annual Performance-Based Bonus.”
(3)	This column reflects the grant date fair values of each equity award computed in accordance with ASC Topic 718, without taking into account estimated forfeitures. The fair market values of these awards have been determined based on assumptions set forth in the note titled “Stockholders’ Equity” to our audited financial statements for the fiscal year ended December 31, 2012 included in our Annual Report on Form 10-K filed with the SEC on February 27, 2013. With respect to the PSU awards, the estimate of the grant date fair value in accordance with ACS Topic 718 assumes vesting at target.

(4)	Except as otherwise noted, the PSU award amounts represent the range of shares of Class A common stock that will vest if VMware meets a designated growth target at the end of a three-year performance period commencing on January 1, 2012 assuming achievement at the threshold, target and maximum performance levels. The PSU awards will convert into Class A common stock at a ratio ranging from 0.5 to 3.0 shares for PSU awards granted in February 2012 and from 0.5 to 2.0 shares for awards granted after February 2012, depending upon the degree of performance. Vesting in the VMware PSU award will not occur, and no shares will be issued, for performance below minimum thresholds specified in the award. For more information regarding our PSU awards, see “Compensation Discussion and Analysis—Long-Term Incentives.”
(5)	Pursuant to ASC Topic 718, this award is deemed to be a modification of an award granted by EMC, our parent and controlling stockholder, to Mr. Gelsinger on August 3, 2011 and the grant date fair value of this award is equal to the residual value of the EMC award on the date of modification. For more information, see “Summary Compensation Table—Footnote 5.”
(6)	Represent the range of shares of Class A common stock that will vest, half at the end of 2013 and half at the end of 2014, if VMware meets designated growth targets assuming achievement at the threshold, target and maximum performance levels. The PSU award will convert into Class A common stock at a ratio ranging from 1.0 to 2.0 shares for units vesting at the end of 2013 and 0.5 to 2.0 for units vesting at the end of 2014, depending upon the degree of performance. Vesting in the VMware PSU award will not occur, and no shares will be issued, for performance below minimum thresholds specified in the award. For more information regarding our PSU awards, see “Compensation Discussion and Analysis—Long-Term Incentives.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options and stock awards held by our Named Executive Officers as of December 31, 2012.

Except for the EMC awards held by Mr. Gelsinger, the market values for unvested stock awards are calculated based on a market value of $94.14 of our Class A common stock (the closing market price of VMware’s Class A common stock on December 31, 2012) multiplied by the number of shares subject to the award. For the EMC awards held by Mr. Gelsinger, the market values for unvested stock awards are calculated based on a market value of $25.30 per share (the closing market price of EMC’s common stock on December 31, 2012) multiplied by the number of shares subject to the award.

		Option Awards						Stock Awards
Name	Type	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Type	Grant Date		Number of Shares or Units of Stock Held That Have Not Vested (#)	Market Value of Shares or Units of Stock Held That have Not Vested ($)
Patrick P. Gelsinger	EMC	10/30/09	(1)	300,000	200,000	16.47	10/30/19	EMC	10/30/09	(2)	125,000	3,162,500
	EMC	08/03/10	(1)	9,600	14,400	20.47	08/03/20	EMC	08/03/10	(2)	24,000	607,200
	EMC	02/02/11	(3)	9,000	27,000	20.47	08/03/20	EMC	02/02/11	(4)	48,000	1,214,400
	EMC	08/03/11	(1)	4,107	16,432	25.04	08/03/21	EMC	02/02/11	(2)	75,000	1,897,500
	EMC	02/02/12	(5)	—	30,808	25.04	08/03/21	EMC	08/03/11	(2)	30,552	772,966
								EMC	02/02/12	(6)	61,103	1,545,906
								VMW	09/14/12	(7)	77,091	7,257,347
								VMW	09/14/12	(8)	44,052	4,147,055

Jonathan C. Chadwick	—	—		—	—	—	—	VMW	12/17/12	(7)	89,425	8,418,470
								VMW	12/17/12	(8)	44,712	4,209,188

Carl M. Eschenbach	VMW	06/15/09	(9)	1,042	6,250	30.80	06/15/2015	VMW	11/15/10	(10)	24,552	2,311,325
								VMW	09/15/11	(11)	39,463	3,715,047
								VMW	02/29/12	(8)	22,605	2,128,035
								VMW	04/09/12	(11)	49,569	4,666,426
								VMW	04/09/12	(12)	99,138	9,332,851

		Option Awards						Stock Awards
Name	Type	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Type	Grant Date		Number of Shares or Units of Stock Held That Have Not Vested (#)	Market Value of Shares or Units of Stock Held That have Not Vested ($)
S. Dawn Smith	VMW	10/14/09	(13)	1,875	18,750	45.05	10/14/15	VMW	10/14/09	(10)	8,750	823,725
								VMW	11/15/10	(10)	9,207	866,747
								VMW	02/29/12	(8)	11,302	1,063,970

Betsy B. Sutter	VMW	06/15/09	(13)	1,042	6,250	30.80	6/15/15	VMW	11/15/10	(10)	18,414	1,733,494
								VMW	02/14/12	(11)	22,605	2,128,035
								VMW	02/29/12	(8)	22,605	2,128,035

Paul A. Maritz	VMW	09/10/08		500,000	—	33.95	09/10/14	VMW	11/15/10	(10)	24,552	2,311,325
	VMW	08/12/09	(14)	1,361,307	78,699	31.59	08/12/15

Mark S. Peek	—	—		—	—	—	—	—	—		—	—

T. Tod Nielsen	VMW	02/13/09	(13)	88,334	16,667	25.09	02/13/15	VMW	02/13/09	(10)	50,000	4,707,000
								VMW	11/15/10	(10)	24,552	2,311,325
								VMW	02/29/12	(8)	22,605	2,128,035

(1)	Option vests over five years on each anniversary of the date of grant, subject to continued employment.
(2)	RSU vests over four years on each anniversary of the date of grant, subject to continued employment.
(3)	Represents a performance stock option to purchase 36,000 shares of EMC common stock. The performance stock option was awarded by EMC on August 3, 2010 and performance targets were approved on February 2, 2011. 100% of these options became eligible to vest in February 2012. One-quarter of the EMC option shares vested on February 2, 2012, and the remaining shares vest ratably every year until fully vested on February 1, 2015, subject to continued employment.
(4)	Represents 72,000 EMC shares issuable under a PSU award. The PSU was awarded by EMC on August 3, 2010 and performance targets were approved on February 2, 2011. 100% of the PSUs became eligible to vest in February 2012. One-third of the EMC PSUs vested on February 2, 2012, and the remaining PSUs vest ratably every year thereafter until fully vested on February 1, 2014, subject to continued employment.
(5)	Represents a performance stock option to purchase 30,808 shares of EMC common stock. The performance stock option was awarded by EMC on August 3, 2011 and performance targets were approved on February 2, 2012. 95.8% of these options became eligible to vest in February 2013 (the “Eligible Options”). One-quarter of the Eligible Option shares vested on February 6, 2013, and the remaining Eligible Option shares vest ratably every year thereafter until fully vested on February 1, 2016, subject to continued employment. The remaining 4.2% of this option award was forfeited since the 2012 performance goals were not fully achieved. For more information on the EMC performance stock options granted in August 2011, please see “Compensation Disclosure and Analysis—Annual Equity Awards” on pages 60-62 of EMC’s proxy statement filed with the SEC on March 21, 2013.
(6)	Represents 61,103 EMC shares issuable under a PSU award. The PSU was awarded by EMC on August 3, 2011 and performance targets were approved on February 2, 2012. 95.8% of the PSUs became eligible to vest in February 2013 (the “Eligible PSUs”). One-third of the Eligible PSUs vested on February 6, 2013, and the remaining Eligible PSUs vest ratably every year thereafter until fully vested on February 1, 2015, subject to continued employment. The remaining 4.2% of this PSU award was forfeited since the 2012 performance goals were not fully achieved.
(7)	RSU vests over four years, with 37.5% vesting on the 18-month anniversary of the first day of the month the RSU was granted and the remaining shares vesting ratably every six months thereafter, subject to continued employment.
(8)	Represents the number of shares of Class A common stock that will vest under a PSU award at the end of a three-year performance period beginning January 1, 2012 and ending on December 31, 2014, subject to continued employment, assuming achievement of the target financial performance established at the beginning of 2012. Results for the PSU awards cannot be determined at this time. Results to date indicate achievement at the target level, which is reflected in this column. Vesting in the PSU award will not occur, and no units will be issued, for performance below minimum thresholds specified in the award. For more information regarding the PSU awards, see “Compensation Discussion and Analysis—Long-Term Incentives.”
(9)	Option vests over four years, with 25% vesting on the first anniversary of the first day of the month the option was granted and the remaining shares vesting ratably each month thereafter, subject to continued employment.
(10)	RSU vests over four years, with 25% vesting on the first anniversary of the date of grant and the remaining shares vesting ratably every six months thereafter, subject to continued employment.
(11)	RSU vests over four years, with 25% vesting on the first anniversary of the first day of the month the RSU was granted and the remaining shares vesting ratably every six months thereafter, subject to continued employment.
(12)	One-half of the PSU award will vest after the end of a performance period beginning January 1, 2012 and ending December 31, 2013, subject to continued employment, assuming achievement of specified performance criteria and one-half of the award will vest after the end of a performance period beginning January 1, 2012 and ending December 31, 2014, subject to continued employment, assuming achievement of specified performance criteria. The award’s target financial performance was established at the time of grant. Results for the PSU award cannot be determined at this time. Results to date indicate achievement at the target level, which is reflected in this column. Vesting in the PSU award will not occur, and no units will be issued, for performance below minimum thresholds specified in the award. For more information regarding the PSU awards, see “Compensation Discussion and Analysis—Long-Term Incentives.”
(13)	Option vests over four years, with 25% vesting on the first anniversary of the date of grant and the remaining shares vesting ratably each month thereafter, subject to continued employment.
(14)	21.6% of the option vested on the date of grant, with the remaining shares vesting ratably each month thereafter through March 12, 2103, subject to continued employment.

Option Exercises and Stock Vested

The following table sets forth information regarding stock options and stock awards exercised and vested, respectively, for our Named Executive Officers during the fiscal year ended December 31, 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
Patrick P. Gelsinger(3)	—	—	125,000	(4)	2,988,750	(5)
Jonathan C. Chadwick	—	—	—		—
Carl M. Eschenbach	12,500	789,845	50,430		4,542,153
S. Dawn Smith	22,500	1,194,116	13,353		1,193,165
Betsy B. Sutter	12,500	693,094	19,207		1,749,099
Paul A. Maritz	500,000	25,930,000	12,276		1,144,921
Mark S. Peek	75,000	4,582,605	6,138		624,603
T. Tod Nielsen	58,346	4,456,779	62,276		5,981,421

(1)	Amounts represent the difference between the exercise price and the fair market value of the VMware Class A common stock on the date of exercise for each option multiplied by the number of options exercised on each such date. Fair market value has been determined based on the closing price of VMware’s Class A common stock on the NYSE on the exercise date.
(2)	Amounts represent the fair market value of VMware Class A common stock, on the applicable vesting date, multiplied by the number of shares of restricted stock units vested on each such date. Fair market value has been determined based on the closing price of VMware’s common stock on the NYSE on the vesting date, if the vesting date falls on a trading day, or if the vesting date does not fall on a trading day, the first trading day immediately preceding the vesting date. Amounts shown do not represent proceeds from sales of shares acquired on vesting of stock awards and do not indicate that shares were actually sold.
(3)	Prior to joining VMware Mr. Gelsinger was an executive officer at EMC, our parent and controlling stockholder. Mr. Gelsinger will continue to vest in equity awards granted by EMC while he is employed by the Company.
(4)	Represents only those EMC restricted stock units that vested in 2012 following Mr. Gelsinger’s appointment as Chief Executive Officer of the Company on September 1, 2012.
(5)	Represents the fair market value of EMC common stock on the applicable vesting date, multiplied by the number of shares of stock that vested on that date.

Pension Benefits

VMware does not provide pension benefits to its Named Executive Officers.

Nonqualified Deferred Compensation

VMware’s Named Executive Officers are not provided with a nonqualified deferred compensation plan.

Potential Payments upon Termination or Change in Control

The information below describes the compensation and benefits due to each of our Named Executive Officers in the event of termination of employment or a change in control under the circumstances described below. Except as noted below, all unvested stock awards will terminate upon any termination of employment. The vested portions of all stock options generally remain exercisable for a period of three months following the date of termination unless termination is for cause, in which case any unexercised stock options terminate immediately.

Involuntary Termination for Cause

A Named Executive Officer whose employment is terminated for cause is not entitled to any compensation or benefits other than those that are paid to all employees upon any termination of employment.

Involuntary Termination without Cause or Resignation for Good Reason

Except as provided in individual agreements, a Named Executive Officer whose employment is involuntarily terminated without cause or who terminates his or her employment for good reason is not entitled to any benefits other than those that are paid to all employees upon any termination of employment.

The employment offer letter for Ms. Smith provides for the acceleration of vesting of one-half of all equity awards granted to her in connection with her hiring in the event of her involuntary termination by the Company without cause or her termination of employment for good reason.

The employment offer letter for Mr. Chadwick provides for the acceleration of vesting of one-half of the unvested RSUs granted to him in connection with his hiring in the event of his involuntary termination by the Company without cause or his termination of employment for good reason within 18 months of his hire date.

The agreement relating to the RSU awarded to Mr. Eschenbach in connection with his promotion to Chief Operating Officer in April 2012 provides for the acceleration of vesting of one-half of the unvested portion of the RSU in the event of his involuntary termination by the Company without cause or his termination of employment for good reason.

Voluntary Termination

A Named Executive Officer who voluntarily terminates employment is not entitled to any compensation or benefits other than those that are paid to all employees upon any termination of employment.

The provision of any additional compensation and benefits would be made at the discretion of the Compensation and Corporate Governance Committee.

Change in Control

Our Named Executive Officers do not have change in control agreements. However, certain of our Named Executive Officers are contractually entitled to compensation or benefits if they are involuntarily terminated other than for cause or terminate their employment for good reason following a change in control of VMware.

Mr. Nielsen’s offer letter provides for the acceleration of vesting of one-half of the unvested RSUs granted to him in connection with his hiring in the event of his involuntary termination by the Company without cause or his termination of employment for good reason within 12 months following a change in control of VMware. Mr. Nielsen resigned from the Company effective December 31, 2012 and accepted a position at EMC.

Each of Mr. Gelsinger’s, Mr. Chadwick’s and Ms. Smith’s offer letters provide for the acceleration of vesting of the entire unvested portion of the RSUs, and, in the case of Ms. Smith, stock options, granted to the officer in connection with his or her hiring in the event of the officer’s involuntary termination by the Company without cause or the officer’s termination of employment for good reason within 12 months following a change in control of VMware.

The agreement relating to the RSU awarded to Mr. Eschenbach in April 2012 in connection with his promotion to Chief Operating Officer provides for the acceleration of vesting of the entire unvested portion of the RSU in the event of his involuntary termination by the Company without cause or his termination of employment for good reason following a change in control of VMware.

In the event of a change in control of VMware, the performance stock awards granted to Named Executive Officers provide that applicable performance period will terminate immediately prior to consummation of the change in control, and the conversion ratio applicable to the PSU will be fixed at either 1.0, if the change in control occurs in the first year of the performance period, or a conversion ratio determined using a hypothetical revenue growth rate for the full performance period that is calculated based on the annualized revenue growth rate for the period prior to the change in control. Following a change in control of VMware, if we terminate an officer’s employment other than for cause or the officer terminates his or her employment for good reason, the PSU award will become fully vested.

Death

Upon an employee’s death, the employee’s survivors will continue to receive the employee’s base salary for six months, and we will make a $10,000 contribution to a tax-qualified education fund in respect of each of the deceased employee’s minor children. This benefit is provided to all employees generally. For those employees who hold equity awards granted under the Incentive Plan, including our Named Executive Officers, unvested stock options and stock awards will immediately vest and all options held by the employee prior to his or her death will remain exercisable for three years thereafter. The awards granted by EMC to Mr. Gelsinger prior to his employment by the Company, which continue to vest by their terms while he is employed by the Company, provide the same benefits.

Disability

We do not have guidelines for providing compensation or benefits upon an employee’s disability other than providing the benefits that are provided to all employees generally upon any termination of employment. For those employees who hold equity awards granted under the Incentive Plan, including our Named Executive Officers, unvested stock options and stock awards will immediately vest, and all options held by an employee prior to his or her termination for disability will remain exercisable for three years thereafter. The awards granted by EMC to Mr. Gelsinger prior to his employment by the Company, which continue to vest by their terms while he is employed by the Company, provide the same benefits.

Retirement

We do not provide any retirement benefits to our Named Executive Officers, other than matching 401(k) plan contributions to the extent that they are provided to all employees who participate in our 401(k) plan. Effective July 2012, the maximum matching contribution available to all employees participating in our 401(k) plan is $1,250 per fiscal quarter.

Potential Payments Tables

The following table shows the potential payments and benefits that would have been provided upon termination under each of the scenarios discussed above if such termination had occurred on December 31, 2012. The actual amounts to be paid can only be determined at the time of the termination of employment. Excluded are benefits of equal value provided to all employees, such as payments upon an employee’s death.

	Termination Due to Death or Disability ($)		Without Cause/ Resignation for Good Reason ($)		Certain Terminations Following a Change in Control ($)
	Acceleration of Stock Options(1)	Acceleration of RSUs & PSUs(2)	Acceleration of Stock Options(1)	Acceleration of RSUs & PSUs(2)	Acceleration of Stock Options(1)	Acceleration of RSUs & PSUs(2)
Patrick P. Gelsinger(3)	1,978,114	20,604,874	—	—	—	11,404,402
Jonathan C. Chadwick	—	12,627,657	—	4,209,235	—	12,267,657
Carl M. Eschenbach	395,875	22,153,684	—	2,333,213	—	16,127,312
S. Dawn Smith	920,438	2,754,442	460,219	411,863	—	1,887,695
Betsy B. Sutter	395,875	5,989,563	—	—	—	2,128,035
Paul A. Maritz(4)	4,922,622	2,311,325	—	—	—	—
T. Tod Nielsen(5)	1,150,856	9,146,360	—	—	—	4,481,535

(1)	Represents the aggregate value of the acceleration of vesting of the executive’s unvested stock options, based on the spread between the closing price of our common stock ($94.14) on the NYSE on December 31, 2012 and the stock option exercise prices.

(2)	Represents the aggregate value of the acceleration of vesting of the executive’s unvested restricted stock units, based on the closing price of our common stock ($94.14) on the NYSE on December 31, 2012.
(3)	Amounts for Mr. Gelsinger include awards granted by EMC, our parent and controlling stockholder, prior to his employment by the Company, which awards continue to vest by their terms while he is employed by the Company. The aggregate value of the acceleration of vesting of Mr. Gelsinger’s unvested EMC stock options are based on the spread between the closing price of EMC’s common stock ($25.30) on the NYSE on December 31, 2012 and the stock option exercise prices. The aggregate value of the acceleration of vesting of Mr. Gelsinger’s unvested EMC restricted stock units is based on the closing price of EMC’s common stock ($25.30) on the NYSE on December 31, 2012.
(4)	Mr. Maritz resigned as Chief Executive Officer, effective September 1, 2012. Mr. Maritz continues to serve on the Company’s Board of Directors and is Chief Executive Officer of GoPivotal, an entity jointly owned by EMC and VMware. As of December 31, 2012 Mr. Maritz remained eligible for potential payments listed in the above table upon termination of his employment with EMC due to death or disability.
(5)	Mr. Nielsen resigned from the Company effective December 31, 2012 and accepted a position at EMC.

Indemnification Agreements and Director and Officer Insurance

Our certificate of incorporation and bylaws generally provide for mandatory indemnification of directors and officers to the fullest extent permitted by law. We have also entered into indemnification agreements with our directors and executive officers that will generally provide for mandatory indemnification to the fullest extent permitted by law. In addition, our executive officers and directors are insured under an officers and directors liability insurance policy.

COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that VMware specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Compensation and Corporate Governance Committee of VMware, Inc. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Corporate Governance Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION AND CORPORATE GOVERNANCE

COMMITTEE

David N. Strohm, Chair

Michael W. Brown

Dennis D. Powell

DIRECTOR COMPENSATION

The Compensation and Corporate Governance Committee evaluates the appropriate level and form of compensation for non-employee directors at least annually and recommends changes to the Board of Directors when appropriate. During 2012, non-employee directors were eligible for the following compensation:

•	an annual retainer fee of $50,000;

•	additional annual compensation of $25,000 for committee chairs;

•	additional annual compensation of $20,000 for committee vice chairs; and

•	additional annual compensation of $15,000 for other committee members.

We also reimburse our directors for reasonable expenses in connection with performing their duties as directors, such as attendance at Board of Directors and committee meetings.

In addition, during 2012, non-employee directors were eligible to receive the following equity grants:

•	an annual restricted stock unit grant equal to a grant value of $250,000, calculated using a 45-day trailing average, vesting in quarterly installments over one year.

The Compensation and Corporate Governance Committee has adopted stock ownership guidelines for our non-employee directors. Under the guidelines, each non-employee director who receives equity grants from us is required to hold 5,000 shares of our Class A common stock. If a director does not yet meet the holding requirement, the director must hold an amount of shares equal to 50% of the net shares acquired from us as compensation for director services. As of the date of this proxy statement, the holdings of each non-employee director are sufficient to comply with this policy.

We do not provide compensation to Messrs. Tucci, Goulden and Maritz for their service on our Board of Directors because they are officers of EMC or a subsidiary of EMC. Accordingly, Messrs. Tucci, Goulden and Maritz are not subject to the stock ownership guidelines established for our non-employee directors.

The table below summarizes the compensation paid by us to non-employee directors for the fiscal year ended December 31, 2012:

Name	Fees Paid(1) ($)	Restricted Stock Unit Awards(2)(3) ($)	Total ($)
Joseph M. Tucci	—	—	—
Michael W. Brown	90,000	216,248	306,248
John R. Egan	75,000	216,248	291,248
David I. Goulden	—	—	—
Renee J. James	65,000	216,248	281,248
Dennis D. Powell	85,000	216,248	301,248
David N. Strohm	90,000	216,248	306,248

(1)	Includes annual retainer for service on our Board of Directors and additional amounts, as applicable, for committee membership and service as committee chair.
(2)	Amounts shown represent the grant date fair values computed in accordance with ASC Topic 718 of the restricted stock unit grants in this table, rather than an amount paid to or realized by the director. The fair market value of these awards have been determined based on assumptions set forth in the note titled “Stockholders’ Equity” to our audited financial statements for the fiscal year ended December 31, 2012, included in our Annual Report on Form 10-K filed with the SEC on February 27, 2013.
(3)	On May 31, 2012, each of Messrs. Brown, Egan, Powell and Strohm and Ms. James was granted an award of 2,325 restricted stock units, with a grant date fair value of $216,248, in each case, computed in accordance with ASC Topic 718, as described in Footnote 2 to this table.

The table below shows the aggregate numbers of unvested VMware stock awards and option awards outstanding for each non-employee director as of December 31, 2012.

Name	Unvested Restricted Stock Unit Awards	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable
Joseph M. Tucci	—	—	—
Michael W. Brown	1,163	18,000	—
John R. Egan	1,163	18,000	—
David I. Goulden	—	—	—
Renee J. James	1,163	—	—
Dennis D. Powell	1,163	1,500	—
David N. Strohm	1,163	—	—

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

From time to time, we enter into transactions in which “related persons” (as defined in Item 404 of Regulation S-K adopted by the SEC under the federal securities laws) could be deemed to have a direct or indirect material interest. Related persons include our directors and executive officers, their immediate family members and stockholders beneficially owning more than five percent of either class of our common stock. We enter into these transactions in the ordinary course of business in connection with the design, development, marketing, sales and distribution of our products and in the administration and oversight of our business operations.

We have adopted a written policy and procedures for the review, approval and ratification of transactions involving related persons. We recognize that transactions with related persons may present potential or actual conflicts of interest or an appearance of impropriety. Additionally, these transactions must be fair to us in accordance with applicable Delaware corporate law. Accordingly, as a general matter, it is our policy to closely assess and evaluate transactions with related persons. Our policy provides that transactions with related persons are subject to review by our Audit Committee.

The policy covers all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships), in which we or any of our subsidiaries is or will be a participant, in which the amount involved exceeds $120,000 and in which any related person has or may have a direct or indirect material interest. An investor may obtain a written copy of this policy by sending a request to Attention: Legal Department, VMware Inc., 3401 Hillview Avenue, Palo Alto, California 94304.

Additionally, ownership interests of our directors or officers in the common stock of EMC or service as both a director of EMC and VMware, or as a director of VMware and an officer or employee of EMC, could create, or appear to create, potential conflicts of interest when directors and officers are faced with decisions that could have different implications for us and EMC. In order to address potential conflicts of interest between us and EMC with respect to corporate opportunities, our certificate of incorporation contains provisions regulating and defining the conduct of our affairs as they may involve EMC and its officers and directors and our powers, rights, duties and liabilities and those of our officers, directors and stockholders in connection with our relationship with EMC. Our certificate of incorporation also contains provisions limiting the liability of our directors or officers who are also directors or officers of EMC in the event they learn of a transaction that may be a corporate opportunity for both us and EMC, provided they comply with the provisions set forth in our certificate of incorporation. For more information, see “Transactions with Related Persons—Our Relationship with EMC Corporation.”

TRANSACTIONS WITH RELATED PERSONS

Our Relationship with EMC Corporation

Prior to our IPO in August 2007, we operated as a wholly owned subsidiary of EMC. EMC continues to be our majority stockholder, and we are considered a “controlled company” under the NYSE Rules. EMC has the power, acting alone, to approve any action requiring a vote of the majority of our voting shares and to elect all our directors. In addition, until the first date on which EMC or its successor-in-interest ceases to beneficially own 20% or more of the outstanding shares of our common stock, the prior affirmative vote or written consent of EMC as the holder of our Class B common stock or its successor-in-interest will be required in order to authorize a number of significant actions.

As described in “Our Board of Directors and Nominees,” three members of our Board of Directors are executive officers of EMC or subsidiaries of EMC. The Chairman of our Board, Joseph M. Tucci, is the Chairman and Chief Executive Officer of EMC, David I. Goulden is the President, Chief Operating Officer and Chief Financial Officer of EMC and Paul M. Maritz is Chief Executive Officer of GoPivotal, an entity jointly owned by EMC and VMware.

Overview

We operated as a wholly owned subsidiary of EMC from January 2004 to August 17, 2007, the closing date of our IPO. In April 2007, we declared an $800 million dividend to EMC in the form of a note payable. The note had an initial maturity date in April 2012 and bears an interest rate of the 90-day LIBOR plus 55 basis points (0.91% as of December 31, 2012), with interest payable quarterly in arrears, commencing June 30, 2007. The interest rate on the note payable resets quarterly, two business days prior to the first day of each fiscal quarter. We may repay the note, without penalty, at any time. In August 2007, we used a portion of the net proceeds from our IPO of Class A common stock to repay to EMC $350 million of this note payable. In June 2011, we and EMC amended the note to extend the maturity date to April 16, 2015. We also restated the principal amount, which is $450 million, to the amount currently outstanding. During 2012, we recorded $4.7 million of interest expense related to the note in our financial statements.

Subsequent to our IPO, we continue to be a majority owned and controlled subsidiary of EMC, our results of operations and financial position are consolidated with EMC’s financial statements, we continue to receive various administrative services from EMC, we have entered into agreements regarding EMC’s and our intellectual property and real estate, we and EMC sell goods and services as vendors to one another, EMC resells our products to third party customers and we and EMC resell each other’s services to third party customers. Additionally, in geographic areas where we have not established our own subsidiaries, we contract with EMC subsidiaries for support services and EMC employees who are managed by our personnel. As described further below, our relationship with EMC includes the following aspects:

•	EMC is our controlling stockholder and, as such, has certain rights under our charter documents.

•	A master transaction agreement entered into with EMC in conjunction with our IPO, together with ancillary agreements, governs many aspects of our post-IPO business relationship with EMC.

•	We contract for certain services from EMC subsidiaries in geographic regions where we do not have legal entities established.

•	We transact ongoing business with EMC pursuant to certain ordinary course agreements.

•	From time to time we engage in transactions with EMC to effect the sale or transfer of business assets, and we have also invested alongside EMC in certain joint ventures.

As reported in our 2012 Annual Report on Form 10-K filed with the SEC on February 27, 2013, we and EMC engaged in the following transactions during 2012:

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As of December 31, 2012, VMware and EMC amended an operational support agreement related to EMC’s Mozy cloud-based data storage and data center services such that VMware will no longer operate the Mozy service on behalf of EMC. Under the amendment, VMware transferred substantially all employees that support Mozy services to EMC and EMC purchased certain assets from VMware in relation to transferred employees. The termination of service and related transfer of employees and sale of assets was substantially completed during the first quarter of 2013. For more information see “Support to EMC for Operation of Mozy Business” below.

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During 2012, we incurred expenses of $106.3 million for costs incurred by EMC for our direct benefit, such as salaries, benefits, travel and rent. These costs include an estimated arm’s-length mark-up.

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We paid no income taxes to EMC for our portion of EMC’s consolidated federal income taxes, pursuant to our tax sharing agreement with EMC. Under the same tax sharing agreement, EMC paid us $19.3 million in 2012 relating to periods where we had a stand-alone federal taxable loss. The difference between income taxes calculated on a separate return basis and income taxes calculated within EMC’s consolidated, combined and unitary returns is presented as a component of our stockholders’ equity. The amount presented as a component of our stockholders’ equity from the tax sharing arrangement was recorded as a decrease in stockholders’ equity of $4.4 million. For more information, see “Tax Sharing Agreement” below.

•	We recognized professional service revenue of $97.7 million for services that we provided to EMC customers.

•	We recognized revenue from products and services purchased by EMC for its internal use of $9.1 million.

•	We purchased $42.2 million of products and services from EMC.

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Pursuant to a reseller arrangement with EMC, EMC bundles our products and services with EMC’s products and sells them to end users. In 2012, we recognized revenues of $160.2 million from products and services sold pursuant to our reseller arrangement with EMC.

•	Cash proceeds from the exercise of EMC options held by VMware employees paid to EMC were $9.4 million.

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Effective September 1, 2012, Patrick P. Gelsinger succeeded Paul M. Maritz as Chief Executive Officer of VMware. Prior to joining VMware, Mr. Gelsinger was the President and Chief Operating Officer of EMC Information Infrastructure Products. Mr. Maritz remains a board member of VMware and currently serves as Chief Executive Officer of GoPivotal, an entity jointly owned by EMC and VMware. With the exception of a long-term incentive performance award from EMC that Mr. Gelsinger agreed to cancel in consideration of a new performance stock unit award from VMware, both Mr. Maritz and Mr. Gelsinger retained and continue to vest in their respective equity awards that they held as of September 1, 2012. Stock-based compensation related to Mr. Gelsinger’s EMC awards will be recognized on VMware’s consolidated statements of income over the awards’ remaining requisite service periods. Stock-based compensation related to Mr. Maritz’s VMware awards will be recognized as an expense by EMC.

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In December 2012, VMware and EMC launched the Pivotal Initiative. As part of the Pivotal Initiative, on April 1, 2013, both companies contributed assets and employees to GoPivotal. For more information, see “Joint Contribution of Assets with EMC into GoPivotal” below.

EMC as our Controlling Stockholder

As of the close of business on the Record Date, EMC owned approximately 80.0% of our common stock (approximately 33.1% of our Class A common stock and 100% of our Class B common stock) and controlled approximately 97.3% of the combined voting power of our common stock. For as long as EMC or its successor-in-interest continues to control more than 50% of the combined voting power of our common stock, EMC or its successor-in-interest will be able to direct the election of all the members of our Board of Directors and exercise control over our business and affairs, including any determinations with respect to mergers or other business combinations involving us, the acquisition or disposition of assets, the incurrence of indebtedness, the issuance of any additional common stock or other equity securities, and the payment of dividends with respect to our common stock. Similarly, EMC or its successor-in-interest will have the power to determine matters submitted to a vote of our stockholders without the consent of our other stockholders, will have the power to prevent a change in control of us and will have the power to take other actions that might be favorable to EMC or its successor-in-interest.

Certain of EMC’s rights as our majority stockholder arise from being the sole holder of our Class B common stock, which has certain voting rights greater than the voting rights of our Class A common stock. Holders of our Class B common stock are entitled to ten votes per share of Class B common stock on all matters except for the election of our Group II directors, in which case they are entitled to one vote per share, whereas holders of our Class A common stock are entitled to one vote per share of Class A common stock in all cases. The holders of Class B common stock, voting separately as a class, are entitled to elect 80% of the total number of directors on our Board of Directors that we would have if there were no vacancies on our Board of Directors at the time. These are our Group I directors. The holders of Class A common stock and the holders of Class B common stock, voting together as a single class, are entitled to elect our remaining directors, which at no time will be less than one director—our Group II director(s). Accordingly, the holders of our Class B common stock currently are entitled to elect 8 of our 9 directors. If EMC transfers shares of our Class B common stock to any party other than a successor-in-interest or a subsidiary of EMC (other than in a distribution to its stockholders under Section 355 of the Code, or in transfers following such a distribution), those shares will automatically convert into Class A common stock. For so long as EMC or its successor-in-interest beneficially owns shares of our common stock representing at least a majority of the votes entitled to be cast by the holders of outstanding voting stock, EMC will be able to elect all of the members of our Board of Directors.

Our certificate of incorporation also contains provisions that require that as long as EMC beneficially owns at least 20% or more of the outstanding shares of our common stock, the prior affirmative vote or written consent of EMC (or its successor-in-interest) as the holder of the Class B common stock is required (subject in each case to certain exceptions) in order to authorize us to:

•	consolidate or merge with any other entity;

•	acquire the stock or assets of another entity in excess of $100 million;

•	issue any stock or securities except to our subsidiaries or pursuant to our employee benefit plans;

•	establish the aggregate annual amount of shares we may issue in equity awards;

•	dissolve, liquidate or wind us up;

•	declare dividends on our stock;

•	enter into any exclusive or exclusionary arrangement with a third party involving, in whole or in part, products or services that are similar to EMC’s; or

•	amend, terminate or adopt any provision inconsistent with certain provisions of our certificate of incorporation or bylaws.

Beneficial ownership of at least 80% of the total voting power and value of our outstanding common stock is required in order for EMC to continue to include us in its consolidated group for federal income tax purposes (the “Consolidated Group”), and beneficial ownership of at least 80% of the total voting power is required in order for EMC to effect a tax-free spin-off of us or certain other tax-free transactions. We have been included in EMC’s consolidated group for U.S. federal income tax purposes. We have agreed that for so long as EMC or its successor-in-interest continues to own greater than 50% of the voting control of our outstanding common stock, we will not knowingly take or fail to take any action that could reasonably be expected to preclude EMC’s or its successor-in-interest’s ability to undertake a tax-free spin-off.

In order to address potential conflicts of interest between us and EMC with respect to corporate opportunities that are otherwise permitted to be undertaken by us, our certificate of incorporation contains provisions regulating and defining the conduct of our affairs as they may involve EMC and its officers and directors and our powers, rights, duties and liabilities and those of our officers, directors and stockholders in connection with our relationship with EMC. In general, these provisions recognize that, subject to the limitations related to our technology and product development and marketing activities, we and EMC may engage in the same or similar business activities and lines of business, may have an interest in the same areas of corporate opportunities and will continue to have contractual and business relations with each other. It is also contemplated that officers and directors of EMC may also serve as officers and directors of VMware and vice versa.

Our certificate of incorporation provides that, subject to the limitations related to our technology and product development and marketing activities, EMC will have no duty to refrain from:

•	engaging in the same or similar business activities or lines of business as us;

•	doing business with any of our clients or customers; or

•	employing or otherwise engaging any of our officers or employees.

Our certificate of incorporation provides that if EMC acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both us and EMC, EMC will have no duty to communicate or present such corporate opportunity to us, and we will, to the fullest extent permitted by law, renounce any interest or expectancy in any such opportunity and waive any claim that such corporate opportunity be presented to us. EMC will have satisfied its fiduciary duty with respect to such a corporate opportunity and will not be liable to us or our stockholders for breach of any fiduciary duty as our stockholder by reason of the fact that EMC acquires or seeks the corporate opportunity for itself, directs that corporate opportunity to another person or does not present that corporate opportunity to us.

If one of our directors or officers who is also a director or officer of EMC learns of a potential transaction or matter that may be a corporate opportunity for both us and EMC and which may be properly pursued by us pursuant to the limitations related to our technology and product development and marketing activities, our certificate of incorporation provides that the director or officer will have satisfied his or her fiduciary duties to us and our stockholders, will not be liable for breach of fiduciary duties to us and our stockholders with respect to such corporate opportunity, and will be deemed not to have derived an improper personal economic gain from such corporate opportunity if the director or officer acts in good faith in a manner consistent with the following policy:

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where an opportunity is offered to a VMware director (but not an officer) who is also a director or officer of EMC, VMware will be entitled to pursue such opportunity only when expressly offered to such individual solely in his or her capacity as a VMware director;

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where an opportunity is offered to a VMware officer who is also an EMC officer, VMware will be entitled to pursue such opportunity only when expressly offered to such individual solely in his or her capacity as a VMware officer;

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where an opportunity is offered to a VMware officer who is also a director (but not an officer) of EMC, VMware will be entitled to pursue such opportunity unless expressly offered to the individual solely in his or her capacity as an EMC director; and

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where one of our officers or directors, who also serves as a director or officer of EMC, learns of a potential transaction or matter that may be a corporate opportunity for both us and EMC in any manner not addressed in the foregoing descriptions, such director or officer will have no duty to communicate or present that corporate opportunity to us and will not be liable to us or our stockholders for breach of fiduciary duty by reason of the fact that EMC pursues or acquires that corporate opportunity for itself.

The foregoing limitation of liability provisions are not intended to be an allocation of corporate opportunities between us and EMC. For purposes of our certificate of incorporation, “corporate opportunities” are limited to business opportunities permitted by the provisions related to our technology and product development and marketing activities and, subject to this limitation, include business opportunities which we are financially able to undertake, which are, from their nature, in our line of business, are of practical advantage to us and are ones in which we have an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of EMC or its officers or directors will be brought into conflict with our self-interest.

The corporate opportunity provisions in our certificate of incorporation will continue in effect until the later of (1) EMC or its successor-in-interest ceasing to beneficially own 20% or more of the outstanding shares of our common stock and (2) the date upon which no VMware officer or director is also an officer or director of EMC or its successor-in-interest. The vote of at least 80% of the votes entitled to be cast are required to amend, alter, change or repeal these corporate opportunity provisions.

Master Transaction Agreement and Ancillary Agreements

At the time of our IPO, we and EMC entered into certain agreements governing various interim and ongoing relationships between us. These agreements include:

•	a master transaction agreement;

•	an administrative services agreement;

•	a tax sharing agreement;

•	an insurance matters agreement;

•	an employee benefits agreement;

•	an intellectual property agreement; and

•	real estate agreements.

The agreements summarized below were filed as exhibits to the registration statement relating to our IPO. You are encouraged to read the full text of these material agreements. We entered into these agreements with EMC in the context of our relationship with EMC as our parent and controlling stockholder. The prices and other terms of these agreements were designed to be consistent with the requirements of Section 482 of the Code and related U.S. Treasury Regulations with respect to transactions between related parties.

Master Transaction Agreement

The master transaction agreement contains key provisions relating to our ongoing relationship with EMC. Unless otherwise required by the specific provisions of the agreement, the master transaction agreement will terminate on a date that is five years after the first date on which EMC ceases to own shares representing at least 20% of our common stock. The provisions of the master transaction agreement related to our cooperation with EMC in connection with future litigation will survive seven years after the termination of the agreement, and provisions related to confidential information and indemnification by us and EMC will survive indefinitely.

Registration Rights. Pursuant to the master transaction agreement, at the request of EMC, we will use our reasonable best efforts to register shares of our common stock that are held or subsequently acquired by EMC for public sale under the 1933 Securities Act, as amended (the “Securities Act”). EMC may request up to two registrations in any calendar year. We also provide EMC with “piggy-back” rights to include its shares in future registrations by us of our securities under the Securities Act. There is no limit on the number of these “piggy-back” registrations in which EMC may request its shares be included.

EMC may not transfer its registration rights other than to an affiliate. EMC’s registration rights will terminate on the earlier of the date on which EMC has sold or transferred all of its shares of our common stock deemed “restricted securities” or our common stock held by EMC may be sold without restriction pursuant to Rule 144 of the Securities Act.

We have agreed to cooperate in these registrations and related offerings. All expenses payable in connection with such registrations will be paid by us, including the fees and expenses of one firm of legal counsel chosen by EMC, except that EMC will pay all its own internal administrative costs and underwriting discounts and commissions applicable to the sale of its shares of our common stock.

Future Distributions. Additionally, we have agreed to cooperate, at our expense, with EMC to accomplish a distribution by EMC of our common stock, and we have agreed to promptly take any and all actions necessary or desirable to effect any such distribution. EMC will determine, in its sole discretion, whether such distribution shall occur, the date of the distribution and the form, structure, and all other terms of any transaction to effect the distribution. A distribution may not occur at all. At any time prior to completion of the distribution, EMC may decide to abandon the distribution, or may modify or change the terms of the distribution, which could have the effect of accelerating or delaying the timing of the distribution.

Anti-Dilution Option. Pursuant to the master transaction agreement, we have granted EMC a continuing right to purchase from us shares of Class A common stock and Class B common stock at fair market value as determined in accordance with the agreement in order to maintain EMC’s respective percentage ownership interests in our Class A common stock and Class B common stock following our IPO. This option may not be exercised by EMC in connection with any issuance by us of any shares pursuant to any stock option or other executive or employee compensation plan, except where such issuance would cause EMC’s percentage ownership of common stock to fall below 80.1%.

Restrictive Covenants. Under the master transaction agreement, we have agreed to obtain the consent of the holders of our Class B common stock prior to taking certain actions, including those set forth above as requiring approval under our certificate of incorporation.

Indemnification. The master transaction agreement provides for cross-indemnities that generally will place the financial responsibility on us and our subsidiaries for all liabilities associated with the current and historical VMware business and operations, and generally will place on EMC the financial responsibility for liabilities associated with all of EMC’s other current and historical businesses and operations, in each case regardless of the time those liabilities arise. The master transaction agreement also contains indemnification provisions under which we and EMC each indemnify the other with respect to breaches of the master transaction agreement or any intercompany agreement.

In addition to the general indemnification obligations described above relating to the current and historical VMware and EMC businesses and operations, we and EMC have agreed to cross-indemnify each other against liabilities arising from any misstatements or omissions in one another’s SEC filings and from information each of us provides to the other specifically for inclusion in the other party’s annual or quarterly reports, but only to the extent that the information pertains to the party providing the information or its business or to the extent the party filing the SEC report provides the party supplying the information with prior written notice that the information will be included in its annual or quarterly reports and the liability does not result from the action or inaction of the party filing the report.

Accounting Matters; Legal Policies. Under the master transaction agreement, we agreed to use our reasonable best efforts to use the same independent auditors selected by EMC and to maintain the same fiscal year as EMC until such time as EMC is no longer required to consolidate our results of operations and financial position (determined in accordance with GAAP consistently applied). We also agreed to use our reasonable best efforts to complete our audit and provide EMC with all financial and other information on a timely basis such that EMC may meet its deadlines for its filing annual and quarterly financial statements.

Additionally, for as long as EMC is providing us with legal services under the administrative services agreement, the master transaction agreement will require us to comply with all EMC policies and directives identified by EMC as critical to legal and regulatory compliance and to not adopt legal or regulatory policies or directives inconsistent with the policies identified by EMC.

Administrative Services Agreement

Under the administrative services agreement, EMC may provide us with services and resources, including tax, accounting, treasury, legal and human resources services. For such time as the administrative services agreement is in effect, EMC and VMware may agree on additional services to be included in the administrative services agreement. EMC is to provide us with services with substantially the same degree of skill and care as such services are performed within EMC. We will pay fees to EMC for the services rendered based on the number and total cost of the EMC employees required to provide services, or as may otherwise be agreed.

The initial term of the administrative services agreement expired on September 30, 2007 and extends automatically for additional three-month terms unless terminated by one of the parties. We have the right to terminate any of the services provided by EMC under the administrative services agreement at any time upon 30 day prior written notice of termination to EMC.

Furthermore, we have agreed in the administrative services agreement that we will be responsible for, and will indemnify EMC with respect to, our own losses for property damage or personal injury in connection with the services provided, except to the extent that such losses are caused by the gross negligence, breach, bad faith or willful misconduct of EMC. As of December 31, 2012, we provide most of the services subject to the administrative services agreement for ourselves. However, the agreement has not been terminated and remains in effect.

Tax Sharing Agreement

We have been included in the Consolidated Group as well as in certain consolidated, combined or unitary groups that include EMC and/or certain of its subsidiaries (a “Combined Group”) for state and local income tax purposes. We entered into a new tax sharing agreement that became effective upon consummation of our IPO. Pursuant to the tax sharing agreement, we and EMC generally will make payments to each other such that, with respect to tax returns for any taxable period in which we or any of our subsidiaries are included in the Consolidated Group or any Combined Group, the amount of taxes to be paid by us is determined, subject to certain adjustments, as if we and our subsidiaries included in the Consolidated Group or Combined Group filed our own consolidated, combined or unitary tax return. EMC prepares pro forma tax returns for us with respect to any tax return filed with respect to the Consolidated Group or any Combined Group in order to determine the amount of tax sharing payments under the tax sharing agreement. We are responsible for any taxes with respect to tax returns that include only us and our subsidiaries. During the first quarter of 2011, we amended the tax sharing agreement to provide that intercompany payments due to one another under the tax sharing agreement would be made on a quarterly, rather than annual, basis.

EMC is primarily responsible for controlling and contesting any audit or other tax proceeding with respect to the Consolidated Group or any Combined Group. Disputes arising between the parties relating to matters covered by the tax sharing agreement are subject to resolution through specific dispute resolution provisions.

We are included in the Consolidated Group for periods in which EMC owned at least 80% of the total voting power and value of our outstanding stock. EMC, during any part of a consolidated return year, is liable for the tax on the consolidated return of such year, except for such taxes related to (i) our separate tax liability and (ii) our business and operations, of such year and for any subsequently determined deficiency thereon. Similarly, in some jurisdictions, each member of a consolidated, combined or unitary group for state, local or foreign income tax purposes is jointly and severally liable for the state, local or foreign income tax liability of each other member of the consolidated, combined or unitary group. Accordingly, although the tax sharing agreement allocates tax liabilities between us and EMC, for any period in which we were included in the Consolidated Group or a Combined Group, we could be liable in the event that any income tax liability was incurred, but not discharged, by any other member of the Consolidated Group or a Combined Group.

Our and EMC’s respective rights, responsibilities and obligations with respect to any possible spin-off of our stock to EMC stockholders are set forth in the tax sharing agreement. If EMC were to decide to pursue a possible spin-off, we have agreed to cooperate with EMC and to take any and all actions reasonably requested by EMC in connection with such a transaction. We have also agreed not to knowingly take or fail to take any actions that could reasonably be expected to preclude EMC’s ability to undertake a tax-free spin-off. In the event EMC completes a spin-off, we have agreed not to take certain actions, such as asset sales or contributions, mergers, stock issuances or stock sales within the two years following the spin-off without first obtaining the opinion of tax counsel or an Internal Revenue Service ruling to the effect that such actions will not result in the spin-off failing to qualify as a tax-free spin-off. In addition, we generally would be responsible for, among other things, any taxes resulting from the failure of a spin-off to qualify as a tax-free transaction to the extent such taxes are attributable to, or result from, any action or failure to act by us or certain transactions involving us following a spin-off and a percentage of such taxes to the extent such taxes are not attributable to, or do not result from, any action or failure to act by either us or EMC.

Insurance Matters Agreement

We also entered into an insurance matters agreement with EMC in conjunction with our IPO. Pursuant to the insurance matters agreement, EMC maintains insurance policies covering, and for the benefit of, us and our directors, officers and employees. The insurance policies maintained by EMC under the insurance matters agreement are comparable to those maintained by EMC and covering us prior to our IPO. Except to the extent that EMC allocates a portion of its insurance costs to us, we must reimburse EMC, as the case may be, for premium expenses, deductibles or retention amounts, and all other costs and expenses that EMC may incur in connection with the insurance coverage EMC maintains for us. We are responsible for any action against VMware in connection with EMC’s maintenance of insurance coverage for us, including as a result of the level or scope of any insurance, the creditworthiness of any insurance carrier, the terms and conditions of any policy, or the adequacy or timeliness of any notice to an insurance carrier in connection with a claim or potential claim or otherwise, during the term of the insurance matters agreement, except to the extent that such action arises out of or is related to the breach by EMC of the insurance matters agreement or the related insurance policies, or the gross negligence, bad faith or willful misconduct of EMC in connection with the insurance matters agreement or the related insurance policies.

The term of the insurance matters agreement will expire on a date which is 45 days after the date upon which EMC owns shares of our common stock representing less than a majority of the votes entitled to be cast by all holders of our common stock. We may also unilaterally terminate this agreement upon convenience but are required to have replacement insurance in place at the time we choose to do so.

Employee Benefits Agreement

We have also entered into an employee benefits agreement with EMC. The employee benefits agreement allocates liabilities and responsibilities relating to employee compensation and benefit plans and programs and other related matters, including the treatment of outstanding EMC equity awards which may be held by our employees and the allocation of certain retirement plan assets and liabilities and the ownership of work product developed for our benefit.

VMware employees who continued to hold EMC stock options following our IPO continue to have their existing grants governed under EMC’s stock plans. Additionally, when employees transfer from EMC to VMware with outstanding EMC options and restricted stock awards at the date of transfer, the employees retain their EMC grants which continue to be governed under the EMC stock plan and vest during the employment at VMware. As of December 31, 2012, stock options for 2.643 million shares of EMC stock (of which 1.764 million were exercisable) and unvested restricted stock and restricted stock unit awards for 658,411 shares of EMC stock were held by VMware employees.

Intellectual Property Agreement

The terms of the intellectual property agreement formalize the relationship between us and EMC with respect to our use of certain EMC source code and associated intellectual property rights, as well as EMC’s use of certain VMware source code and associated intellectual property rights.

Under the terms of the intellectual property agreement, we and EMC fully release one another from claims resulting from any acts of infringement that might have occurred prior to the date our IPO was completed. Going forward, EMC will provide to us license rights under certain source code and associated intellectual property rights to design, develop, distribute, service and support our existing products, as well as any updates, upgrades and future versions of those products, and the implementation of interoperability between future VMware products and EMC products. These rights exclude our ability to use EMC’s intellectual property to create certain types of products.

We, in turn, will provide to EMC license rights under certain source code and associated intellectual property rights to design, develop, distribute, service and support EMC’s existing products, any updates, upgrades and future versions of those products, as well as EMC’s future products. These rights exclude the ability of EMC to use our intellectual property to create certain types of products. The scope of the patent rights we provide to EMC and the scope of products with which EMC may use our intellectual property rights will be initially narrowed at such time as EMC no longer owns 50% of our common stock, and further narrowed at such time as EMC no longer owns 20% of our common stock. The scope of products with which EMC may use our intellectual property rights will also be narrowed if there is a change in control of EMC at such time as EMC no longer owns 50% of our common stock. EMC will indemnify us for any losses arising out of any use by EMC of the intellectual property rights we provide to EMC under the intellectual property agreement, and we will indemnify EMC for any losses arising out of any use by us of the intellectual property rights EMC provides to us under the intellectual property agreement.

Real Estate Agreements

We entered into a real estate license agreement with EMC in conjunction with our IPO. The real estate license agreement governs the terms under which we may use the space we share, and will continue to share, with EMC at certain properties that EMC or VMware currently leases. The real estate license agreement did not materially change other arrangements we have with EMC related to shared space or the amounts we are charged for use of such space.

Support from EMC Subsidiaries in Certain Geographic Regions

Prior to our IPO, we had entered into several agreements with EMC with respect to international marketing, call center support, and research and development services. EMC has continued to provide these services to us following our IPO pursuant to these agreements and similar subsequent arrangements. In certain circumstances where we do not have an established legal entity, EMC employees managed by our personnel have provided services on our behalf. We have also entered into various geographically-specific marketing services agreements and other arrangements with certain of EMC’s subsidiaries. The terms of these agreements are substantially similar, and, under such agreements, the local EMC subsidiaries have agreed to provide us, upon our request, with services that include promoting our products, developing our customer base, and acting as a liaison to certain customers. Under the provisions of the agreements, we are charged by such EMC subsidiaries for performing services under these agreements. The agreements are effective until terminated by either party upon 30 day written notice.

Support to EMC for Operation of Mozy Business

In 2011, VMware acquired certain assets relating to EMC’s Mozy cloud-based data storage and data center services, including certain data center assets and a license to certain intellectual property. EMC retained ownership of the Mozy business and its remaining assets. EMC continues to be responsible to Mozy customers for Mozy products and services and continues to recognize revenue from such products and services.

Pursuant to the Mozy Support Agreement, in April 2011 we took over responsibility to operate the Mozy service on behalf of EMC. Pursuant to the support agreement, costs incurred by VMware to support EMC’s Mozy services, plus a mark-up intended to approximate third-party costs and a management fee, were reimbursed to VMware by EMC. On the consolidated statements of income, such amounts were approximately $65.0 million in 2012. As of December 31, 2012, the Mozy Support Agreement was amended such that we will no longer operate the Mozy service on behalf of EMC. Under the amendment, we transferred substantially all employees that support Mozy services to EMC and EMC purchased certain assets from VMware in relation to transferred employees. The termination of service and related transfer of employees and sale of assets was substantially completed during the first quarter of 2013.

Ongoing and Ordinary Course of Business Agreements

In 2012, we entered into various software licensing and support agreements with EMC covering the purchase of approximately $9.1 million in VMware products and services by EMC for its internal use and approximately $42.2 million in products and services from EMC and its subsidiaries by VMware for our internal use. Additionally, during 2012, pursuant to reseller arrangements between VMware and EMC, EMC entered into agreements with third party customers for their purchase of VMware products and professional services with an aggregate value of approximately $260.5 million.

From time to time, we also enter into various licensing, technology and marketing partnering agreements with EMC relating primarily to furthering the interoperability of our respective technologies. These agreements provide for deployment of the internal resources of both companies. In 2012, we received $6.5 million from EMC for EMC’s portion of expenses related to collaborative technology projects. In 2012, we also paid EMC approximately $0.7 million for joint marketing and branding efforts.

Investment in Joint Venture with EMC and Cisco

During 2011, we issued a $6.5 million loan to VCE LLC (formerly Acadia Enterprises, LLC), a joint venture between EMC and Cisco formed in 2009 in which we have a minority interest. The loan was in the form of a convertible promissory note that was part of a larger financing transaction led by EMC and Cisco and is convertible into equity of VCE under certain circumstances. In the first quarter of 2012, we amended certain terms of the convertible promissory note with VCE, including an amendment that extended the maturity date under such note by two years. EMC and Cisco are the lead investors in VCE, which is focused on accelerating customer build-outs of information technology infrastructures through end-to-end enablement of service providers and large enterprise customers.

We have in the past done business, and expect to continue to do business, with VCE, on a regular, arm’s-length basis, on the same or similar terms as would be negotiated with unrelated third parties. All such transactions with VCE were in the ordinary course of business on the same or similar terms as would be negotiated with unrelated third parties.

Joint Contribution of Assets with EMC into GoPivotal

On April 1, 2013, we and EMC contributed certain assets and liabilities to GoPivotal, Inc. pursuant to an asset contribution agreement and related agreements. We contributed substantially all assets and liabilities, including intellectual property assets related to certain of our Cloud Application Platform products and services, including our Cloud Foundry, VMware vFabric (including Spring and GemFire), and Cetas organizations, and approximately 500 VMware employees transferred to GoPivotal. EMC contributed substantially all assets and liabilities, including intellectual property assets related to its Greenplum and Pivotal Labs businesses and also made a capital contribution. In exchange, EMC received an approximately 69% equity interest in GoPivotal. The estimated book value of the VMware assets contributed to GoPivotal is approximately $50 million to $80 million, including goodwill, acquired intangibles and accounts receivable. The estimated book value of the VMware liabilities contributed to Pivotal is approximately $66 million to $96 million including unearned revenues and accrued expenses. In exchange for its contribution, VMware received an approximately 31% equity interest in GoPivotal. VMware and GoPivotal have entered into a distribution agreement pursuant to which VMware will act as the exclusive reseller of the products and services it contributed to GoPivotal until at least December 31, 2013 in exchange for a customary distributor fee. VMware has also agreed to provide various transition services to GoPivotal until at least December 31, 2013, for which VMware will be reimbursed for its costs.

Other Transactions with Related Persons

A son-in-law of Joseph M. Tucci, the Chairman of our Board of Directors, is employed by VMware as an Area Vice President, Sales. In 2012, he earned approximately $403,000 (including salary and commission), which is commensurate with his level of experience and other employees having similar responsibilities. Prior to joining VMware, he was an employee of EMC. Pursuant to the Employee Benefits Agreement between VMware and EMC discussed above, employees who transfer to VMware from EMC continue to vest in awards previously granted under EMC’s stock plans. Accordingly, in lieu of receiving a new hire grant from VMware, Mr. Tucci’s son-in-law continues to vest in awards previously granted to him at EMC.

We rent drinking water filtration systems from Water Ware, Inc., a company that is owned by the spouse of Betsy B. Sutter, our Senior Vice President, Human Resources. Water Ware provided services valued at $162,532 for rental and service fees in 2012.

Based on our review of public filings, we believe that Cisco held 6,500,000 shares of our Class A common stock, representing, as of the Record Date 5.1% of our Class A common stock, approximately 1.5% of our total outstanding common stock and less than 1% of our total voting power.

We have in the past done business, and expect to continue to do business, with Cisco, including its subsidiaries, on a regular, arm’s-length basis, on the same or similar terms as would be negotiated with unrelated third parties. During 2012, both we and Cisco engaged in purchases of products and services from each other and paid each other royalties for integration of each other’s technology in product sales to third party end users. All such transactions with Cisco were in the ordinary course of business on the same or similar terms as would be negotiated with unrelated third parties.

In addition, from time to time, we may purchase or sell goods and services in the ordinary course of business with financial institutions that beneficially own 5% or more of our Class A common stock. We have in the past done business, and expect to continue to do business, with entities affiliated with FMR LLC and Prudential Financial, financial institutions that reported in public filings that they beneficially owned 5% or more of our Class A common stock during all or a portion of 2012, on a regular, arm’s-length basis, on the same or similar terms as would be negotiated with unrelated third parties.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that VMware specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee has reviewed and discussed with VMware’s management and PricewaterhouseCoopers LLP the audited consolidated financial statements of VMware contained in VMware’s Annual Report on Form 10-K for the 2012 fiscal year. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by SAS No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from VMware.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in VMware’s Annual Report on Form 10-K for its 2012 fiscal year for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Michael W. Brown, Chair

Dennis D. Powell, Vice Chair

Renee J. James

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires VMware’s executive officers and directors, and persons who own more than 10% of the common stock, to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with all copies of Section 16(a) forms they file.

Based solely on our review of these forms and written representations from the officers and directors received by us, we believe that during the fiscal year ended December 31, 2012, all filing requirements were complied with in a timely fashion, except, due to administrative errors, with respect to Robynne D. Sisco, our former Chief Accounting Officer, and Jonathan C. Chadwick, our Chief Financial Officer and Executive Vice President. On April 17, 2012, Ms. Sisco was granted 6,939 shares of Class A common stock issuable under an RSU award. A Form 4 reporting this transaction was filed on May 22, 2012. On December 17, 2012, Mr. Chadwick was granted 89,425 shares of Class A common stock issuable under an RSU award. A Form 4 reporting this transaction was filed on December 20, 2012.

10-K REPORT

A copy of VMware’s Annual Report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the SEC for VMware’s most recently completed fiscal year, may be found on the investor relations page of our website at http://ir.vmware.com. In addition, VMware will provide each beneficial owner of its securities with a copy of the Annual Report on Form 10-K without charge, upon the written request of any such person. Such requests should be sent to the Investor Relations Department, VMware, Inc., 3401 Hillview Avenue, Palo Alto, California 94304.

By order of the Board of Directors

/s/ S. Dawn Smith
S. DAWN SMITH
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Palo Alto, California

April 16, 2013

Appendix A

Approved by the Board of Directors of VMware, Inc., March 6, 2013; recommended for VMware stockholder approval at May 29, 2013 Annual Meeting

VMWARE, INC.

2007 EQUITY AND INCENTIVE PLAN

1. PURPOSE; TYPES OF AWARDS; CONSTRUCTION.

The purpose of the VMware, Inc. 2007 Equity and Incentive Plan is to attract, motivate and retain employees and independent contractors of the Company and any Subsidiary and Affiliate and non-employee directors of the Company, any Subsidiary or any Affiliate. The Plan is also designed to encourage stock ownership by such persons, thereby aligning their interest with those of the Company’s shareholders and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Code. Pursuant to the provisions hereof, there may be granted Options (including “incentive stock options” and “non-qualified stock options”), and Other Stock-Based Awards, including but not limited to Restricted Stock, Restricted Stock Units, Stock Appreciation Rights (payable in shares) and Other Cash-Based Awards.

The 2007 Equity and Incentive Plan will become effective as of the date of the adoption by the Board.

2. DEFINITIONS. For purposes of the Plan, the following terms are defined as set forth below:

(a) “Adoption Date” means the date that the Plan was adopted by the Board.

(b) “Affiliate” means an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(c) “Award” means individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units or Other Stock-Based Awards or Other Cash-Based Awards.

(d) “Award Terms” means any written agreement, contract, notice or other instrument or document evidencing an Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” has the meaning set forth in the Grantee’s employment or other agreement with the Company, any Subsidiary or any Affiliate, if any, provided that if the Grantee is not a party to any such employment or other agreement or such employment or other agreement does not contain a definition of Cause, then Cause has the meaning set forth in the Award Terms.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h) “Committee” means the Compensation Committee of the Board. Unless other determined by the Board, the Committee will be comprised solely of directors who are (a) “non-employee directors” under Rule 16b-3 of the Exchange Act, (b) “outside directors” under Section 162(m) of the Code and (c) who otherwise meet the definition of “independent directors” pursuant to the applicable requirements of any national stock exchange upon which the Stock is listed. Any director appointed to the Committee who does not meet the foregoing requirements should recuse himself or herself form all determinations pertaining to Rule 16b-3 of the Exchange Act and Section 162(m) of the Code.

(i) “Company” means VMware, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(j) “Covered Employee” has the meaning set forth in Section 162(m)(3) of the Code.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(l) “Exchange Offer” means the offer by the Company to exchange awards issued under the Plan for awards of or with respect to the common stock of Parent held by certain employees of the Company and its Subsidiaries, as set forth in more detail in the Offer to Exchange filed by the Company and Parent.

(m) “Fair Market Value” means the closing sales price per share of Stock on the principal securities exchange on which the Stock is traded (i) on the date of grant or (ii) on such other date on which the fair market value of Stock is required to be calculated pursuant to the terms of an Award, provided that if there is no such sale on the relevant date, then on the last previous day on which a sale was reported; if the Stock is not listed for trading on a national securities exchange, the fair market value of Stock will be determined in good faith by the Board.

(n) “Grantee” means a person who, as an employee or independent contractor of or non-employee director with respect to the Company, a Subsidiary or an Affiliate, has been granted an Award under the Plan.

(o) “ISO” means any Option designated as and intended to be and which qualifies as an incentive stock option within the meaning of Section 422 of the Code.

(p) “NQSO” means any Option that is designated as a nonqualified stock option or which does not qualify as an ISO.

(q) “Option” means a right, granted to a Grantee under Section 6(b)(i), to purchase shares of Stock. An Option may be either an ISO or an NQSO.

(r) “Other Cash-Based Award” means a cash-based Award granted to a Grantee under Section 6(b)(iv) hereof, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

(s) “Other Stock-Based Award” means an Award granted to a Grantee pursuant to Section 6(b)(iv) hereof, that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms and conditions as permitted under the Plan.

(t) “Parent” means EMC Corporation, a Massachusetts corporation.

(u) “Performance Goals” means performance goals based on one or more of the following criteria: (i) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per common share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) common stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xix) any combination of, subset or component of, or a specified increase in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals will be determined in accordance with generally accepted accounting principles and will be subject to certification by the Committee; provided that, to the extent an Award is intended to satisfy the performance-based compensation exception to the limits of Section 162(m) of the Code and then to the extent consistent with such exception, the Committee has the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(v) “Plan” means this VMware, Inc. 2007 Equity and Incentive Plan, as amended from time to time.

(w) “Restricted Stock” means an Award of shares of Stock to a Grantee under Section 6(b)(ii) that is subject to certain restrictions and to a risk of forfeiture.

(x) “Restricted Stock Unit” means a right granted to a Grantee under Section 6(b)(iii) of the Plan to receive shares of Stock subject to certain restrictions and to a risk of forfeiture.

(y) “Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(z) “Stock” means shares of Class A common stock, par value $0.01 per share, of the Company.

(aa) “Stock Appreciation Right” means an Award that entitles a Grantee upon exercise to the excess of the Fair Market Value of the Stock underlying the Award over the base price established in respect of such Stock.

(bb) “Subsidiary” means any entity in an unbroken chain of entities beginning with the Company if, at the time of granting of an Award, each of the entities (other than the last entity in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other entities in the chain.

3. ADMINISTRATION.

(a) The Plan will be administered by the Committee or, at the discretion of the Board, the Board. In the event the Board is the administrator of the Plan, references herein to the Committee will be deemed to include the Board. The Board may from time to time appoint a member or members of the Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Committee however caused. Subject to applicable law, the Board or the Committee may delegate to a sub-committee or individual the ability to grant Awards to employees who are not subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company at the time any such delegated authority is exercised.

(b) The decision of the Committee as to all questions of interpretation and application of the Plan will be final, binding and conclusive on all persons. The Committee has the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the power and authority either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including without limitation, the authority to grant Awards, to determine the persons to whom and the time or times at which Awards will be granted, to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and Performance Goals relating to any Award; to determine Performance Goals no later than such time as is required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, accelerated (including upon a “change in control”), exchanged, or surrendered; to make adjustments in the terms and conditions (including Performance Goals) applicable to Awards; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Terms (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Terms granted hereunder in the manner and to the extent it deems expedient to carry the Plan into effect and will be the sole and final judge of such expediency. No Committee member will be liable for any action or determination made with respect to the Plan or any Award.

4. ELIGIBILITY.

(a) Awards may be granted to officers, employees, independent contractors and non-employee directors of the Company or of any of the Subsidiaries and Affiliates; provided, that (i) ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or any of its “related corporations” (as defined in the applicable regulations promulgated under the Code) and (ii) Awards may be granted only to eligible persons who are not employed by the Company or a Subsidiary if such persons perform substantial services for the Company or a Subsidiary.

(b) No ISO may be granted to any employee of the Company or any of its Subsidiaries if such employee owns, immediately prior to the grant of the ISO, stock representing more than 10% of the voting power or more than 10% of the value of all classes of stock of the Company or Parent or a Subsidiary, unless the purchase price for the stock under such ISO is at least 110% of its Fair Market Value at the time such ISO is granted and the ISO, by its terms, will not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code will control.

(c) No Award, except for Restricted Stock, may be granted to any employee or independent contractor who is subject to Section 409A of the Code if such person is an employee or independent contractor of an Affiliate that is not a Subsidiary, unless such Award conforms to the requirements of Section 409A.

5. STOCK SUBJECT TO THE PLAN.

(a) The maximum number of shares of Stock reserved for the grant or settlement of Awards under the Plan (the “Share Limit”) is 113,300,000, subject to adjustment as provided herein, not including shares of stock added to the Share Limit pursuant to Section 5(b). The aggregate number of shares of Stock made subject to Awards granted during any fiscal year to any single individual may not exceed 3,000,000. Such shares may, in whole or in part, be authorized but unissued shares or shares that have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award (other than Awards substituted or assumed pursuant to Section 5(b) herein) are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of stock with respect to such Award will, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan.

(b) The Company may substitute or assume equity awards of acquired entities in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 5 will be increased by the corresponding number of equity awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to equity awards before and after the substitution.

(c) Except as provided in an Award Term or as otherwise provided in the Plan, in the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, recapitalization, combination, repurchase, or share exchange, or other similar corporate transaction or event, the Committee will make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards or the total number of Awards issuable under the Plan, (ii) the number and kind of shares of Stock or other property issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price or purchase price relating to any Award, (iv) the Performance Goals and (v) the individual limitations applicable to Awards; provided that, with respect to ISOs, any adjustment will be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder, and provided further that no such adjustment will cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section.

6. SPECIFIC TERMS OF AWARDS.

(a) General. Subject to the terms of the Plan and any applicable Award Terms, (i) the term of each Award will be for such period as may be determined by the Committee, and (ii) payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee determines at the date of grant or thereafter, including, without limitation, cash, Stock or other property, and may be made in a single payment or transfer, in installments, or, subject to the requirements of Section 409A of the Code on a deferred basis.

(b) Awards. The Committee is authorized to grant to Grantees the following Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee will determine the terms and conditions of such Awards, consistent with the terms of the Plan.

(i) Options. The Committee is authorized to grant Options to Grantees on the following terms and conditions:

(A) The Award Terms evidencing the grant of an Option under the Plan will designate the Option as an ISO or an NQSO.

(B) The exercise price per share of Stock purchasable under an Option will be determined by the Committee, but in no event may the exercise price of an Option per share of Stock be less than the Fair Market Value of a share of Stock as of the date of grant of such Option. The purchase price of Stock as to which an Option is exercised must be paid in full at the time of exercise; payment may be made in cash, which may be paid by check, or other instrument acceptable to the Company, or, with the consent of the Committee, in shares of Stock, valued at the Fair Market Value on the date of exercise (including shares of Stock that otherwise would be distributed to the Grantee upon exercise of the Option), or if there were no sales on such date, on the next preceding day on which there were sales or (if permitted by the Committee and subject to such terms and conditions as it may determine) by surrender of outstanding Awards under the Plan, or the Committee may permit such payment of exercise price by any other method it deems satisfactory in its discretion. In addition, subject to applicable law and pursuant to procedures approved by the Committee, payment of the exercise price may be made pursuant to a broker-assisted cashless exercise procedure. Any amount necessary to satisfy applicable federal, state or local tax withholding requirements must be paid promptly upon notification of the amount due. The Committee may permit the minimum amount of tax withholding to be paid in shares of Stock previously owned by the employee, or a portion of the shares of Stock that otherwise would be distributed to such employee upon exercise of the Option, or a combination of cash and shares of such Stock.

(C) Options will be exercisable over the exercise period (which may not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Terms; provided that, the Committee has the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate.

(D) Upon the termination of a Grantee’s employment or service with the Company and its Subsidiaries or Affiliates, the Options granted to such Grantee, to the extent that they are exercisable at the time of such termination, will remain exercisable for such period as may be provided in the applicable Award Terms, but in no event following the expiration of their term. The treatment of any Option that is unexercisable as of the date of such termination will be as set forth in the applicable Award Terms.

(E) Options may be subject to such other conditions, as the Committee may prescribe in its discretion or as may be required by applicable law.

(F) Notwithstanding anything to the contrary herein, grants of Options may be made hereunder which have the terms and conditions set forth in the Exchange Offer.

(ii) Restricted Stock.

(A) The Committee may grant Awards of Restricted Stock under the Plan, subject to such restrictions, terms and conditions, as the Committee may determine in its sole discretion and as evidenced by the applicable Award Terms (provided that any such Award is subject to the vesting requirements described herein). The vesting of a Restricted Stock Award granted under the Plan may be conditioned upon the completion of a specified period of employment or service with the Company, any Subsidiary or an Affiliate, upon the attainment of specified Performance Goals or upon such other criteria as the Committee may determine in its sole discretion.

(B) The Committee will determine the purchase price, which, to the extent required by law, may not be less than par value of the Stock, to be paid by the Grantee for each share of Restricted Stock or unrestricted stock or stock units subject to the Award. The Award Terms with respect to such stock award will set forth the amount (if any) to be paid by the Grantee with respect to such Award and when and under what circumstances such payment is required to be made.

(C) Except as provided in the applicable Award Terms, no shares of Stock underlying a Restricted Stock Award may be assigned, transferred, or otherwise encumbered or disposed of by the Grantee until such shares of Stock have vested in accordance with the terms of such Award.

(D) If and to the extent that the applicable Award Terms may so provide, a Grantee will have the right to vote and receive dividends on Restricted Stock granted under the Plan. Unless otherwise provided in the applicable Award Terms, any Stock received as a dividend on or in connection with a stock split of the shares of Stock underlying a Restricted Stock Award will be subject to the same restrictions as the shares of Stock underlying such Restricted Stock Award.

(E) Upon the termination of a Grantee’s employment or service with the Company and its Subsidiaries or Affiliates, the Restricted Stock granted to such Grantee will be subject to the terms and conditions specified in the applicable Award Terms.

(F) Notwithstanding anything to the contrary herein, grants of Restricted Stock may be made hereunder which have the terms and conditions set forth in the Exchange Offer.

(iii) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

(A) At the time of the grant of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such Awards as it, in its discretion, deems appropriate, including, but not limited to, the achievement of Performance Goals. The Committee has the authority to accelerate the settlement of any outstanding award of Restricted Stock Units at such time and under such circumstances as it, in its sole discretion, deems appropriate, subject compliance with the requirements of Section 409A of the Code.

(B) Unless otherwise provided in the applicable Award Terms or except as otherwise provided in the Plan, upon the vesting of a Restricted Stock Unit there will be delivered to the Grantee, as soon as practicable following the date on which such Award (or any portion thereof) vests, that number of shares of Stock equal to the number of Restricted Stock Units becoming so vested.

(C) Subject to compliance with the requirements of Section 409A of the Code, Restricted Stock Units may provide the Grantee with the right to receive dividend equivalent payments with respect to Stock actually or notionally subject to the Award, which payments may be either made currently or credited to an account for the Grantee, and may be settled in cash or Stock, as determined by the Committee. Any such settlements and any such crediting of dividend equivalents may be subject to such conditions, restrictions and contingencies as the Committee may establish, including the reinvestment of such credited amounts in Stock equivalents.

(D) Upon the termination of a Grantee’s employment or service with the Company and its Subsidiaries or Affiliates, the Restricted Stock Units granted to such Grantee will be subject to the terms and conditions specified in the applicable Award Terms.

(iv) Other Stock-Based or Cash-Based Awards.

(A) The Committee is authorized to grant Awards to Grantees in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee will determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including the Performance Goals and performance periods. Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under Section 6(iv) may be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Stock, other Awards, notes or other property, as the Committee will determine, subject to any required corporate action.

(B) With respect to a Covered Employee, the maximum value of the aggregate payment that any Grantee may receive with respect to Other Cash-Based Awards pursuant to this Section 6(b)(iv) in respect of any annual performance period is $5,000,000 and for any other performance period in excess of one year, such amount multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve. No payment may be made to a Covered Employee prior to the certification by the Committee that the Performance Goals have been attained. The Committee may establish such other rules applicable to the Other Stock- or Cash-Based Awards to the extent not inconsistent with Section 162(m) of the Code.

(C) Payments earned in respect of any Cash-Based Award may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate.

7. GENERAL PROVISIONS.

(a) Nontransferability, Deferrals and Settlements. Unless otherwise determined by the Committee or provided in an Award Term or set forth below, but in accordance with the Code and any applicable laws, Awards will not be transferable by a Grantee except by will or the laws of descent and distribution and will be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative. Any attempted assignment or transfer of an Award will be null and void and without effect, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, divorce, trustee process or similar process, whether legal or equitable, upon such Award. The Committee may permit Grantees to elect to defer the issuance of shares of Stock or the settlement of Awards in cash under such rules and procedures as established under the Plan to the extent that such deferral complies with Section 409A of the Code and any regulations or guidance promulgated thereunder. Notwithstanding the foregoing but subject to applicable law, the Committee in its sole discretion may grant transferable NQSOs that, upon becoming fully vested and exercisable, may be transferred to a third-party pursuant to an auction process approved or established up by the Company.

(b) Leave of Absence; Reduction in Service Level. The Committee may determine, in its discretion (i) whether, and the extent to which, an Award will vest during a leave of absence, (ii) whether, and the extent to which, a reduction in service level (for example, from full-time to part-time employment), will cause a reduction, or other change, in an Award, and (iii) whether a leave of absence or reduction in service will be deemed a termination of employment or service for the purpose of the Plan and the Award Terms. The Committee will also determine all other matters relating to whether the employment or service of a recipient of an Award is continuous for purposes of the Plan and the Award Terms.

(c) No Right to Continued Employment, etc. Nothing in the Plan or in any Award granted or any Award Terms, promissory note or other agreement entered into pursuant hereto confers upon any Grantee the right to continue in the employ or service of the Company, any Subsidiary or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or the applicable Award Terms or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Grantee’s employment or service.

(d) Cancellation and Rescission of Awards. The following provisions of this Section 7(d) applies to Awards granted to (i) Grantees who are classified by the Company or a Subsidiary as an executive officer, senior officer, or officer (collectively, “Officers”) of the Company or a Subsidiary, (ii) Grantees who are non-employee directors of the Company, and (iii) certain other Grantees designated by the Committee or the Board to be subject to the terms of this Section 7(d) (such designated Grantees together with Officers and non-employee directors are referred to collectively as “Senior Grantees”). The Committee or the Board, in its sole discretion, may cancel, rescind, forfeit, suspend or otherwise limit or restrict any unexpired Award at any time if the Senior Grantee engages in “Detrimental Activity” (as defined below). Furthermore, in the event a Senior Grantee engages in Detrimental Activity at any time prior to or during the six months after any exercise of an Award, lapse of a restriction under an Award or delivery of Common Stock pursuant to an Award, such exercise, lapse or delivery may be rescinded until the later of (i) two years after such exercise, lapse or delivery or (ii) two years after such Detrimental Activity. Upon such rescission, the Company at its sole option may require the Senior Grantee to (i) deliver and transfer to the Company the shares of Stock received by the Senior Grantee upon such exercise, lapse or delivery, (ii) pay to the Company an amount equal to any realized gain received by the Senior Grantee from such exercise, lapse or delivery, (iii) pay to the Company an amount equal to the market price (as of the exercise, lapse or delivery date) of the Stock acquired upon such exercise, lapse or delivery minus the respective price paid upon exercise, lapse or delivery, if applicable or (iv) pay the Company an amount equal to any cash awarded with respect to an Award. The Company will be entitled to set-off any such amount owed to the Company against any amount owed to the Senior Grantee by the Company. Further, if the Company commences an action against such Senior Grantee (by way of claim or counterclaim and including declaratory claims), in which it is preliminarily or finally determined that such Senior Grantee engaged in Detrimental Activity or otherwise violated this Section 7(d), the Senior Grantee must reimburse the Company for all costs and fees incurred in such action, including but not limited to, the Company’s reasonable attorneys’ fees. As used in this Section 7(d), “Detrimental Activity” includes: (i) the failure to comply with the terms of the Plan or Award Terms; (ii) the failure to comply with any term set forth in the Company’s Key Employee Agreement (irrespective of whether the Senior Grantee is a party to the Key Employee Agreement); (iii) any activity that results in termination of the Senior Grantee’s employment for Cause; (iv) a violation of any rule, policy, procedure or guideline of the Company; or (v) the Senior Grantee being convicted of, or entering a guilty plea with respect to a crime whether or not connected with the Company.

(e) Taxes. The Company, any Subsidiary and any Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority includes authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations; provided, however, that the amount of tax withholding to be satisfied by withholding Stock will be limited to the minimum amount of taxes, including employment taxes, required to be withheld under applicable federal, state and local law.

(f) Stockholder Approval; Amendment and Termination. The Plan takes effect on the Adoption Date, subject to the requisite approval of a majority of the stockholders of the Company, which approval must occur within twelve (12) months of the date that the Plan is adopted by the Board. If such approval has not been obtained within the twelve (12) month period, all Awards previously granted, exercised or purchased under the Plan will be rescinded, canceled and become null and void. The Board may amend, alter or discontinue the Plan and outstanding Awards thereunder, but no amendment, alteration, or discontinuation may be made that would impair the rights of a Grantee under any Award theretofore granted without such Grantee’s consent, or that without the approval of the stockholders (as described below) would, except in the case of an adjustment as provided in Section 5, increase the total number of shares of Stock reserved for the purpose of the Plan. In addition, stockholder approval will be required with respect to any amendment with respect to which shareholder approval is required under the Code, the rules of any stock exchange on which Stock is then listed or any other applicable law. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan will terminate on the tenth anniversary of (i) its Adoption Date or (ii) the date the Plan is approved by a majority of the stockholders of the Company, whichever is earlier. No Awards may be granted under the Plan after such termination date.

(g) No Rights to Awards; No Stockholder Rights. No Grantee haves any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. No Grantee has any right to payment or settlement under any Award unless and until the Committee or its designee determines that payment or settlement is to be made. Except as provided specifically herein, a Grantee or a transferee of an Award has no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of such shares.

(h) Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award will gives any such Grantee any rights that are greater than those of a general creditor of the Company.

(i) No Fractional Shares. No fractional shares of Stock will be issued or delivered pursuant to the Plan or any Award. The Committee will determine whether cash, other Awards, or other property will be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto will be forfeited or otherwise eliminated.

(j) Regulations and Other Approvals.

(i) The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan is subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii) Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award may be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii) In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Stock will be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

(k) Section 409A. This Plan is intended to comply and will be administered in a manner that is intended to comply with Section 409A of the Code and will be construed and interpreted in accordance with such intent. To the extent that an Award, issuance or payment is subject to Section 409A of the Code, it will be awarded or issued or paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Any provision of this Plan that would cause an Award, issuance or payment to fail to satisfy Section 409A of the Code will have no force and effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by applicable law).

(l) Governing Law. The Plan and all determinations made and actions taken pursuant hereto is governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof. Notwithstanding anything to the contrary herein, the Committee, in order to conform with provisions of local laws and regulations in foreign countries in which the Company or its Subsidiaries operate, has sole discretion to (i) modify the terms and conditions of Awards made to Grantees employed outside the United States, (ii) establish sub-plans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances presented by local laws and regulations, and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any sub-plan established hereunder.

(m) Merger or Consolidation. Subject to any required action by the stockholders, if the Company is the surviving corporation in any merger or consolidation (other than a merger or consolidation in which the Company survives but in which a majority of its outstanding shares are converted into securities of another corporation or are exchanged for other consideration), any Award granted hereunder will pertain and apply to the securities which a holder of the number of shares of stock of the Company then subject to the Award is entitled to receive, but a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation or in which a majority of its outstanding shares are so converted or exchanged will cause every Award hereunder to terminate; provided that if any such dissolution, liquidation, merger or consolidation is contemplated, the Company must either (a) arrange for any corporation succeeding to the business and assets of the Company to issue to the Participants replacement Awards (which, in the case of Incentive Stock Options, satisfy, in the determination of the Committee, the requirements of Section 424 of the

Code) on such corporation’s stock which will to the extent possible preserve the value of the outstanding Awards or (b) contingent upon consummation of such transaction, make the outstanding Awards fully exercisable or cause all of the applicable restrictions to which outstanding Stock Awards are subject to lapse, in each case, on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Committee, following the exercise of the Award or the issuance of shares of Common Stock, as the case may be, to participate as a stockholder in any such dissolution, liquidation, merger or consolidation and the Award will terminate immediately following consummation of any such transaction. The existence of the Plan will not prevent any such change or other transaction, and no Participant hereunder has any right except as herein expressly set forth. Notwithstanding the foregoing provisions of this Section 7(m), Awards subject to and intended to satisfy the requirements of Section 409A of the Code will be construed and administered consistent with such intent.

Appendix B

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Year Ended December 31, 2012

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition Related Items	Capitalized Software Development Costs(1)	Tax Adjustment(2)	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$237,027	(2,072)	(60)	(71,605)	—	(70,608)	—	$92,682
Cost of services revenues	$484,296	(28,220)	(1,040)	(4,392)	—	—	—	$450,644
Research and development	$999,214	(210,377)	(6,327)	(3,718)	—	—	—	$778,792
Sales and marketing	$1,644,849	(149,879)	(4,847)	(12,243)	—	—	—	$1,477,880
General and administrative	$367,718	(48,107)	(1,622)	—	(3,896)	—	—	$314,093
Operating income	$871,943	438,655	13,896	91,958	3,896	70,608	—	$1,490,956
Operating margin	18.9%	9.5%	0.3%	2.0%	0.2%	1.5%	—	32.4%
Income before income taxes	$893,114	438,655	13,896	91,958	3,896	70,608	—	$1,512,127
Income tax provision	$147,412						129,126	$276,538
Tax rate	16.5%							18.3%
Net income	$745,702	438,655	13,896	91,958	3,896	70,608	(129,126)	$1,235,589
Net income per weighted-average share, basic for Class A and Class B(3)	$1.75	$1.03	$0.03	$0.22	$0.01	$0.17	$(0.31)	$2.90
Net income per weighted-average share, diluted for Class A and Class B(4)	$1.72	$1.01	$0.03	$0.21	$0.01	$0.16	$(0.29)	$2.85

(1)	For the year ended December 31, 2012, no costs were capitalized for the development of software products. Amortization expense from previously capitalized amounts was $70.6 million.
(2)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(3)	Calculated based upon 426,658 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 433,974 diluted weighted-average shares for Class A and Class B.

B-1

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Year Ended December 31, 2011

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition Related Items	Capitalized Software Development Costs(1)	Stock-Based Compensation Included in Capitalized Software Development	Gain on sale of Terremark(2)	Tax Adjustment(3)	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$207,398	(1,606)	(120)	(46,074)	—	(84,741)	—	—	—	$74,857
Cost of services revenues	$414,589	(23,389)	(1,368)	(4,967)	—	—	—	—	—	$384,865
Research and development	$775,051	(174,264)	(9,724)	(3,187)	—	86,426	(12,428)	—	—	$661,874
Sales and marketing	$1,334,346	(95,688)	(5,577)	(10,213)	—	—	—	—	—	$1,222,868
General and administrative	$300,541	(40,206)	(1,580)	(145)	(2,423)	—	—	—	—	$256,187
Operating income	$735,171	335,153	18,369	64,586	2,423	(1,685)	12,428	—	—	$1,166,445
Operating margin	19.5%	8.9%	0.5%	1.7%	0.1%	—	0.3%	—	—	31.0%
Other income (expense), net	$46,991							(56,000)		$(9,009)
Income before income taxes	$794,413	335,153	18,369	64,586	2,423	(1,685)	12,428	(56,000)	—	$1,169,687
Income tax provision	$70,477								163,459	$233,936
Tax rate	8.9%									20.0%
Net income	$723,936	335,153	18,369	64,586	2,423	(1,685)	12,428	(56,000)	(163,459)	$935,751
Net income per weighted-average share, basic for Class A and Class B(4)	$1.72	$0.80	$0.04	$0.15	$0.01	$(0.01)	$0.03	$(0.13)	$(0.39)	$2.22
Net income per weighted-average share, diluted for Class A and Class B(5)	$1.68	$0.78	$0.04	$0.15	$0.01	$(0.01)	$0.03	$(0.13)	$(0.38)	$2.17

(1)	For the year ended December 31, 2011, we capitalized $86.4 million (including $12.4 million of stock-based compensation) of costs incurred for the development of software products. Amortization expense from capitalized amounts was $84.7 million.
(2)	VMware realized a gain of $56.0 million on the sale of its investment in Terremark Worldwide, Inc.
(3)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be re-calculated during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, tax audit closures, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(4)	Calculated based upon 421,188 basic weighted-average shares for Class A and Class B.
(5)	Calculated based upon 431,750 diluted weighted-average shares for Class A and Class B.

B-2

Appendix C

Approved by the Board of Directors of VMware, Inc., March 6, 2013; recommended for VMware stockholder approval at May 29, 2013 Annual Meeting

VMWARE, INC.

2007 EMPLOYEE STOCK PURCHASE PLAN

Section 1. Purpose of Plan

The VMware, Inc. 2007 Employee Stock Purchase Plan (the “Plan”) is intended to provide a method by which eligible employees of VMware, Inc. (“VMware”) and its subsidiaries (collectively, the “Company”) may use voluntary, systematic payroll deductions or other contributions (as described in Section 5 below) to purchase VMware’s class A common stock, $.01 par value, (“stock”) and thereby acquire an interest in the future of VMware. For purposes of the Plan, a subsidiary is any corporation in which VMware owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock unless the Board of Directors of VMware (the “Board of Directors”) determines that employees of a particular subsidiary shall not be eligible.

The Plan is intended qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Notwithstanding the foregoing, the Board of Directors may establish comparable offerings under the Plan that are not intended to qualify under Code Section 423. Such offerings will be designated as being made under the non-423 component of this Plan.

For purposes of this Plan, if the Board of Directors so determines, the employees of VMware and/or of any designated subsidiary will be deemed to participate in a separate offering under the 423 component of the Plan, even if the dates of the applicable offering period of each such offering are identical, provided that the terms of participation are the same within each separate offering as determined under Code Section 423.

Section 2. Options to Purchase Stock

Under the Plan, no more than 14,300,000 shares of stock are available for purchase (subject to adjustment as provided in Section 16) pursuant to the exercise of options (“options”) granted under the Plan to employees of the Company (“employees”). All of the shares of stock are available for purchase under the Plan may be used for offerings under the 423 component of the Plan. The stock to be delivered upon exercise of options under the Plan may be either shares of VMware’s authorized but unissued stock, or shares of reacquired stock, as the Board of Directors shall determine.

Section 3. Eligible Employees

Except as otherwise provided in Section 20, each employee who has completed three months or more of continuous service in the employ of the Company, or any lesser number of months established by the Committee (if required under local law), shall be eligible to participate in the Plan provided such inclusion is consistent with requirements under Code Section 423 or offered under the non-423 component. Notwithstanding any other provision herein, individuals who are not contemporaneously classified as employees of VMware or an eligible subsidiary for purposes of VMware’s or the applicable eligible subsidiary’s payroll system are not considered to be eligible employees and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as employees of VMware or an eligible subsidiary for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation. Notwithstanding the foregoing, the exclusive means for individuals who are not contemporaneously classified as employees of VMware or an eligible subsidiary on the applicable payroll system to become eligible to participate in this Plan is through an amendment to this Plan, duly executed by VMware, which specifically renders such individuals eligible to participate herein.

Section 4. Method of Participation

Option periods of any duration up to 27 months in length shall be determined by the Committee. In the event no period is designated by the Committee, the option periods shall have a duration of six months commencing on the first day following termination of the prior period. For example, if an option period ends on July 31, the following option period would be August 1 through January 31 unless the Committee determines otherwise prior to commencement of such following option period. Each person who will be an eligible employee on the first day of any option period may elect to participate in the Plan by executing and delivering, at least one business day prior to such day, a payroll deduction authorization and/or other required enrollment agreement(s)/form(s) in accordance with Section 5. Such employee shall thereby become a participant (“participant”) on the first day of such option period and shall remain a participant until his or her participation is terminated as provided in the Plan. VMware may permit participants to elect or indicate whether an enrollment election, once made, will apply to subsequent option periods without being required to submit a new enrollment form. If an employee makes an enrollment election that does not apply to subsequent option periods, the employee will be deemed to have terminated his or her participation with respect to subsequent option periods unless and until the employee submits a new enrollment form in accordance with the Plan.

Section 5. Contributions

A participant may elect to make contributions under the Plan at a rate of not less than 2% nor more than 15% from the participant’s compensation (subject to a maximum of $7,500 per six-month option period and pro-rated for longer or shorter periods, at the Committee’s discretion), by means of substantially equal payroll deductions over the option period; provided, however, where applicable local laws prohibit payroll deductions for the purpose of participation in the Plan, the Committee may permit all participants in a specified separate offering under the 423 component or an offering under the non-423 component of the Plan to contribute amounts to the Plan through payment by cash, check or other means set forth in the enrollment form. For option periods beginning after October 1, 2008, any amount remaining in a participant’s contribution account at the end of an option period representing a fractional share that is rolled over to the contribution account for the next option period pursuant to Section 8 below (a “rollover”) may be used to purchase additional stock; provided that the maximum dollar amount per option period shall be reduced by the amount of any rollover. For purposes of the Plan, “compensation” shall mean all cash compensation paid to the participant by the Company.

A participant may only elect to change his or her contribution rate by written notice delivered to VMware (or its designated agent) at least one business day prior to the first day of the option period as to which the change is to be effective. Following delivery to VMware (or its designated agent) of any enrollment form or any election to change the withholding rate of a payroll deduction authorization, appropriate payroll deductions or changes thereto shall commence as soon as reasonably practicable. All amounts withheld in accordance with a participant’s payroll deduction authorization or contributed by other permitted means (if any) shall be credited to a contribution account for such participant.

Section 6. Grant of Options

Each person who is a participant on the first day of an option period shall, as of such day, be granted an option for such period. Such option shall be for the number of shares of stock to be determined by dividing (a) the balance in the participant’s contribution account on the last day of the option period by (b) the purchase price per share of the stock determined under Section 7, and eliminating any fractional share from the quotient. In the event that the number of shares then available under the Plan is otherwise insufficient, VMware shall reduce on a substantially proportionate basis the number of shares of stock receivable by each participant upon exercise of his or her option for an option period and shall return the balance in a participant’s contribution account to such participant. In no event shall the number of shares of stock that a participant may purchase during any one six-month option period under the Plan exceed 750 shares of stock, and pro-rated for longer or shorter periods, at the Committee’s discretion.

Section 7. Purchase Price

The purchase price of stock issued pursuant to the exercise of an option shall be 85% of the fair market value of the stock at (a) the time of grant of the option or (b) the time at which the option is deemed exercised, whichever is less. “Fair market value” shall mean the closing sales price per share of the stock on the principal securities exchange on which the stock is traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported; if the stock is not listed for trading on a national securities exchange, the fair market value of the stock shall be determined in good faith by the Board of Directors.

Section 8. Exercise of Options

If an employee is a participant in the Plan on the last business day of an option period, he or she shall be deemed to have exercised the option granted to him or her for that period. Upon such exercise, VMware shall apply the balance of the participant’s contribution account to the purchase of the number of whole shares of stock determined under Section 6, and as soon as practicable thereafter shall issue and deliver certificates for said shares to the participant (or have the shares deposited in a brokerage account for the benefit of the participant). No fractional shares shall be issued hereunder. Any balance accumulated in the participant’s contribution account that is not sufficient to purchase a full share shall be retained in such account for any remaining or subsequent option period, subject to early withdrawal by the participant as provided in Section 10. Any other monies remaining in the participant’s contribution account under the Plan after the date of exercise shall be returned to the participant or his or her beneficiary (as applicable) in cash without interest (unless otherwise required by local law).

Notwithstanding anything herein to the contrary, VMware shall not be obligated to deliver any shares unless and until, in the opinion of VMware’s counsel, all requirements of applicable federal, state and foreign laws and regulations (including any requirements as to legends) have been complied with, nor, if the outstanding stock is at the time listed on any securities exchange, unless and until the shares to be delivered have been listed (or authorized to be added to the list upon official notice of issuance) upon such exchange, nor unless or until all other legal matters in connection with the issuance and delivery of shares have been approved by VMware’s counsel.

Section 9. Interest

No interest will be payable on contribution accounts, except as may be required by applicable law, as determined by the Committee.

Section 10. Cancellation and Withdrawal

A participant who holds an option under the Plan may cancel all (but not less than all) of his or her option by written notice delivered to the Company, in such form as the Committee may prescribe, provided that VMware (or its designated agent) must receive such notice at least 15 days before the last day of the option period (the “Withdrawal Deadline”). Any participant who delivers such written notice shall be deemed to have canceled his or her option, terminated any applicable payroll deduction authorization with respect to the Plan and terminated his or her participation in the Plan, in each case, as of the date of such written notice. In the event that the date of the Withdrawal Deadline with respect to the applicable option period, shall be a Saturday, Sunday or day on which banks in the State of Delaware are required to close, a participant may cancel his or her option by written notice given on or prior to the last business day immediately preceding such date. Following delivery of any such notice, any balance in the participant’s contribution account will be returned to such participant as soon as reasonably practicable. Any participant who has delivered such notice may elect to participate in the Plan in any future option period in accordance with the provisions of Section 4.

Section 11. Termination of Employment

Except as otherwise provided in Section 12, upon the termination of a participant’s employment with the Company for any reason whatsoever, he or she shall cease to be a participant, and any option held by him or her under the Plan shall be deemed cancelled, the balance of his or her contribution account shall be returned to him or her, and he or she shall have no further rights under the Plan. For purposes of this Section 11, a participant’s employment will not be considered terminated in the case of a transfer to the employment of a subsidiary or to the employment of the Company. However, in the event of a transfer of employment, VMware may transfer participant’s participation to a separate offering or non-423 component offering, if advisable or necessary, considering applicable local law and Code Section 423 requirements. For purposes of the Plan, an individual’s employment relationship is still considered to be continuing intact while such individual is on sick leave, or other leave of absence approved for purposes of this Plan by the Company; provided however, that if such period of leave of absence exceeds ninety (90) days, and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave.

Section 12. Death of Participant

In the event a participant holds any option hereunder at the time his or her employment with the Company is terminated by his or her death, whenever occurring, then his or her legal representative, may, by a writing delivered to VMware on or before the date such option is exercisable, elect either (a) to cancel any such option and receive in cash the balance in his or her contribution account, or (b) to have the balance in his or her contribution account applied as of the last day of the option period to the exercise of his or her option pursuant to Section 8, and have the balance, if any, in such account in excess of the total purchase price of the whole shares so issued returned in cash. In the event his or her legal representative does not file a written election as provided above, any outstanding option shall be treated as if an election had been filed pursuant to subparagraph 12(a) above.

Section 13. Participant’s Rights Not Transferable, etc.

All participants granted options under a specified offering under the 423 component of the Plan shall have the same rights and privileges. Each participant’s rights and privileges under any option granted under the Plan shall be exercisable during his or her lifetime only by him or her, and shall not be sold, pledged, assigned, or otherwise transferred in any manner whatsoever except by will or the laws of descent and distribution. In the event any participant violates the terms of this Section, any options held by him or her may be terminated by VMware and, upon return to the participant of the balance of his or her contribution account, all his or her rights under the Plan shall terminate.

Section 14. Employment Rights

Neither the adoption of the Plan nor any of the provisions of the Plan shall confer upon any participant any right to continued employment with the Company or a subsidiary or affect in any way the right of the participant’s employer to terminate the employment of such participant at any time.

Section 15. Rights as a Shareholder/Use of Funds

A participant shall have the rights of a shareholder only as to stock actually acquired by him or her under the Plan.

All contributions received under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such funds, but may do so if required under applicable local law.

Section 16. Change in Capitalization

In the event of a stock dividend, stock split or combination of shares, recapitalization, merger in which VMware is the surviving corporation or other change in VMware’s capital stock, the number and kind of shares of stock or securities of VMware to be subject to the Plan and to options then outstanding or to be granted hereunder, the maximum number of shares or securities which may be delivered under the Plan, the option price and other relevant provisions shall be appropriately adjusted by the Board of Directors, whose determination shall be binding on all persons. In the event of a consolidation or merger in which VMware is not the surviving corporation or in the event of the sale or transfer of substantially all VMware’s assets (other than by the grant of a mortgage or security interest), all outstanding options shall thereupon terminate, provided that prior to the effective date of any such merger, consolidation or sale of assets, the Board of Directors shall either (a) return the balance in all contribution accounts and cancel all outstanding options, or (b) accelerate the exercise date provided for in Section 8, or (c) if there is a surviving or acquiring corporation, arrange to have that corporation or an affiliate of that corporation grant to the participants replacement options having equivalent terms and conditions as determined by the Board of Directors.

In the event of a corporate restructuring, VMware may transfer or terminate participant’s participation to a separate offering or non-423 component offering, if advisable or necessary, considering applicable local law and Code Section 423 requirements.

Section 17. Administration of Plan

The Plan will be administered by the Board of Directors. The Board of Directors will have authority, not inconsistent with the express provisions of the Plan, to take all action necessary or appropriate hereunder, to interpret its provisions, and to decide all questions which may arise in connection therewith. Except with respect to officers of VMware who are subject to the reporting requirements of Section 16 of the Securities Act of 1934, management of VMware is also authorized to resolve participant disputes under the Plan, consistent with the terms of the Plan and any agreements thereunder and any interpretations or guidance issued under the Plan by the Board of Directors or the Committee.

The Board may, in its discretion, delegate its powers with respect to the Plan to an Employee Benefit Plan Committee or any other committee at VMware (the “Committee”), in which event all references to the Board of Directors hereunder, including without limitation the references in Section 17, shall be deemed to refer to the Committee. A majority of the members of any such Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by all of the Committee members.

Determinations of the Board of Directors, the Committee or where appropriate, management of the Company, shall be conclusive and shall bind all parties.

Section 18. Amendment and Termination of Plan

The Board of Directors may at any time or times amend the Plan or amend any outstanding option or options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, provided that (except to the extent explicitly required or permitted herein) no such amendment will, without the approval of the shareholders of the Company, (a) increase the maximum number of shares available under the Plan, (b) reduce the option price of outstanding options or reduce the price at which options may be granted, (c) change the conditions for eligibility under the Plan, or (d) amend the provisions of this Section 18 of the Plan, and no such amendment will adversely affect the rights of any participant (without his or her consent) under any option theretofore granted.

The Plan may be terminated at any time by the Board of Directors, but no such termination shall adversely affect the rights and privileges of holders of the outstanding options.

Section 19. Approval of Shareholders

The Plan shall be subject to the approval of the shareholders of the Company, which approval shall be secured within twelve months after the date the Plan is adopted by the Board of Directors. Notwithstanding any other provisions of the Plan, no option shall be exercised prior to the date of such approval.

Section 20. Limitations

Notwithstanding any other provision of the Plan:

(a) An employee shall not be eligible to receive an option pursuant to the Plan if, immediately after the grant of such option to him or her, he or she would (in accordance with the provisions of Sections 423 and 424(d) of the Code own or be deemed to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the employer corporation or of its parent or subsidiary corporation, as defined in Section 424 of the Code.

(b) No employee shall be granted an option under this Plan that would permit his or her rights to purchase shares of stock under all employee stock purchase plans (as defined in Section 423 of the Code) of VMware or any subsidiary or parent corporation to accrue at a rate which exceeds $25,000 in fair market value of such stock (determined at the time the option is granted) for each calendar year during which any such option granted to such employee is outstanding at any time, as provided in Section 423 of the Code.

(c) No employee shall be granted an option under this Plan that would permit him or her to withhold more than $7,500 in each six-month option period, and pro-rated for longer or shorter periods, at the Committee’s discretion, or $15,000 per calendar year, less the amount of any rollover.

(d) No employee whose customary employment is 20 hours or less per week shall be eligible to participate in the Plan, unless otherwise required under applicable law. If participation in the Plan is offered to employees whose customary employment is 20 hours or less, the offering will be made under a separate offering under the 423 component or under the non-423 component of the Plan.

(e) No independent contractor shall be eligible to participate in the Plan.

Section 21. Jurisdiction and Governing Law.

The Company and each participant in the Plan submit to the exclusive jurisdiction and venue of the U.S. federal or state courts of Delaware to resolve issues that may arise out of or relate to the Plan or the same subject matter. The Plan shall be governed by the laws of Delaware, excluding its conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

Section 22: Compliance with Foreign Laws and Regulations.

Notwithstanding anything to the contrary herein, the Board, in order to conform with provisions of local laws and regulations in foreign countries in which the Company or its subsidiaries operate, shall have sole discretion to (i) adversely modify the terms and conditions of options granted to participants employed outside the United States to the extent consistent with the U.S. Treasury regulations under Code Section 423; (ii) establish comparable offerings that are not intended to qualify under Code Section 423 with the shares to be taken from the allotment available under this Plan and with modified enrollment or exercise procedures and/or establish such other modifications as may be necessary or advisable under the circumstances presented by local laws and regulations; and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any sub-plan established hereunder.

vmware®

VMWARE, INC.

3401 Hillview Ave

Palo Alto, CA 94304

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following proposal (s): For Against Abstain

2. To approve, on an advisory basis, the compensation of VMware named executive officers as described in VMware’s Proxy Statement.

3. To ratify the selection by the Audit Committee of VMware’s Board of Directors of PricewaterhouseCoopers LLP as VMware’s independent auditors for the fiscal year ending December 31, 2013.

4 To approve the Amended and Restated 2007 Equity and Incentive Plan

5 To approve an amendment to the 2007 Employee Stock Purchase Plan

NOTE: The proposals to be voted on may also include such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

ANNUAL MEETING OF STOCKHOLDERS, MAY 29, 2013

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Jonathan Chadwick, VMware’s Chief Financial Officer and Executive Vice President, and S. Dawn Smith, VMware’s Senior Vice President, General Counsel, Chief Compliance Officer and Secretary, and each of them, proxies with full power of substitution to each, to represent and to vote at the Annual Meeting of Stockholders of VMware Inc., a Delaware corporation, to be held on May 29, 2013, at 9:00 a.m., local time, at VMware’s offices at 3401 Hillview Ave, Palo Alto, California 94304 and at any adjournments thereof, all the shares of Class A common stock, par value $.01 per share, of VMware that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as such proxies or their substitutes may determine on any other matters that may properly come before the meeting.

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED “FOR” NAMED EXECUTIVE OFFICER COMPENSATION AS DESCRIBED IN VMWARE’S PROXY STATEMENT (PROPOSAL 2), “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS VMWARE’S INDEPENDENT AUDITORS FOR 2013 (PROPOSAL 3), “FOR” THE AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN AS DESCRIBED IN VMWARE’S PROXY STATEMENT (PROPOSAL 4) AND “FOR” THE AMENDMENT TO THE 2007 EMPLOYEE STOCK PURCHASE PLAN (PROPOSAL 5). IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

PLEASE MARK, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Continued on reverse side

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